Exhibit 99.1


==============================================================================



                              CREDIT AGREEMENT

                                   among

                            GLEASON CORPORATION,

                             THE GLEASON WORKS,

                      GLEASON GERMANY (HOLDINGS) GmbH,

                     GLEASON WORKS (HOLDINGS) LIMITED,

                GLEASON INTERNATIONAL MARKETING CORPORATION,

                               VARIOUS BANKS,

                           BANKERS TRUST COMPANY,
                          as ADMINISTRATIVE AGENT,
                       LEAD ARRANGER AND BOOK MANAGER

                                    and

                          THE BANK OF NOVA SCOTIA,
                            as SYNDICATION AGENT
                -------------------------------------------

                       Dated as of February 17, 2000
                -------------------------------------------

                                $250,000,000


==============================================================================

                       DEUTSHE BANK LUXEMBORG S.A.,
                   AS AN ADDITIONAL ADMINISTRATIVE AGENT



                             TABLE OF CONTENTS

                                                                                          Page


SECTION  1.    Amount and Terms of Credit....................................................1
        1.01   The Commitments...............................................................1
        1.02   Minimum Amount of Each Borrowing..............................................7
        1.03   Notice of Borrowing...........................................................7
        1.04   Disbursement of Funds.........................................................8
        1.05   Notes.........................................................................9
        1.06   Conversions..................................................................12
        1.07   Pro Rata Borrowings..........................................................13
        1.08   Interest.....................................................................13
        1.09   Interest Periods.............................................................14
        1.10   Increased Costs, Illegality, etc.............................................15
        1.11   Compensation.................................................................19
        1.12   Lending Offices; Changes Thereto.............................................19
        1.13   Replacement of Banks.........................................................20
        1.14   Limitations on Additional Amounts, etc.......................................21
        1.15   Covenant to Pay..............................................................21

SECTION  2.    Letters of Credit and Bank Guarantees........................................21
        2.01   Letters of Credit and Bank Guarantees........................................21
        2.02   Letter of Credit Requests; Notices of Issuance...............................23
        2.03   Letter of Credit Participations..............................................24
        2.04   Agreement to Repay Letter of Credit Drawings.................................27
        2.05   Increased Costs..............................................................28
        2.06   Minimum Stated Amount........................................................29

SECTION  3.    Commitment Commission; Fees; Reductions of Commitment........................29
        3.01   Fees.........................................................................29
        3.02   Voluntary Termination of Total Unutilized Revolving Loan Commitment..........31
        3.03   Mandatory Reduction of Commitments...........................................31

SECTION  4.    Prepayments; Payments; Taxes.................................................32
        4.01   Voluntary Prepayments........................................................32
        4.02   Mandatory Repayments.........................................................33
        4.03   Method and Place of Payment..................................................42
        4.04   Net Payments; Taxes..........................................................43

SECTION  5.    Conditions Precedent.........................................................46
        5.01   Execution of Agreement; Notes................................................46
        5.02   No Default; Representations and Warranties...................................46
        5.03   Officer's Certificate........................................................46
        5.04   Opinions of Counsel..........................................................46
        5.05   Corporate Documents; Proceedings.............................................47
        5.06   Shareholders' Agreements; Management Agreements; Employment
               Agreements; and Affiliate Contracts..........................................47
        5.07   Consummation of the Transaction..............................................48
        5.08   Pledge Agreements............................................................50
        5.09   Security Agreement...........................................................50
        5.10   Subsidiary Guaranty..........................................................51
        5.11   Material Adverse Change, etc.................................................51
        5.12   Litigation...................................................................51
        5.13   Fees, etc....................................................................51
        5.14   Insurance....................................................................52
        5.15   Approvals....................................................................52
        5.16   Financial Statements; Projections; Management Letter Reports.................52
        5.17   Solvency Certificate.........................................................53
        5.18   Mortgages; Title Insurance; Surveys; etc.....................................53

SECTION  6.    Representations and Warranties...............................................54
        6.01   Status.......................................................................54
        6.02   Power and Authority..........................................................54
        6.03   No Violation.................................................................55
        6.04   Governmental Approvals.......................................................55
        6.05   Financial Statements; Financial Condition; Undisclosed Liabilities...........55
        6.06   Litigation...................................................................56
        6.07   True and Complete Disclosure.................................................56
        6.08   Use of Proceeds; Margin Regulations..........................................57
        6.09   Tax Returns and Payments.....................................................58
        6.10   ERISA........................................................................58
        6.11   The Security Documents.......................................................60
        6.12   Properties...................................................................60
        6.13   Capitalization...............................................................61
        6.14   Subsidiaries.................................................................61
        6.15   Compliance with Statutes, etc................................................61
        6.16   Investment Company Act.......................................................61
        6.17   Public Utility Holding Company Act...........................................61
        6.18   Environmental Matters........................................................61
        6.19   Labor Relations..............................................................62
        6.20   Intellectual Property........................................................62
        6.21   Indebtedness.................................................................62
        6.22   Transaction..................................................................63
        6.23   Representations and Warranties in Documents..................................63
        6.24   Special Purpose Corporation..................................................63
        6.25   Insurance....................................................................63
        6.26   Year 2000....................................................................63

SECTION  7.    Affirmative Covenants........................................................63
        7.01   Information Covenants........................................................63
        7.02   Books, Records and Inspections...............................................66
        7.03   Maintenance of Property; Insurance...........................................67
        7.04   Franchises, etc..............................................................67
        7.05   Compliance with Statutes, etc................................................68
        7.06   Compliance with Environmental Laws...........................................68
        7.07   ERISA........................................................................69
        7.08   End of Fiscal Years; Fiscal Quarters.........................................70
        7.09   Performance of Obligations...................................................71
        7.10   Payment of Taxes.............................................................71
        7.11   Additional Mortgages; Further Assurances.....................................71
        7.12   Foreign Subsidiaries Security................................................72
        7.13   Ownership of Subsidiaries....................................................73
        7.14   Permitted Acquisitions.......................................................73
        7.15   Interest Rate Protection.....................................................74
        7.16   Consummation of the Merger...................................................74

SECTION  8.    Negative Covenants...........................................................74
        8.01   Liens........................................................................74
        8.02   Consolidation, Merger, Sale of Assets, etc...................................77
        8.03   Dividends....................................................................78
        8.04   Indebtedness.................................................................80
        8.05   Advances, Investments, Loans, Purchase of Assets.............................81
        8.06   Transactions with Affiliates.................................................83
        8.07   Maximum Capital Expenditures.................................................84
        8.08   Leverage Ratio...............................................................85
        8.09   Interest Coverage Ratio......................................................86
        8.10   Modifications of Certain Indebtedness; Modifications of
               Certificate of Incorporation, By-Laws and Certain Agreements; etc............86
        8.11   Limitation on Certain Restrictions on Subsidiaries...........................87
        8.12   Limitation on Issuance of Equity.............................................87
        8.13   Business.....................................................................88
        8.14   Limitation on the Creation of Subsidiaries...................................88

SECTION 9.     Events of Default
        9.01   Payments.....................................................................89
        9.02   Representations, etc.........................................................89
        9.03   Covenants....................................................................89
        9.04   Default Under Other Agreements...............................................89
        9.05   Bankruptcy, etc..............................................................90
        9.06   ERISA........................................................................90
        9.07   Security Documents...........................................................91
        9.08   Guaranties...................................................................91
        9.09   Judgments....................................................................92
        9.10   Change of Control............................................................92

SECTION  10.   Definitions and Accounting Terms.............................................92
        10.01  Defined Terms................................................................92

SECTION  11.   The Administrative Agent....................................................131
        11.01  Appointment.................................................................131
        11.02  Nature of Duties............................................................131
        11.03  Lack of Reliance on the Administrative Agent................................132
        11.04  Certain Rights of the Administrative Agent..................................132
        11.05  Reliance....................................................................132
        11.06  Indemnification.............................................................132
        11.07  The Administrative Agent in its Individual Capacity.........................133
        11.08  Holders.....................................................................133
        11.09  Resignation by the Administrative Agent.....................................133
        11.10  Documentation Agent; Syndication Agent......................................134

SECTION  12.   Holdings Guaranty...........................................................134
        12.01  The Guaranty................................................................134
        12.02  Bankruptcy..................................................................135
        12.03  Nature of Liability.........................................................135
        12.04  Guaranty Absolute...........................................................135
        12.05  Independent Obligation......................................................135
        12.06  Authorization...............................................................135
        12.07  Reliance....................................................................136
        12.08  Subordination...............................................................136
        12.09  Waivers.....................................................................137
        12.10  Guaranty Continuing.........................................................137
        12.11  Binding Nature of Guaranties................................................138
        12.12  Judgments Binding...........................................................138

SECTION  13.   GWR Guaranty................................................................138
        13.01  The Guaranty................................................................138
        13.02  Bankruptcy..................................................................139
        13.03  Nature of Liability.........................................................139
        13.04  Guaranty Absolute...........................................................139
        13.05  Independent Obligation......................................................139
        13.06  Authorization...............................................................140
        13.07  Reliance....................................................................140
        13.08  Subordination...............................................................141
        13.09  Waivers.....................................................................141
        13.10  Guaranty Continuing.........................................................142
        13.11  Binding Nature of Guaranties................................................142
        13.12  Judgments Binding...........................................................142

SECTION  14.   Miscellaneous...............................................................142
        14.01  Payment of Expenses, etc....................................................142
        14.02  Right of Setoff.............................................................144
        14.03  Notices.....................................................................144
        14.04  Benefit of Agreement........................................................145
        14.05  No Waiver; Remedies Cumulative..............................................147
        14.06  Payments Pro Rata...........................................................147
        14.07  Calculations; Computations..................................................148
        14.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE;
               WAIVER OF JURY TRIAL........................................................149
        14.09  Counterparts................................................................149
        14.10  Effectiveness...............................................................150
        14.11  Headings Descriptive........................................................150
        14.12  Amendment or Waiver.........................................................150
        14.13  Confidentiality.............................................................151
        14.14  Register....................................................................152
        14.15  Judgment Currency...........................................................152
        14.16  Euro........................................................................153
        14.17  Special Provisions Regarding Pledges of Equity Interests in, and Promissory
               Notes Owed by, Persons Not Organized in the United States, Germany
               and the United Kingdom......................................................153
        14.18  Representations and Covenants of German Banks...............................154





SCHEDULE I                  Commitments
SCHEDULE II                 Bank Addresses
SCHEDULE III                Insurance
SCHEDULE IV                 Real Property
SCHEDULE V                  ERISA
SCHEDULE VI                 Convertible Securities, Options or Rights
SCHEDULE VII                Subsidiaries
SCHEDULE VIII               Existing Indebtedness
SCHEDULE IX                 Existing Liens
SCHEDULE X                  Existing Investments
SCHEDULE XI                 Permitted Affiliate Transactions
SCHEDULE XII                Mandatory Costs
SCHEDULE XIII               Taxes
SCHEDULE XIV                Existing Letters of Credit
SCHEDULE XV                 Transaction Litigation
SCHEDULE XVI                Intercompany Reorganization


EXHIBIT A                   Form of Notice of Borrowing
EXHIBIT B-1                 Form of A-1 Term Note
EXHIBIT B-2                 Form of A-2 Term Note
EXHIBIT B-3                 Form of A-3 Term Note
EXHIBIT B-4                 Form of B-1 Term Note
EXHIBIT B-5                 Form of B-2 Term Note
EXHIBIT B-6                 Form of Tranche 1 Revolving Note
EXHIBIT B-7                 Form of Tranche 2 Revolving Note
EXHIBIT B-8                 Form of Tranche 1 Swingline Note
EXHIBIT B-9                 Form of Tranche 2 Swingline Note
EXHIBIT C                   Form of Letter of Credit Request
EXHIBIT D                   Form of Section 4.04(b)(ii) Certificate
EXHIBIT E-1                 Form of Opinion of Skadden, Arps, Slate,
                            Meagher & Flom LLP (New York)
EXHIBIT E-2                 Form of Opinion of Edward J. Pelta
EXHIBIT E-3                 Form of Opinion of Beiten Burkhardt Mittl
                            & Wegener
EXHIBIT E-4                 Form of Opinion of Skadden, Arps, Slate,
                            Meagher & Flom LLP (London)
EXHIBIT E-5                 Form of Opinion of White & Case LLP
EXHIBIT F                   Form of Officers' Certificate
EXHIBIT G                   Form of Solvency Certificate
EXHIBIT H-1                 Form of U.S. Pledge Agreement
EXHIBIT H-2                 Form of German Pledge Agreement 1
EXHIBIT H-3                 Form of German Pledge Agreement 2
EXHIBIT H-4                 Form of German Pledge Agreement 3
EXHIBIT H-5                 Form of U.K. Pledge Agreement 1
EXHIBIT H-6                 Form of U.K. Pledge Agreement 2
EXHIBIT I                   Form of Security Agreement
EXHIBIT J                   Form of Subsidiary Guaranty
EXHIBIT K                   Form of Intercompany Note
EXHIBIT L                   Form of Assignment and Assumption Agreement
EXHIBIT M                   Form of Shareholder Subordinated Note
EXHIBIT N                   Form of German Tax Certificate



               CREDIT AGREEMENT, dated as of February 17, 2000 among GLEASON CORPORATION, a Delaware corporation ("Holdings"), THE GLEASON WORKS, a New York corporation ("GWR"), GLEASON GERMANY (HOLDINGS) GmbH ("GGH"), a corporation organized under the laws of the Federal Republic of Germany, GLEASON WORKS (HOLDINGS) LIMITED (Registered No. 02985193) ("GWH"), a corporation incorporated under the laws of England and Wales, GLEASON INTERNATIONAL MARKETING CORPORATION, a Delaware corporation ("GIMC"), the Banks party hereto from time to time, BANKERS TRUST COMPANY and DEUTSCHE BANK LUXEMBOURG S.A., as Administrative Agent, Lead Arranger and Book Manager, and THE BANK OF NOVA SCOTIA, as Syndication Agent (the "Syndication Agent") (all capitalized terms used herein and defined in
Section 10 are used herein as therein defined).


                            W I T N E S S E T H:
                            -------------------

               WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available to the Borrowers the respective credit facilities provided for herein;

               NOW, THEREFORE, IT IS AGREED:

               SECTION  1.   Amount and Terms of Credit.
                             --------------------------

               1.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Bank with an A-1 Term Loan Commitment severally agrees to make term loans (each an "A-1 Term Loan" and collectively, the "A-1 Term Loans") to GWR, which A-1 Term Loans shall (i) at the option of GWR, be incurred and maintained as, and/or converted into, Base Rate Loans or one or more Borrowings of Eurodollar Loans having such Interest Periods as are selected by GWR pursuant to Section 1.09, provided that prior to the Syndication Date, A-1 Term Loans may only be incurred and maintained as or converted into Eurodollar Loans if the Interest Period in respect of such Eurodollar Loans is a Pre-Syndication Interest Period, (ii) be made and maintained in Dollars, (iii) be made on two separate dates, with an aggregate amount of A-1 Term Loans to be made on the Initial Borrowing Date equal to (x) an amount equal to (A) the sum of the Total A-1 Term Loan Commitment plus the Total B-1 Term Loan Commitment minus (B) $61,500,000, multiplied by (y) a fraction the numerator of which is the Total A-1 Term Loan Commitment on the Effective Date and the denominator of which is the sum of the Total A-1 Term Loan Commitment and the Total B-1 Term Loan Commitment on the Effective Date, and an aggregate amount equal to the remainder of the A-1 Term Loans to be made on the Merger Date, provided that if 6,135,061 or more shares of Holdings Common Stock are tendered pursuant to the Tender Offer (and the Torque Credit Agreement terminates undrawn in accordance with its terms), then all A-1 Term Loans shall be made on the Initial Borrowing Date, and (iv) not exceed for any Bank, in initial aggregate principal amount, that amount which equals the A-1 Term Loan Commitment of such Bank at the time of incurrence thereof (before giving effect to any reductions thereto on such date pursuant to Section 3.03(a)). Once repaid, A-1 Term Loans incurred hereunder may not be reborrowed.

               (b) Subject to and upon the terms and conditions set forth herein, each German Bank with an A-2 Term Loan Commitment severally agrees to make on the Initial Borrowing Date a term loan or term loans (each an "A-2 Term Loan" and collectively, the "A-2 Term Loans") to GGH, which A-2 Term Loans shall (i) be made and maintained in Euros, (ii) be made and maintained only by German Banks, (iii) at the option of GGH, be incurred and maintained as, and/or converted into, one or more Borrowings of A-2 Loans having such Interest Periods as are selected by GGH pursuant to
Section 1.09, provided that prior to the Syndication Date all A-2 Term Loans shall have Interest Periods which are Pre-Syndication Interest Periods, and (iv) not exceed for any German Bank, in initial aggregate principal amount, that amount which equals the A-2 Term Loan Commitment of such German Bank at the time of incurrence thereof (before giving effect to any reductions thereto on such date pursuant to Section 3.03(a)). Once repaid, A-2 Term Loans incurred hereunder may not be reborrowed.

               (c) Subject to and upon the terms and conditions set forth herein, each Bank with an A-3 Term Loan Commitment severally agrees to make on a single date occurring on or within one Business Day following the Initial Borrowing Date a term loan or term loans (each an "A-3 Term Loan" and collectively, the "A-3 Term Loans") to GWH, which A-3 Term Loans shall
(i) be made and maintained in Pounds Sterling, (ii) at the option of GWH, be incurred and maintained as, and/or converted into, one or more Borrowings of A-3 Term Loans having such Interest Periods as are selected by GWH pursuant to Section 1.09, provided that prior to the Syndication Date, all A-3 Term Loans shall have Interest Periods which are Pre-Syndication Interest Periods, and (iii) not exceed for any Bank, in initial aggregate principal amount, that amount which equals the A-3 Term Loan Commitment of such Bank at the time of incurrence thereof (before giving effect to any reductions thereto on such date pursuant to Section 3.03(a)). Once repaid, A-3 Term Loans incurred hereunder may not be reborrowed.

               (d) Subject to and upon the terms and conditions set forth herein, each Bank with a B-1 Term Loan Commitment severally agrees to make term loans (each a "B-1 Term Loan" and, collectively, the "B-1 Term Loans") to GWR, which B-1 Term Loans shall (i) be made and maintained in Dollars,
(ii) at the option of GWR, be incurred and maintained as, and/or converted into, Base Rate Loans or one or more Borrowings of Eurodollar Loans having such Interest Periods as are selected by GWR pursuant to Section 1.09, provided that prior to the Syndication Date, B-1 Term Loans may only be incurred and maintained as or converted into Eurodollar Loans if the Interest Period in respect of such Eurodollar Loans is a Pre-Syndication Interest Period, (iii) be made on two separate dates, with an aggregate amount of B-1 Term Loans to be made on the Initial Borrowing Date equal to
(x) an amount equal to (A) the sum of the Total A-1 Term Loan Commitment plus the Total B-1 Term Loan Commitment minus (B) $61,500,000, multiplied by (y) a fraction the numerator of which is the Total B-1 Term Loan Commitment on the Effective Date and the denominator of which is the sum of the Total A-1 Term Loan Commitment and the Total B-1 Term Loan Commitment on the Effective Date, and an aggregate amount equal to the remainder of B-1 Term Loans to be made on the Merger Date, provided that if 6,135,061 or more shares of Holdings Common Stock are tendered pursuant to the Tender Offer (and the Torque Credit Agreement terminates undrawn in accordance with its terms), then all B-1 Term Loans shall be made on the Initial Borrowing Date, and (iv) not exceed for any Bank, in initial aggregate principal amount, that amount which equals the B-1 Term Loan Commitment of such Bank at the time of incurrence thereof (before giving effect to any reductions thereto on such date pursuant to Section 3.03(a)). Once repaid, B-1 Term Loans incurred hereunder may not be reborrowed.

               (e) Subject to and upon the terms and conditions set forth herein, each German Bank with a B-2 Term Loan Commitment severally agrees to make on the Initial Borrowing Date, a term loan or term loans (each a "B-2 Term Loan" and, collectively, the "B-2 Term Loans") to GGH, which B-2 Term Loans shall (i) be made and maintained in Euros, (ii) be made and maintained only by German Banks, (iii) at the option of GGH, be incurred and maintained as, and/or converted into, one or more Borrowings of B-2 Term Loans having such Interest Periods as are selected by GGH pursuant to
Section 1.09, provided that prior to the Syndication Date all B-2 Term Loans shall have Interest Periods which are Pre-Syndication Interest Periods and (iv) not exceed for any German Bank, in initial aggregate principal amount, that amount which equals the B-2 Term Loan Commitment of such German Bank at the time of incurrence thereof (before giving effect to any reductions thereto on such date pursuant to Section 3.03(a)). Once repaid, B-2 Term Loans incurred hereunder may not be reborrowed.

               (f) Subject to and upon the terms and conditions set forth herein, each Bank with a Tranche 1 Revolving Loan Commitment severally agrees to make to one or more of the Borrowers (on a several basis) at any time and from time to time on or after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, a loan or loans (each a "Tranche 1 Revolving Loan" and collectively the "Tranche 1 Revolving Loans"), which Tranche 1 Revolving Loans (i) shall be made and maintained in such Approved Currency as is requested by the applicable Borrower, (ii) if denominated in Dollars, at the option of the applicable Borrower, shall be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that only Dollar denominated Tranche 1 Revolving Loans incurred by GWR and GIMC may be maintained as and/or converted into Base Rate Loans,
(iii) if denominated in an Alternate Currency, at the option of the applicable Borrower, shall be incurred and maintained as, and/or converted into, one or more Borrowings of Tranche 1 Revolving Loans, (iv) if Dollar denominated Eurodollar Loans or Alternate Currency Loans, shall have such Interest Periods as are selected by the applicable Borrower pursuant to
Section 1.09, provided that prior to the Syndication Date all such Tranche 1 Revolving Loans shall have Interest Periods which are Pre-Syndication Interest Periods, (v) may be repaid and reborrowed in accordance with the provisions hereof, (vi) shall not exceed (immediately after giving effect to the making thereof and the use of the proceeds thereof) for any Bank that aggregate Principal Amount which, when added to the sum of (x) the aggregate Principal Amount of all other Tranche 1 Revolving Loans made by such Bank and then outstanding and (y) the product of (A) such Bank's Tranche 1 Revolving Percentage and (B) the sum of (1) the aggregate amount of all Tranche 1 Letter of Credit Outstandings (exclusive of Unpaid Drawings in respect of Tranche 1 Letters of Credit which are repaid with the proceeds of, and simultaneously with the incurrence of, Tranche 1 Revolving Loans) at such time and (2) the aggregate Principal Amount of all Tranche 1 Swingline Loans (exclusive of Tranche 1 Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Tranche 1 Revolving Loans) then outstanding, equals the Tranche 1 Revolving Loan Commitment of such Bank at such time and (vii) shall not exceed (immediately after giving effect to the making thereof and the use of the proceeds thereof) for all Banks that aggregate Principal Amount which, when added to the sum of (x) the aggregate Principal Amount of all Tranche 1 Swingline Loans (exclusive of Tranche 1 Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Tranche 1 Revolving Loans) then outstanding and (y) the aggregate Principal Amount of all Tranche 2 Revolving Loans and Tranche 2 Swingline Loans then outstanding, equals $40,000,000 (or, on or prior to June 30, 2000, $25,000,000).

               (g) Subject to and upon the terms and conditions set forth herein, each German Bank with a Tranche 2 Revolving Loan Commitment severally agrees to make to one or more of the Borrowers (on a several basis) at any time and from time to time on or after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, a loan or loans (each a "Tranche 2 Revolving Loan" and collectively the "Tranche 2 Revolving Loans") which Tranche 2 Revolving Loans (i) shall be made and maintained only by German Banks, (ii) shall be made and maintained in such Approved Currency as is requested by the applicable Borrower, (iii) shall be incurred and maintained as Eurodollar Loans, (iv) if denominated in an Alternate Currency, at the option of the applicable Borrower, shall be incurred and maintained, as and/or converted into, one or more Borrowings of Tranche 2 Revolving Loans, (v) shall have such Interest Periods as are selected by the applicable Borrower pursuant to Section 1.09, provided that prior to the Syndication Date all such Tranche 2 Revolving Loans shall have Interest Periods which are Pre-Syndication Interest Periods, (vi) may be repaid and reborrowed in accordance with the provisions hereof, (vii) shall not exceed (immediately after giving effect to the making thereof and the use of the proceeds thereof) for any Bank that aggregate Principal Amount which, when added to the sum of (x) the aggregate Principal Amount of all other Tranche 2 Revolving Loans made by such Bank and then outstanding and
(y) the product of (A) such Bank's Tranche 2 Revolving Percentage and (B) the sum of (1) the aggregate amount of all Tranche 2 Letter of Credit Outstandings (exclusive of Unpaid Drawings in respect of Tranche 2 Letters of Credit which are repaid with the proceeds of, and simultaneously with the incurrence of, Tranche 2 Revolving Loans) at such time and (2) the aggregate Principal Amount of all Tranche 2 Swingline Loans (exclusive of Tranche 2 Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Tranche 2 Revolving Loans) then outstanding, equals the Tranche 2 Revolving Loan Commitment of such Bank at such time and (viii) shall not exceed (immediately after giving effect to the making thereof and the use of the proceeds thereof) for all Banks that aggregate Principal Amount which, when added to the sum of (x) the aggregate Principal Amount of all Tranche 2 Swingline Loans (exclusive of Tranche 2 Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Tranche 2 Revolving Loans) then outstanding and
(y) the aggregate Principal Amount of all Tranche 1 Revolving Loans and Tranche 1 Swingline Loans then outstanding, equals $40,000,000 (or, on or prior to June 30, 2000, $25,000,000).

               (h) (A) Subject to and upon the terms and conditions set forth herein, the Swingline Bank agrees to make at any time and from time to time after the Initial Borrowing Date and prior to the Swingline Expiry Date, a loan or loans to GWR and/or GIMC (on a several basis) (each, a "Tranche 1 Swingline Loan" and, collectively, the "Tranche 1 Swingline Loans"), which Tranche 1 Swingline Loans (v) shall be made and maintained in Dollars and as Base Rate Loans, (w) may be repaid and reborrowed in accordance with the provisions hereof, (x) shall not exceed (immediately after giving effect to any incurrence thereof and the use of the proceeds of such incurrence) in aggregate Principal Amount that amount which, when combined with the aggregate Principal Amount of all Tranche 1 Revolving Loans then outstanding and the Tranche 1 Letter of Credit Outstandings at such time, equals the Total Tranche 1 Revolving Loan Commitment then in effect (after giving effect to any changes thereto on such date), (y) shall not exceed (immediately after giving effect to any incurrence thereof and the use of the proceeds of such incurrence) in aggregate Principal Amount that amount which, when combined with the aggregate Principal Amount of all Tranche 1 Revolving Loans then outstanding and the aggregate Principal Amount of all Tranche 2 Revolving Loans and Tranche 2 Swingline Loans then outstanding, equals $40,000,000 (or, on or prior to June 30, 2000, $25,000,000) and (z) shall not exceed in aggregate Principal Amount at any time outstanding that Principal Amount which, when combined with the aggregate Principal Amount of all Tranche 2 Swingline Loans then outstanding, equals the Maximum Swingline Amount. The Swingline Bank shall not be obligated to make any Tranche 1 Swingline Loans at a time when a Bank Default exists unless the Swingline Bank has entered into arrangements satisfactory to it and such Borrower to eliminate the Swingline Bank's risk with respect to Defaulting Bank's or Banks' Tranche 1 Revolving Percentage of the outstanding Tranche 1 Swingline Loans. The Swingline Bank will not make a Tranche 1 Swingline Loan after it has received written notice from any Borrower or the Required Banks stating that a Default or an Event of Default exists until such time as the Swingline Bank shall have received a written notice of (i) rescission of such notice from the party or parties originally delivering the same or (ii) a waiver of such Default or Event of Default from the Required Banks (or all of the Banks, to the extent required under Section 14.12).

               (B) On any Business Day the Swingline Bank may, in its sole discretion, give notice to the Tranche 1 RC Banks that its outstanding Tranche 1 Swingline Loans shall be repaid with a Borrowing of Tranche 1 Revolving Loans (provided that each such notice shall be deemed to have been automatically given upon the occurrence of an Event of Default under
Section 9.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 9), in which case a Borrowing of Tranche 1 Revolving Loans by GWR denominated in Dollars and constituting Base Rate Loans (each such Borrowing, a "Tranche 1 Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Tranche 1 RC Banks pro rata based on each Tranche 1 RC Bank's Tranche 1 Revolving Percentage, and the proceeds thereof shall be applied directly to repay the Swingline Bank for such outstanding Tranche 1 Swingline Loans. Each Tranche 1 RC Bank hereby irrevocably agrees to make Base Rate Loans upon one Business Day's notice pursuant to each Tranche 1 Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Bank notwithstanding: (v) that the amount of the Tranche 1 Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (w) whether any conditions specified in Section 5.02 are then satisfied, (x) whether a Default or an Event of Default has occurred and is continuing, (y) the date of such Tranche 1 Mandatory Borrowing and (z) the amount of the Total Tranche 1 Revolving Loan Commitment at such time. In the event that any Tranche 1 Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of any Borrower), each Tranche 1 RC Bank (other than the Swingline Bank) shall forthwith purchase from the Swingline Bank (without recourse or warranty) such assignment of or participation in the outstanding Tranche 1 Swingline Loans as shall be necessary to cause such Tranche 1 RC Banks to share in such Tranche 1 Swingline Loans ratably based upon their respective Tranche 1 Revolving Percentages, provided that all interest payable on the Tranche 1 Swingline Loans shall be for the account of the Swingline Bank until the date the respective assignment or participation is purchased and, to the extent attributable to the purchased assignment or participation, shall be payable to the Tranche 1 RC Bank purchasing same from and after such date of purchase.

               (i) (A) Subject to and upon the terms and conditions set forth herein, the Swingline Bank agrees to make at any time and from time to time after the Initial Borrowing Date and prior to the Swingline Expiry Date, a loan or loans to GWR and/or GIMC (on a several basis) (each, a "Tranche 2 Swingline Loan" and, collectively, the "Tranche 2 Swingline Loans"), which Tranche 2 Swingline Loans (v) shall be made and maintained in Dollars and as Base Rate Loans, (w) may be repaid and reborrowed in accordance with the provisions hereof, (x) shall not exceed (immediately after giving effect to any incurrence thereof and the use of the proceeds of such incurrence) in aggregate Principal Amount that amount which, when combined with the aggregate Principal Amount of all Tranche 2 Revolving Loans then outstanding and the Tranche 2 Letter of Credit Outstanding at such time, equals the Total Tranche 2 Revolving Loan Commitment then in effect (after giving effect to any changes thereto on such date), (y) shall not exceed (immediately after giving effect to any incurrence thereof and the use of the proceeds of such incurrence) in aggregate Principal Amount that amount which, when combined with the aggregate Principal Amount of all Tranche 2 Revolving Loans then outstanding and the aggregate Principal Amount of all Tranche 1 Revolving Loans and Tranche 1 Revolving Loans then outstanding, equals $40,000,000 (or, on or prior to June 30, 2000, $25,000,000) and (z) shall not exceed in aggregate Principal Amount at any time outstanding that Principal Amount which, when combined with the aggregate Principal Amount of all Tranche 1 Swingline Loans then outstanding, equals the Maximum Swingline Amount. The Swingline Bank shall not be obligated to make any Tranche 2 Swingline Loans at a time when a Bank Default exists unless the Swingline Bank has entered into arrangements satisfactory to it and such Borrower to eliminate the Swingline Bank's risk with respect to Defaulting Bank's or Banks' Tranche 2 Revolving Percentage of the outstanding Tranche 2 Swingline Loans. The Swingline Bank will not make a Tranche 2 Swingline Loan after it has received written notice from any Borrower or the Required Banks stating that a Default or an Event of Default exists until such time as the Swingline Bank shall have received a written notice of (i) rescission of such notice from the party or parties originally delivering the same or (ii) a waiver of such Default or Event of Default from the Required Banks (or all of the Banks, to the extent required under Section 14.12).

                   (B) On any Business Day the Swingline Bank may, in its sole discretion, give notice to the Tranche 2 RC Banks that its outstanding Tranche 2 Swingline Loans shall be repaid with a Borrowing of Tranche 2 Revolving Loans (provided that each such notice shall be deemed to have been automatically given upon the occurrence of an Event of Default under
Section 9.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 9), in which case a Borrowing of Tranche 2 Revolving Loans by GWR denominated in Dollars and constituting Base Rate Loans (each such Borrowing, a "Tranche 2 Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Tranche 2 RC Banks pro rata based on each Tranche 2 RC Bank's Tranche 2 Revolving Percentage, and the proceeds thereof shall be applied directly to repay the Swingline Bank for such outstanding Tranche 2 Swingline Loans. Each Tranche 2 RC Bank hereby irrevocably agrees to make Base Rate Loans upon one Business Day's notice pursuant to each Tranche 2 Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Bank notwithstanding: (v) that the amount of the Tranche 2 Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (w) whether any conditions specified in Section 5.02 are then satisfied, (x) whether a Default or an Event of Default has occurred and is continuing, (y) the date of such Tranche 2 Mandatory Borrowing and (z) the amount of the Total Tranche 2 Revolving Loan Commitment at such time. In the event that any Tranche 2 Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of any Borrower), each Tranche 2 RC Bank (other than the Swingline Bank) shall forthwith purchase from the Swingline Bank (without recourse or warranty) such assignment of or participation in the outstanding Tranche 2 Swingline Loans as shall be necessary to cause such Tranche 2 RC Banks to share in such Tranche 2 Swingline Loans ratably based upon their respective Tranche 2 Revolving Percentages, provided that all interest payable on the Tranche 2 Swingline Loans shall be for the account of the Swingline Bank until the date the respective assignment or participation is purchased and, to the extent attributable to the purchased assignment or participation, shall be payable to the Tranche 2 RC Bank purchasing same from and after such date of purchase.

               1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing shall not be less than the Minimum Borrowing Amount for the respective Tranche. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than 25 Borrowings of Loans hereunder (excluding Borrowings of Base Rate Loans).

               1.03 Notice of Borrowing. (a) Whenever (x) any Borrower desires to incur Dollar Loans hereunder (other than Swingline Loans and Mandatory Borrowings), it shall give the Administrative Agent at its Notice Office at least one Business Day's prior written notice (or, in the case of Dollar Loans incurred by GWR or GIMC, telephonic notice promptly confirmed in writing) of each Base Rate Loan, and at least three Business Days' prior written notice (or, in the case of Dollar Loans incurred by GWR or GIMC, telephonic notice promptly confirmed in writing) of each Eurodollar Loan, provided that any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day and
(y) any Borrower desires to incur A-2 Term Loans, A-3 Term Loans, B-2 Term Loans, or Revolving Loans denominated in an Alternate Currency, it shall give the Administrative Agent at its Notice Office at least four Business Days' prior written notice, provided that any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (Local time) on such day. Each such written notice or written confirmation of telephonic notice (each a "Notice of Borrowing"), shall be irrevocable and shall be given by the applicable Borrower in the form of Exhibit A, appropriately completed to specify (i) the date of such incurrence (which shall be a Business Day), (ii) whether the Loans being made shall constitute A-1 Term Loans, A-2 Term Loans, A-3 Term Loans, B-1 Term Loans, B-2 Term Loans, Tranche 1 Revolving Loans or Tranche 2 Revolving Loans,
(iii) the aggregate principal amount of the Loans to be made (stated in the applicable Approved Currency in the case of a Revolving Loan), (iv) in the case of Revolving Loans, the Approved Currency for such Revolving Loans,
(v) in the case of Dollar Loans, whether such Loans being made are to be initially maintained as Base Rate Loans or Eurodollar Loans and (vi) in the case of Foreign Currency Loans, and Dollar Loans which are Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly (and in any event within one Business Day after its receipt of a Notice of Borrowing) give each Bank which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed incurrence, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

               (b) (i) Whenever GWR or GIMC desires to incur a Swingline Loan, it shall give the Swingline Bank, prior to 12:00 Noon (New York time) on the day such Swingline Loan is to be made, written notice (or telephonic notice promptly confirmed in writing) of the Swingline Loan to be made hereunder. Each such notice shall be irrevocable and shall specify in each case (x) the date of such Borrowing (which shall be a Business Day), (y) the aggregate principal amount of the Swingline Loan to be so made and (z) whether such Swingline Loan will be a Tranche 1 Swingline Loan or a Tranche 2 Swingline Loan.

               (ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(h)(B) or Section 1.01(i)(B), as the case may be, with each Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section 1.01(h)(B) or 1.01(i)(B).

               (c) Without in any way limiting the obligation of the applicable Borrower to confirm in writing any telephonic notice of any incurrence of Loans, the Administrative Agent or the Swingline Bank may act without liability upon the basis of telephonic notice, believed by the Administrative Agent or the Swingline Bank, as the case may be, in good faith to be from an Authorized Officer of such Borrower prior to receipt of written confirmation. In each such case, such Borrower hereby waives the right to dispute the Administrative Agent's or the Swingline Bank's, as the case may be, record of the terms of such telephonic notice absent manifest error.

               1.04 Disbursement of Funds. No later than 1:00 P.M. (Local time) on the date specified in each Notice of Borrowing or (x) in the case of Swingline Loans, not later than 3:00 P.M. (New York time) on the date specified in Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 1:00 P.M. (New York time) on the date specified in Section 1.01(h), each Bank with a Commitment under the respective Tranche will make available its pro rata portion of each Borrowing of Loans requested to be made on such date (or, in the case of Swingline Loans, the Swingline Bank shall make available the full amount thereof), in the relevant Approved Currency and in immediately available funds at the Payment Office of the Administrative Agent. The Administrative Agent will make available to the applicable Borrower at the Payment Office in the relevant Approved Currency and in immediately available funds, the aggregate of the amounts so made available by the Banks prior to 2:00 P.M. (Local time) on such day, to the extent of funds actually received by the Administrative Agent. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the applicable Borrower and such Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or such Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to such Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank, the overnight Federal Funds Rate (or, in the case of Foreign Currency Loans and Dollar Loans incurred by GGH and GWH, the Administrative Agent's customary rate for interbank advances) and (ii) if recovered from such Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to
Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which any Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

               1.05 Notes. (a) At the request of any Bank, a Borrower's obligation to pay the principal of, and interest on, the Loans made by such Bank to such Borrower shall be evidenced (i) if A-1 Term Loans, by a promissory note duly executed and delivered by GWR substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each an "A-1 Term Note" and, collectively, the "A-1 Term Notes"),
(ii) if A-2 Term Loans, by a promissory note duly executed and delivered by GGH substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each an "A-2 Term Note" and, collectively, the "A-2 Term Notes"), (iii) if A-3 Term Loans, by a promissory note duly executed and delivered by GWH substantially in the form of Exhibit B-3 with blanks appropriately completed in conformity herewith (each an "A-3 Term Note" and, collectively, the "A-3 Term Notes"),
(iv) if B-1 Term Loans, by a promissory note duly executed and delivered by GWR substantially in the form of Exhibit B-4 with blanks appropriately completed in conformity herewith (each a "B-1 Term Note" and, collectively, the "B-1 Term Notes"), (v) if B-2 Term Loans, by a promissory note duly executed and delivered by GGH substantially in the form of Exhibit B-5 with blanks appropriately completed in conformity herewith (each, a "B-2 Term Note" and, collectively the "B-2 Term Notes"), (vi) if Tranche 1 Revolving Loans, by a promissory note duly executed and delivered by each Borrower substantially in the form of Exhibit B-6 with blanks appropriately completed in conformity herewith (each, a "Tranche 1 Revolving Note" and, collectively, the "Tranche 1 Revolving Notes"), (vii) if Tranche 2 Revolving Loans, by a promissory note duly executed and delivered by each Borrower substantially in the form of Exhibit B-7 with blanks appropriately completed in conformity herewith (each, a "Tranche 2 Revolving Note" and, collectively, the "Tranche 2 Revolving Notes"), (viii) if Tranche 1 Swingline Loans, by a promissory note duly executed and delivered by GWR and GIMC substantially in the form of Exhibit B-8, with blanks appropriately completed in conformity herewith (the "Tranche 1 Swingline Note") and (ix) if Tranche 2 Swingline Loans, by a promissory note duly executed and delivered by GWR and GIMC substantially in the form of Exhibit B-9, with blanks appropriately completed in conformity herewith (the "Tranche 2 Swingline Note").

               (b) The A-1 Term Note issued by GWR to any Bank that has an A-1 Term Loan Commitment or outstanding A-1 Term Loans shall (i) be executed by GWR, (ii) be payable to the order of such Bank and be dated the date of issuance, (iii) be in a stated principal amount equal to the A-1 Term Loan Commitment of such Bank on the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, the outstanding A-1 Term Loans of such Bank at such time), (iv) mature on the A Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the Guaranties and be secured by the Security Documents.

               (c) The A-2 Term Note issued by GGH to any Bank that has an A-2 Term Loan Commitment or outstanding A-2 Term Loans shall (i) be executed by GGH, (ii) be payable to the order of such Bank and be dated the date of issuance, (iii) be in a stated principal amount equal to the A-2 Term Loan Commitment of such Bank on the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, the outstanding A-2 Term Loans of such Bank at such time), (iv) mature on the A Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the Guaranties and be secured by the Security Documents.

               (d) The A-3 Term Note issued by GWH to any Bank that has an A-3 Term Loan Commitment or outstanding A-3 Term Loans shall (i) be executed by GWH, (ii) be payable to the order of such Bank and be dated the date of issuance, (iii) be in a stated principal amount equal to the A-3 Term Loan Commitment of such Bank on the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, the outstanding A-3 Term Loans of such Bank at such time), (iv) mature on the A Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the Guaranties and be secured by the Security Documents.

               (e) The B-1 Term Note issued by GWR to any Bank that has a B-1 Term Loan Commitment or outstanding B-1 Term Loans shall (i) be executed by GWR, (ii) be payable to the order of such Bank and be dated the date of issuance, (iii) be in a stated principal amount equal to the B-1 Term Loan Commitment of such Bank on the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, the outstanding B-1 Term Loans of such Bank at such time), (iv) mature on the B Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the Guaranties and be secured by the Security Documents.

               (f) The B-2 Term Note issued by GGH to any Bank that has a B-2 Term Loan Commitment or outstanding B-2 Term Loans shall (i) be executed by GGH, (ii) be payable to the order of such Bank and be dated the date of issuance, (iii) be in a stated principal amount equal to the B-2 Term Loan Commitment of such Bank on the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, the outstanding B-2 Term Loans of such Bank at such time), (iv) mature on the B Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the Guaranties and be secured by the Security Documents.

               (g) The Tranche 1 Revolving Note issued by each Borrower to any Bank that has a Tranche 1 Revolving Loan Commitment shall (i) be executed by each Borrower, (ii) be payable to the order of such Bank and be dated the date of issuance, (iii) be in a stated principal amount equal to the Tranche 1 Revolving Loan Commitment of such Bank at the time of issuance, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the Guaranties and be secured by the Security Documents.

               (h) The Tranche 2 Revolving Note issued by each Borrower to any Bank that has a Tranche 2 Revolving Loan Commitment shall (i) be executed by such Borrower, (ii) be payable to the order of such Bank and be dated the date of issuance, (iii) be in a stated principal amount equal to the Tranche 2 Revolving Loan Commitment of such Bank at the time of issuance, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the Guaranties and be secured by the Security Documents.

               (i) The Tranche 1 Swingline Note issued to the Swingline Bank shall (i) be executed by GWR and GIMC, (ii) be payable to the order of the Swingline Bank and be dated the date of issuance, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of Tranche 1 Swingline Loans evidenced thereby, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in
Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the Guaranties and be secured by the Security Documents.

               (j) The Tranche 2 Swingline Note issued to the Swingline Bank shall (i) be executed by GWR and GIMC, (ii) be payable to the order of the Swingline Bank and be dated the date of issuance, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of Tranche 2 Swingline Loans evidenced thereby, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in
Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the Guaranties and be secured by the Security Documents.

               (k) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the respective Borrower's obligations in respect of such Loans.

               1.06 Conversions. Each Borrower shall have the option to convert on any Business Day all or a portion equal to at least the applicable Minimum Borrowing Amount for such Tranche of the outstanding principal amount of the Dollar Loans (other than (x) Tranche 2 Revolving Loans which shall at all times remain Eurodollar Loans and (y) Swingline Loans which shall at all times remain Base Rate Loans) made to such Borrower pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing or Borrowings (of the same Tranche) of another Type of Loan, provided that (i) no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the applicable Minimum Borrowing Amount for such Tranche, (ii) Base Rate Loans may not be converted into Eurodollar Loans if any Event of Default is in existence on the date of the conversion if the Administrative Agent or the Required Banks have previously advised such Borrower that conversions will not be permitted while such Event of Default remains in existence, (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02 and (iv) prior to the Syndication Date, no Loan may be converted into Eurodollar Loans except on the first day of a Pre-Syndication Interest Period. Each such conversion (other than automatic conversions pursuant to the last paragraph of Section 1.09) shall be effected by the applicable Borrower's giving the Administrative Agent at its Notice Office prior to 12:00 Noon (New York time) at least three Business Days' prior written notice (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made, the date of such conversion (which shall be a Business Day) and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

               1.07 Pro Rata Borrowings. All Borrowings of Loans (other than Swingline Loans) under this Agreement shall be incurred from the Banks pro rata on the basis of their A-1 Term Loan Commitments (and after the termination thereof, A-1 Term Loans), A-2 Term Loan Commitments (and after the termination thereof, A-2 Term Loans), A-3 Term Loan Commitments (and after the termination thereof, A-3 Term Loans), B-1 Term Loan Commitments (and after the termination thereof, B-1 Term Loans), B-2 Term Loan Commitments (and after the termination thereof, B-2 Term Loans), Tranche 1 Revolving Loan Commitments (and after the termination thereof, Tranche 1 Revolving Loans), or Tranche 2 Revolving Loan Commitments (and after the termination thereof, Tranche 2 Revolving Loans), as the case may be; provided that all Borrowings of Tranche 1 Revolving Loans made pursuant to a Tranche 1 Mandatory Borrowing shall be incurred from the Tranche 1 RC Banks pro rata on the basis of their Tranche 1 Revolving Percentages and all Borrowings of Tranche 2 Revolving Loans made pursuant to a Tranche 2 Mandatory Borrowing shall be incurred from the Tranche 2 RC Banks pro rata on the basis of their Tranche 2 Revolving Percentages. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Loans hereunder.

               1.08 Interest. (a) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to such Borrower until the conversion or maturity (whether by acceleration or otherwise) of such Base Rate Loan, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

               (b) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Euro Rate Loan from the date the proceeds thereof are made available to such Borrower until the conversion or maturity (whether by acceleration or otherwise) of such Euro Rate Loan, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Euro Rate for such Interest Period.

               (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the rate which is 2% in excess of the rate then borne by such Loans (or in the case of overdue amounts other than Loans, an amount equal to the sum of (i) the Base Rate in effect from time to time, (ii) the Applicable Margin in respect of Base Rate Loans and (iii) 2%), provided that principal in respect of Foreign Currency Loans and Tranche 2 Revolving Loans outstanding as Eurodollar Loans shall bear interest from the date same becomes due until paid in full at a rate equal to 2% in excess of the Applicable Margin plus the respective Euro Rate for such successive periods (not exceeding three months) as the Administrative Agent may determine from time to time in respect of amounts comparable to the amount not paid. Interest which accrues under this Section 1.08(c) shall be payable on demand.

               (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Euro Rate Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

               (e) Upon each Interest Determination Date, the Administrative Agent shall determine the respective interest rate for each Interest Period applicable to the Euro Rate Loans for which such determination is being made and shall promptly notify the applicable Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

               1.09 Interest Periods. At the time it gives any Notice of Borrowing in respect of the making of any Euro Rate Loan, or any Notice of Conversion in respect of the conversion of any Euro Rate Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Euro Rate Loan (in the case of any subsequent Interest Period), the applicable Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Euro Rate Loan, which Interest Period shall, at the option of such Borrower, be a one, two, three or six-month period, or with the consent of each Bank making such Euro Rate Loan, a nine or twelve- month period (provided that prior to the Syndication Date, only Pre-Syndication Interest Periods may be selected by any Borrower); provided that:

               (i) all Euro Rate Loans comprising a Borrowing shall at all times have the same Interest Period;

               (ii) the initial Interest Period for any Borrowing of Euro Rate Loans shall commence on the date of such Borrowing (including, in the case of Dollar Loans, the date of any conversion thereto from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Euro Rate Loans shall commence on the day on which the next preceding Interest Period applicable thereto expires;

               (iii) if any Interest Period relating to a Euro Rate Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

               (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

               (v) no Interest Period may be selected at any time when an Event of Default is then in existence if the Administrative Agent or the Required Banks have previously advised the applicable Borrower that conversions will not be permitted while such Event of Default remains in existence;

               (vi) no Interest Period for a Borrowing under a Tranche shall be selected which extends beyond the respective Maturity Date of such Tranche; and

               (vii) no Interest Period in respect of any Borrowing of A-1 Term Loans, A-2 Term Loans, A-3 Term Loans, B-1 Term Loans or B-2 Term Loans shall be selected which extends beyond any date upon which a Scheduled Repayment of A-1 Term Loans, A-2 Term Loans, A-3 Term Loans, B-1 Term Loans or B-2 Term Loans, as the case may be, will be required to be made under Sections 4.02(b)(i), 4.02(b)(ii), 4.02(b)(iii), 4.02(c)(i) or 4.02(c)(ii) if the aggregate principal amount of A-1 Term Loans, A-2 Term Loans, A-3 Term Loans, B-1 Term Loans or B-2 Term Loans, as the case may be, which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of such Tranche of Term Loans then outstanding less the aggregate amount of such Scheduled Repayment.

               Prior to the termination of any Interest Period applicable to any Loans, the relevant Borrower may, at its option, designate that the respective Borrowing subject thereto be split into more than one Borrowing (for purposes of electing multiple Interest Periods to be applicable thereto upon the expiration of such Interest Period), so long as each such Borrowing resulting from the action taken pursuant to this sentence meets the Minimum Borrowing Amount for such Loans. If upon the expiration of any Interest Period applicable to a Borrowing of Euro Rate Loans, a Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Euro Rate Loans as provided above, such Borrower shall be deemed to have elected (x) in the case of Eurodollar Loans (other than Tranche 2 Revolving Loans), to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period and (y) in the case of Foreign Currency Loans, and Tranche 2 Revolving Loans outstanding as Eurodollar Loans, to select a one-month Interest Period for such Foreign Currency Loans or Tranche 2 Revolving Loans effective as of the expiration of such current Interest Period.

               1.10 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clauses (i), (iii)(z) and (iv) below, may be made only by the Administrative Agent):

               (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the relevant interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Euro Rate;

               (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Euro Rate Loan which such Bank deems to be material because of any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, and including the introduction of any new law or governmental rule, regulation, order, guideline or request (a "Change in Law"), which (A) changes the basis of taxation of payment to any Bank of the principal of or interest on such Euro Rate Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank, pursuant to the laws of the jurisdiction in which such Bank is organized or in which such Bank's principal office or applicable lending office is located or any subdivision thereof or therein and Taxes for which a payment is required pursuant to Section 4.04(a)), (B) changes official reserve requirements (but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (C) imposes any other condition affecting such Bank or the relevant interbank market or the position of such Bank in such market;

               (iii) at any time, that the making or continuance of any Euro Rate Loan has been made (x) unlawful by any Change in Law, (y) impossible by compliance by any Bank in good faith with any governmental request made after the date of this Agreement (whether or not having force of law) or (z) impracticable as a result of a Change in Law which materially and adversely affects the relevant interbank market;

               (iv) at any time that any Alternate Currency is not available in sufficient amounts, as determined in good faith by the Administrative Agent, to fund any Borrowing of Revolving Loans denominated in such Alternate Currency; or

               (v) at any time, that such Bank shall incur any Mandatory Costs;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i), (iii)(z) or (iv) above) shall promptly give written notice (or, in the case of Dollar Loans incurred by GWR or GIMC, by telephone confirmed in writing) to the Borrowers and, except in the case of clauses (i), (iii)(z) and (iv) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (v) in the case of clause
(i) above, (A) in the event that Eurodollar Loans are so affected, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrowers and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by a Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by such Borrower and (B) in the event that any Foreign Currency Loans are so affected, the applicable Euro Rate shall be determined on the basis provided in the last sentence of the definition of such Euro Rate, (w) in the case of clause (ii) above, the applicable Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its reasonable discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing in reasonable detail the basis for the calculation thereof, based on averaging and attribution methods among customers which are reasonable, submitted to the respective Borrower by such Bank in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto), (x) in the case of clause (iii) above, the applicable Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law, (y) in the case of clause (iv) above, Revolving Loans in the affected Foreign Currency (other than any such Revolving Loans which have theretofore been funded) shall no longer be available until such time as the Administrative Agent notifies the Borrowers and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing given by a Borrower with respect to such Revolving Loans which have not yet been incurred shall be deemed rescinded by such Borrower and (z) in the case of clause (v) above, the applicable Borrower shall pay to such Bank, upon written demand therefor, such Mandatory Costs.

               (b) At any time that any Euro Rate Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the applicable Borrower may (and in the case of a Euro Rate Loan affected by the circumstances described in Section 1.10(a)(iii) shall) either (x) if the affected Euro Rate Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent written notice (or, in the case of Dollar Loans incurred by GWR and GIMC, telephonic notice confirmed in writing) on the same date that such Borrower was notified by the affected Bank or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Euro Rate Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent and the affected Bank, and subject to Section 4.02(j), (A) in the case of a Eurodollar Loan, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan or repay such Eurodollar Loan in full and (B) in the case of any Foreign Currency Loan, repay such Foreign Currency Loans in full; provided that (i) if the circumstances described in Section 1.10(a)(iii) apply to any Foreign Currency Loan, the applicable Borrower may, in lieu of taking the actions described above, maintain such Foreign Currency Loans outstanding, in which case the applicable Euro Rate shall be determined on the basis provided in the last sentence of the definition of the applicable Euro Rate, unless the maintenance of such Foreign Currency Loans outstanding on such basis would not stop the conditions described in Section 1.10(iii) from existing (in which case the actions described above, without giving effect to the proviso, shall be required to be taken) and (ii) if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

               (c) If any Bank shall have determined that, after the date hereof, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or such other corporation's capital or assets as a consequence of such Bank's Commitment or Commitments or Loans hereunder or its obligations hereunder to a level below that which such Bank or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's or such other corporation's policies with respect to capital adequacy), then from time to time, upon written demand by such Bank (with a copy to the Administrative Agent), accompanied by the notice referred to in the penultimate sentence of this clause (c), GWR (or, in the case of any Loan, the applicable Borrower) shall pay to such Bank such additional amount or amounts as will compensate such Bank or such other corporation for such reduction. In determining such additional amounts, each Bank will act reasonably and in good faith and will use reasonable averaging and attribution methods. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to GWR (a copy of which shall be sent by such Bank to the Administrative Agent), which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish GWR's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice. A Bank's reasonable good faith determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

               (d) In the event that any Bank shall in good faith determine (which determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) at any time that such Bank is required to maintain reserves (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) which have been established by any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body with jurisdiction over such Bank (including any branch, Affiliate or funding office thereof) in respect of any Foreign Currency Loans or any category of liabilities which includes deposits by reference to which the interest rate on any Foreign Currency Loan is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to non-United States residents, then, unless such reserves are included in the calculation of the interest rate applicable to such Foreign Currency Loans or in Section 1.10(a)(ii), such Bank shall promptly notify the applicable Borrower or Borrowers in writing specifying the additional amounts required to indemnify such Bank against the cost of maintaining such reserves (such written notice to provide in reasonable detail a computation of such additional amounts) and the applicable Borrower or Borrowers shall, and shall be obligated to, pay to such Bank such specified amounts as additional interest at the time that the applicable Borrower is otherwise required to pay interest in respect of such Foreign Currency Loan or, if later, on written demand therefor by such Bank.

               1.11 Compensation. Each Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Euro Rate Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, Euro Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by such Borrower); (ii) if any repayment (including any repayment made pursuant to
Section 4.01 or 4.02 or a result of an acceleration of the Loans pursuant to Section 9 or as a result of the replacement of a Bank pursuant to
Section 1.13 or 14.12(b)) or conversion of any Euro Rate Loans occurs on a date which is not the last day of an Interest Period with respect thereto;
(iii) if any prepayment of any Euro Rate Loans is not made on any date specified in a notice of prepayment given by such Borrower; or (iv) as a consequence of (x) any other default by such Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to Section 1.10(b).

               1.12 Lending Offices; Changes Thereto. (a) Each Bank may at any time or from time to time designate, by written notice to the Administrative Agent to the extent not already reflected on Schedule II, one or more lending offices (which, for this purpose, may include Lending Affiliates of the respective Bank) for the various Loans made, and Letters of Credit participated in, by such Bank (including, without limitation, by designating a separate lending office (or Affiliate) to act as such with respect to Dollar Loans and Letter of Credit Outstandings versus Foreign Currency Loans); provided that (i) no Tranche 2 Revolving Loan Commitment or outstanding A-2 Term Loans, B-2 Term Loans or Tranche 2 Revolving Loans may be booked in an office outside the Federal Republic of Germany and (ii) for designations made after the Initial Borrowing Date, to the extent such designation shall result in increased costs under Section 1.10, 2.05 or
4.04 in excess of those which would be charged in the absence of the designation of a different lending office (including a different Affiliate of the respective Bank), then the Borrowers shall not be obligated to pay such excess increased costs (although the Borrowers, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay the costs which would apply in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective designation). Each lending office and Affiliate of any Bank designated as provided above shall, for all purposes of this Agreement, be treated in the same manner as the respective Bank (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder).

               (b) Each Bank agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii), (iii) or (v), Section 1.10(c), Section 1.10(d), Section 2.05 or Section 4.04 with respect to such Bank, it will, if requested by any Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of any Borrower or the right of any Bank provided in Sections 1.10, 2.05 and 4.04.

               1.13 Replacement of Banks. (a) (i) If any Bank becomes a Defaulting Bank or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings, (ii) if any Bank refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in
Section 14.12(b) or (iii) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii), (iii) or (v), Section 1.10(c),
Section 1.10(d), Section 2.05 or Section 4.04 with respect to any Bank which results in such Bank charging to any Borrower increased costs, such Borrower shall have the right, in accordance with the requirements of
Section 14.04(b), if no Event of Default will exist after giving effect to such replacement, to replace such Bank (the "Replaced Bank") with an Eligible Transferee or Eligible Transferees, none of which shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank"), reasonably acceptable to the Administrative Agent and acceptable to the Issuing Banks, provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 14.04(b) (and with the assignment fee payable pursuant to said Section 14.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01, (y) the Issuing Bank an amount equal to such Replaced Bank's Tranche 1 Revolving Percentage or Tranche 2 Revolving Percentage, as the case may be, of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank and (z) the Swingline Bank, any portion of a Mandatory Borrowing that the Replaced Bank failed to fund and (ii) all obligations of the Borrowers owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement.

               (b) Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) of the proviso contained in Section 1.13(a) and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by such Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions applicable to the Replaced Bank under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 14.01 and 14.06),
which shall survive as to such Replaced Bank.

               1.14 Limitations on Additional Amounts, etc. Notwithstanding anything to the contrary contained in Section 1.10, 1.11, 2.05 or 4.04 of this Agreement, unless a Bank gives notice to any Borrower that it is obligated to pay an amount under the respective Section within 180 days after the date such Bank incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital, then such Bank shall only be entitled to be compensated for such amount by such Borrower pursuant to said Section 1.10, 1.11, 2.05 or 4.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 180 days prior to such Bank giving notice to such Borrower that it is obligated to pay the respective amounts pursuant to said Section 1.10, 1.11, 2.05 or 4.04, as the case may be; provided that if the circumstances giving rise to such claims have a retroactive effect, then such 180-day period shall be extended to include the period of such retroactive effect. Notwithstanding anything to the contrary in this Agreement, this Section 1.14 shall have no applicability to any Section of this Agreement other than said Sections 1.10, 1.11, 2.05 and 4.04.

               1.15 Covenant to Pay. The parties hereto agree that (i) if GWR ever makes any payments under the Covenant to Pay, such payments shall be applied to reduce the outstanding Obligations on a pro rata basis and
(ii) after the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with all accrued but unpaid interest, fees and other Obligations, are paid in full, the Covenant to Pay shall be returned to GWR.

               SECTION  2.   Letters of Credit and Bank Guarantees

               2.01 Letters of Credit and Bank Guarantees. (a) Subject to and upon the terms and conditions set forth herein, any Borrower may request any Issuing Bank at any time and from time to time on or after the Initial Borrowing Date and prior to the tenth Business Day (or 30th day in the case of Trade Letters of Credit) immediately preceding the Revolving Loan Maturity Date, to issue, and subject to the terms and conditions set forth herein, each Issuing Bank agrees to issue, (x) for the account of such Borrower and for the benefit of any holder (or any trustee, administrative agent or other similar representative for any such holders) of L/C Supportable Obligations of such Borrower or any of its Subsidiaries, an irrevocable sight standby letter of credit, in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Obligations, (y) for the account of such Borrower and for the benefit of sellers of goods to such Borrower or any of its Subsidiaries, an irrevocable sight documentary letter of credit in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such documentary letter of credit, a "Trade Letter of Credit") and (z) for the account of such Borrower and for the benefit of any holder (or any trustee, administrative agent or other similar representative for any such holders) of L/C Supportable Obligations of such Borrower or any of its Subsidiaries, a bank guarantee in a form customarily issued by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such bank guarantee, a "Bank Guarantee," and each such Bank Guarantee, Trade Letter of Credit and Standby Letter of Credit, a "Letter of Credit") in support of such L/C Supportable Obligations (it being understood and agreed that (i) Bank Guarantees shall only be issued by Issuing Banks organized outside the United States of America, (ii) the form of Bank Guarantees shall be subject to the respective Issuing Bank's internal policies and procedures for the issuance of bank guarantees and to applicable local law restrictions and regulations and (iii) each Issuing Bank may request the relevant Borrower to execute such other forms as are customary and to accept such Issuing Bank's general business conditions specifically applicable to its bank guarantee business prior to the issuance of any Bank Guarantee). All Letters of Credit shall be denominated in an Approved Currency. At the time any Borrower requests the issuance of any Letter of Credit, such Borrower shall designate such Letter of Credit as a "Tranche 1 Letter of Credit" or a "Tranche 2 Letter of Credit," and if such Letter of Credit is issued, it shall be and remain a "Tranche 1 Letter of Credit" or a "Tranche 2 Letter of Credit," as the case may be, for all purposes under this Agreement and the other Credit Documents.

               (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued if the Stated Amount of such Letter of Credit, when added to all Letter of Credit Outstandings at such time, would exceed $35,000,000, (ii) no Tranche 1 Letter of Credit shall be issued the Stated Amount of which, when added to the sum of (I) all Tranche 1 Letter of Credit Outstandings at such time and (II) the aggregate outstanding Principal Amount of all Tranche 1 Revolving Loans and Tranche 1 Swingline Loans, would exceed the Total Tranche 1 Revolving Loan Commitment then in effect, (iii) no Tranche 2 Letter of Credit shall be issued the Stated Amount of which, when added to the sum of (I) all Tranche 2 Letter of Credit Outstandings at such time and (II) the aggregate outstanding Principal Amount of all Tranche 2 Revolving Loans and Tranche 2 Swingline Loans, would exceed the Total Tranche 2 Revolving Loan Commitment then in effect, (iv) each Standby Letter of Credit and Bank Guarantee shall by its terms terminate on or before the earlier of (x) the date which occurs 12 months after the date of issuance thereof (although at the request of the applicable Borrower any such Standby Letter of Credit or Bank Guarantee shall be extendible for successive periods of up to 12 months (but not beyond the tenth Business Day immediately preceding the Revolving Loan Maturity Date) on terms acceptable to the Issuing Bank) and (y) the tenth Business Day immediately preceding the Revolving Loan Maturity Date (it being understood and agreed that at the request of the applicable Borrower Bank Guarantees shall be issued hereunder with no specified expiry or termination date, subject to the provisions of Sections 4.02(a)(i) and
(a)(ii)) and (v) each Trade Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 180 days after the date of issuance thereof and (y) the date which occurs 30 days prior to the Revolving Loan Maturity Date.

               (c) Notwithstanding the foregoing, no Issuing Bank shall be under any obligation to issue and, in the case of sub-clause (c)(ii) below, shall not issue, any Letter of Credit if any of the applicable conditions contained in Section 5 shall not be met at the time of such issuance or if at the time of such issuance:

               (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated or entitled to indemnification hereunder) not in effect on the date hereof, or shall result in any unreimbursable loss, cost or expense to such Issuing Bank which would not have resulted from any law, request or directive in effect as of the date hereof and which such Issuing Bank in good faith deems material to it;

               (ii) such Issuing Bank shall have received notice from the Required Banks of the type described in Section 2.02(b); or

               (iii) a Bank Default exists, unless the applicable Borrower and applicable Issuing Bank shall have entered into arrangements satisfactory to such Borrower and such Issuing Bank to eliminate such Issuing Bank's risk with respect to the respective Defaulting Bank's or Banks' Tranche 1 Revolving Percentage of the Tranche 1 Letter of Credit Outstanding and/or Tranche 2 Revolving Percentage of the Tranche 2 Letter of Credit Outstanding, as the case may be.

               (d) Schedule XIV hereto contains a description of certain letters of credit and bank guarantees issued for the account of Holdings and/or one or more Borrowers and outstanding on the Effective Date. Each such letter of credit and bank guarantee, including any extension or renewal thereof (each, as amended from time to time in accordance with the terms thereof and hereof, an "Existing Letter of Credit") shall constitute a "Letter of Credit" (and either a "Tranche 1 Letter of Credit" or a "Tranche 2 Letter of Credit," as specified on Annex XIV) for all purposes of this Agreement, issued, for purposes of Section 2.03(a), on the Initial Borrowing Date. In addition, on any date after the Effective Date on which any lending institution becomes a Bank hereunder, with the consent of Holdings, the Administrative Agent and such Bank, any letters of credit or bank guarantees issued by such Bank for the account of Holdings and/or one or more Borrowers may be designated as Existing Letters of Credit (and, as set forth in such designation, either Tranche 1 Letters of Credit" or "Tranche 2 Letters of Credit") (so long as such letters of credit or bank guarantees satisfy the requirements of Sections 2.01(a) and (b) at such time), and if any such letters of credit or bank guarantees are so designated, Schedule XIV shall be deemed amended to include same and same shall constitute "Letters of Credit" (and either "Tranche 1 Letters of Credit" or "Tranche 2 Letters of Credit," as the case may be) for all purposes of this Agreement, issued, for purposes of Section 2.03(a), on the date of such designation. Any Bank hereunder to the extent it has issued an Existing Letter of Credit that is to remain outstanding on the Effective Date shall constitute an "Issuing Bank" for all purposes of this Agreement.

               2.02 Letter of Credit Requests; Notices of Issuance. (a) Whenever any Borrower desires that a Letter of Credit be issued for its account it shall execute and deliver to the respective Issuing Bank (with copies having been sent to the Administrative Agent) at least three Business Days prior to the issuance thereof (or such shorter period of time as is acceptable to such Issuing Bank), a Letter of Credit Request in the form of Exhibit C (each a "Letter of Credit Request"). As provided in the form of Letter of Credit Request, at the time it delivers such request the applicable Borrower must designate the requested Letter of Credit Request as either a "Tranche 1 Letter of Credit" or a "Tranche 2 Letter of Credit."

               (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the applicable Borrower that all of the applicable conditions set forth in Section 5 shall be met at the time of such issuance. No Issuing Bank shall issue any Letter of Credit after it has received written notice from any Borrower or the Required Banks stating that a Default or an Event of Default exists until such time as such Issuing Bank shall have received written notice of (i) rescission of such notice from the party or parties originally delivering the same or
(ii) a waiver of such Default or Event of Default from the Required Banks (or all of the Banks, to the extent required under Section 14.12).

               (c) Each Issuing Bank shall on the date of each issuance of or amendment or modification to a Standby Letter of Credit or Bank Guarantee by it, give the Administrative Agent and the respective Borrower written notice of the issuance of, or amendment or modification to, such Standby Letter of Credit or Bank Guarantee, accompanied by a copy of the Standby Letter of Credit or Bank Guarantee issued by it and each such amendment or modification thereto. If requested by any Participant, the Administrative Agent will provide such Participant with copies of any Standby Letter of Credit or Bank Guarantee or any amendment or modification thereto.

               (d) Each Issuing Bank (other than BTCo and its Lending Affiliates) shall deliver to the Administrative Agent, promptly on the first Business Day of each week, by facsimile transmission, the aggregate daily Stated Amount available to be drawn under the outstanding Trade Letters of Credit issued by such Issuing Bank for the previous week. The Administrative Agent shall, within 10 days after the last Business Day of each calendar month, deliver to each Participant a report setting forth such preceding calendar month the aggregate daily Stated Amount available to be drawn under all outstanding Trade Letters of Credit during such calendar month.

               2.03 Letter of Credit Participations. (a) Immediately upon the issuance by any Issuing Bank of any Tranche 1 Letter of Credit, such Issuing Bank shall be deemed to have sold to each Tranche 1 RC Bank (each such Tranche 1 RC Bank, in its capacity under this Section 2.03(a), a "Tranche 1 Participant"), and each such Tranche 1 Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation (each a "Tranche 1 Participation"), to the extent of such Tranche 1 Participant's Tranche 1 Revolving Percentage in such Tranche 1 Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrowers under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto (although Tranche 1 Letter of Credit Fees will be paid directly to the Administrative Agent for the ratable account of the Tranche 1 Participants as provided in Section 3.01(b) and the Tranche 1 Participants shall have no right to receive any portion of any Facing Fees). Upon any change in the Tranche 1 Revolving Loan Commitments of the Banks pursuant to Section 1.13 or 14.04, it is hereby agreed that, with respect to all outstanding Tranche 1 Letters of Credit, and Unpaid Drawings in respect of Tranche 1 Letters of Credit, there shall be an automatic adjustment to the Tranche 1 Participations pursuant to this Section 2.03 to reflect the new Tranche 1 Revolving Percentages of the assignor and assignee Bank.

               (b) Immediately upon the issuance by any Issuing Bank of any Tranche 2 Letter of Credit, such Issuing Bank shall be deemed to have sold to each Tranche 2 RC Bank (each such Tranche 2 RC Bank, in its capacity under this Section 2.03(b), a "Tranche 2 Participant"), and each such Tranche 2 Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation (each a "Tranche 2 Participation"), to the extent of such Tranche 2 Participant's Tranche 2 Revolving Percentage in such Tranche 2 Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrowers under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto (although Tranche 2 Letter of Credit Fees will be paid directly to the Administrative Agent for the ratable account of the Tranche 2 Participants as provided in Section 3.01(c) and the Tranche 2 Participants shall have no right to receive any portion of any Facing Fees). Upon any change in the Tranche 2 Revolving Loan Commitments of the Banks pursuant to Section 1.13 or 14.04, it is hereby agreed that, with respect to all outstanding Tranche 2 Letters of Credit, and Unpaid Drawings in respect of Tranche 2 Letters of Credit, there shall be an automatic adjustment to the Tranche 2 Participations pursuant to this Section 2.03 to reflect the new Tranche 2 Revolving Percentages of the assignor and assignee Bank.

               (c) In determining whether to pay under any Letter of Credit, the respective Issuing Bank shall have no obligation relative to the respective Participants other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by an Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability.

               (d) In the event that any Issuing Bank makes any payment under any Letter of Credit and the applicable Borrower shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 2.04(a), such Issuing Bank shall promptly notify the Administrative Agent and after receipt of such notice, the Administrative Agent will notify each respective Participant of such failure, and each such Participant shall promptly and unconditionally pay to the Administrative Agent, for the account of such Issuing Bank, the amount of such Participant's Tranche 1 Revolving Percentage or Tranche 2 Revolving Percentage, as the case may be, of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (Local time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Administrative Agent for the account of the respective Issuing Bank such Participant's Tranche 1 Revolving Percentage or Tranche 2 Revolving Percentage, as the case may be, of the amount of such payment on such Business Day in Dollars and in same day funds. If and to the extent such Participant shall not have so made its Tranche 1 Revolving Percentage or Tranche 2 Revolving Percentage, as the case may be, of the amount of such payment available to the Administrative Agent for the account of the respective Issuing Bank, such Participant agrees to pay to the Administrative Agent for the account of such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Issuing Bank at the overnight Federal Funds Rate (or, in the case of Letters of Credit issued outside of the United States of America, the Issuing Bank's customary rate for interbank advances). The failure of any Participant to make available to the Administrative Agent for the account of any Issuing Bank its Tranche 1 Revolving Percentage or Tranche 2 Revolving Percentage, as the case may be, of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its Tranche 1 Revolving Percentage or Tranche 2 Revolving Percentage, as the case may be, of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent, such other Participant's Tranche 1 Revolving Percentage or Tranche 2 Revolving Percentage, as the case may be, of any such payment.

               (e) Whenever the Issuing Bank receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of an Issuing Bank any payments from the Participants pursuant to clause (d) above, such Issuing Bank shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its Tranche 1 Revolving Percentage or Tranche 2 Revolving Percentage, as the case may be, thereof, in Dollars and in same day funds, an amount equal to such Participant's Tranche 1 Revolving Percentage or Tranche 2 Revolving Percentage, as the case may be, of the principal amount of such reimbursement and of interest reimbursed thereon accruing from and after the date of the purchase of the respective Participations.

               (f) The obligations of the Participants to make payments to the Administrative Agent for the account of Issuing Banks with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or any other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances (other than in the case of gross negligence or willful misconduct of the Issuing Bank):

               (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

               (ii) the existence of any claim, set-off, defense or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Issuing Bank, any Bank, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Borrower and the beneficiary named in any such Letter of Credit);

               (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

               (v)    the occurrence of any Default or Event of Default.

               2.04 Agreement to Repay Letter of Credit Drawings. (a) Each Borrower hereby agrees to reimburse the respective Issuing Bank, by making payment to the Administrative Agent for the account of such Issuing Bank, in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, for any payment or disbursement made by such Issuing Bank under any Letter of Credit issued for the account of such Borrower (each such amount, so paid or disbursed until reimbursed, an "Unpaid Drawing") within one Business Day after the date of such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to 2:00 P.M. (Local time) on the date of such payment, from and including the date paid to but excluding the date reimbursement is made, at a rate per annum which shall be the Applicable Margin for Revolving Loans which are maintained as Base Rate Loans plus the Base Rate in effect from time to time (or, if the respective Letter of Credit was denominated in an Alternate Currency, the Applicable Margin for Revolving Loans which are maintained as Euro Rate Loans plus the Euro Rate for successive periods (not exceeding three months) as the Administrative Agent may determine from time to time in respect of amounts comparable to the amount not paid), plus, in each case, 2% if not reimbursed by 2:00 P.M. (Local time) on the second Business Day following receipt by such Borrower of notice of any such payment or disbursement), such interest to be payable on demand. Each Issuing Bank shall notify the respective Borrower and the Administrative Agent of any payment under a Letter of Credit issued by such Issuing Bank as soon as practical after such payment, provided that the failure to give any such notice shall in no way affect, impair or diminish any Borrower's obligations hereunder.

               (b) Each Borrower's obligation under this Section 2.04 to reimburse Issuing Banks with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Borrower may have or have had against any Participant, any Issuing Bank, the Administrative Agent, any Bank, or any other Person, including, without limitation, any defense based upon the failure of any payment under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that no Borrower shall be obligated to reimburse any Issuing Bank for any wrongful payment made by such Issuing Bank under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Bank.

               (c) As between each Borrower and each Issuing Bank, absent willful misconduct or gross negligence on the part of the Issuing Bank, such Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries or transferees of such Letters of Credit. Further, and not in limitation of the foregoing, absent gross negligence or willful misconduct on its part, no Issuing Bank shall be responsible for the following:

               (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any documents submitted by any party in connection with the application for and issuance of or any drawing under such Letters of Credit, even if it should in fact prove to be in any and all respects invalid, insufficient, inaccurate, fraudulent or forged;

               (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

               (iii) errors, omissions, interruptions or delays in the transmission or delivery of any messages by mail, cable, telegraph, telecopier, telex or otherwise, whether or not they be in cipher;

               (iv)   errors in interpretation of technical terms;

               (v) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or the proceeds thereof;

               (vi) the misapplication by the beneficiary of any such Letter of Credit or the proceeds of any drawing of any such Letter of Credit; and

               (vii) any consequences arising from causes beyond the control of such Issuing Bank, including, without limitation, any acts of governments.

               2.05 Increased Costs. If any Issuing Bank or any Participant determines that after the Initial Borrowing Date the adoption or effectiveness of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Issuing Bank or any Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Issuing Bank or such Participant's participation therein, or
(ii) impose on any Issuing Bank or any Participant any other conditions affecting this Agreement, any Letter of Credit, or such Participant's participation therein, and the result of any of the foregoing is to increase the cost to such Issuing Bank or such Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by any Issuing Bank or any Participant hereunder with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Issuing Bank or such Participant pursuant to the laws of the United States of America, the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or reduce the rate of return on its capital with respect to Letters of Credit then, upon demand to the applicable Borrower by such Issuing Bank or such Participant (a copy of which notice shall be sent by such Issuing Bank or such Participant to the Administrative Agent), GWR (or, in the case of any Letter of Credit, the applicable Borrower) shall pay to such Issuing Bank or such Participant, as the case may be, without duplication of any amounts due under Section 1.10(c) hereof, such additional amount or amounts as will compensate such Issuing Bank or such Participant, as the case may be, for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. In determining such additional amounts, each Issuing Bank and each Participant will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Issuing Bank's or such Participant's, as the case may be, determination of compensation owing under this Section 2.05 shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Any Issuing Bank or any Participant, upon determining that any additional amounts are payable to it pursuant to this Section 2.05, will give prompt written notice thereof, setting forth in reasonable detail the basis of the calculation of such amounts, although the failure to give any such notice shall not release or diminish GWR's (or, in the case of any Letter of Credit, the applicable Borrower's) obligations to pay additional amounts pursuant to this Section 2.05 upon receipt of such certificate. The certificate submitted to GWR (or, in the case of any Letter of Credit, the applicable Borrower) by such Issuing Bank or such Participant, as the case may be (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Administrative Agent), shall set forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate the Issuing Bank or such Participant as provided above in this Section 2.05.

               2.06 Minimum Stated Amount. The Stated Amount of each Letter of Credit shall be not less than $50,000 (or the Relevant Currency Equivalent thereof, as the case may be) or such lesser amount as is acceptable to the respective Issuing Bank.

               SECTION  3.   Commitment Commission; Fees; Reductions of
                             Commitment.

               3.01 Fees. (a) The Borrowers jointly and severally agree to pay to the Administrative Agent for distribution to each Bank a commitment fee (the "Commitment Fee") for the period from and including the Effective Date to but not including the date the Total Commitment has been terminated, computed at a rate equal to the Applicable Commitment Fee Percentage on the average daily Unutilized Commitment of such Bank. Accrued Commitment Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and the date upon which the Total Commitment is terminated.

               (b) Each Borrower agrees to pay to the Administrative Agent for distribution to each Tranche 1 RC Bank a fee in respect of each Tranche 1 Letter of Credit issued hereunder for the account of such Borrower (the "Tranche 1 Letter of Credit Fee"), for the period from and including the date of issuance of such Tranche 1 Letter of Credit to and including the date of termination of such Tranche 1 Letter of Credit (it being understood, however, that if such Letter of Credit is drawn on in full or canceled by the beneficiary thereof prior to the time at which such Letter of Credit expires in accordance with its terms, the calculation of such fee shall not include the date of drawing being honored or of cancellation), computed at a rate per annum equal to the Applicable Margin for Revolving Loans which are maintained as Euro Rate Loans of the daily Stated Amount of such Tranche 1 Letter of Credit. Tranche 1 Letter of Credit Fees shall be distributed by the Administrative Agent to the Banks on the basis of the respective Tranche 1 Revolving Percentages as in effect from time to time. Accrued Tranche 1 Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first date after the termination of the Total Tranche 1 Revolving Loan Commitment on which no Tranche 1 Letters of Credit remain outstanding.

               (c) Each Borrower agrees to pay to the Administrative Agent for distribution to each Tranche 2 RC Bank a fee in respect of each Tranche 2 Letter of Credit issued hereunder for the account of such Borrower (the "Tranche 2 Letter of Credit Fee"), for the period from and including the date of issuance of such Tranche 2 Letter of Credit to and including the date of termination of such Tranche 2 Letter of Credit (it being understood, however, that if such Letter of Credit is drawn on in full or canceled by the beneficiary thereof prior to the time at which such Letter of Credit expires in accordance with its terms, the calculation of such fee shall not include the date of drawing being honored or of cancellation), computed at a rate per annum equal to the Applicable Margin for Revolving Loans which are maintained as Euro Rate Loans of the daily Stated Amount of such Tranche 2 Letter of Credit. Tranche 2 Letter of Credit Fees shall be distributed by the Administrative Agent to the Banks on the basis of the respective Tranche 2 Revolving Percentages as in effect from time to time. Accrued Tranche 2 Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first date after the termination of the Total Tranche 2 Revolving Loan Commitment on which no Tranche 2 Letters of Credit remain outstanding.

               (d) Each Borrower agrees to pay to each Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued by it hereunder (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit (it being understood, however, that if such Letter of Credit is drawn on in full or canceled by the beneficiary thereof prior to the time at which such Letter of Credit expires in accordance with its terms, the calculation of such fee shall not include the date of such drawing being honored or cancellation), computed at a rate equal to 1/4 of 1% per annum of the daily Stated Amount of such Letter of Credit (or such lesser amount as the respective Issuing Bank may agree); provided that in no event shall the annual Facing Fee with respect to each Letter of Credit issued by BTCo or any of its Lending Affiliates be less than $500, it being agreed that, on the date of issuance of any Letter of Credit by BTCo or any of its Lending Affiliates and on each anniversary thereof prior to the termination of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof prior to the termination of such Letter of Credit. Except as provided in the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

               (e) Each Borrower agrees to pay to the respective Issuing Bank, upon each payment under, issuance of, or amendment to, any Letter of Credit issued by it for the account of such Borrower, such amount as shall at the time of such event be the administrative charge which the Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit or bank guarantees, as the case may be.

               (f) The Borrowers jointly and severally agree to pay to each Agent, for its own account, such other fees as have been agreed to in writing by the Borrowers and each Agent.

               3.02 Voluntary Termination of Total Unutilized Revolving Loan Commitment. Upon at least three Business Days' prior notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrowers shall have the right, at any time or from time to time, without premium or penalty, to permanently reduce the Total Unutilized Tranche 1 Revolving Loan Commitment or the Total Unutilized Tranche 2 Revolving Loan Commitment, in whole or in part, in integral multiples of $1,000,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, provided that each such reduction to the Total Tranche 1 Revolving Loan Commitment and the Total Tranche 2 Revolving Loan Commitment shall apply proportionately to permanently reduce the Tranche 1 Revolving Loan Commitment and the Tranche 2 Revolving Loan Commitment, respectively, of each RC Bank.

               3.03 Mandatory Reduction of Commitments. (a) The Total A-2 Term Loan Commitment (and the A-2 Term Loan Commitment of each Bank), and the Total B-2 Term Loan Commitment (and the B-2 Term Loan Commitment of each Bank) shall be terminated on the Initial Borrowing Date, in each case after giving effect to the incurrence of A-2 Term Loans and B-2 Term Loans on such date. The Total A-3 Term Loan Commitment (and the A-3 Term Loan Commitment of each Bank) shall be terminated on the first Business Day following the Initial Borrowing Date, after giving effect to the incurrence of A-3 Term Loans on such date. The Total A-1 Term Loan Commitment and the Total B-1 Term Loan Commitment shall be (i) reduced on the Initial Borrowing Date by the amount of A-1 Term Loans and B-1 Term Loans, respectively, incurred on such date and (ii) terminated on the Merger Date after giving effect to the incurrence of A-1 Term Loans and B-1 Term Loans on such date.

               (b) The Total Revolving Loan Commitment (and the Tranche 1 Revolving Loan Commitment and Tranche 2 Revolving Loan Commitment of each RC Bank) shall terminate in its entirety on the Revolving Loan Maturity Date.

               (c) On each date after the Initial Borrowing Date upon which a mandatory repayment of Term Loans pursuant to any of Sections 4.02(d) through (h), inclusive, is required and exceeds in amount the aggregate principal amount of Term Loans then outstanding (or would be required if such Term Loans were then outstanding), the Total Revolving Loan Commitment shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said Sections (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of such Term Loans then outstanding (with such reduction to apply proportionately to reduce the Total Tranche 1 Revolving Loan Commitment and the Total Tranche 2 Revolving Loan Commitment (based on the relative amounts of the Total Tranche 1 Revolving Loan Commitment and the Total Tranche 2 Revolving Loan Commitment).

               (d) Each reduction to the Total Tranche 1 Revolving Loan Commitment pursuant to this Section 3.03 shall be applied proportionately to reduce the Tranche 1 Revolving Loan Commitment of each Bank with such a Commitment, and each reduction to the Total Tranche 2 Revolving Loan Commitment pursuant to this Section 3.03 shall be applied proportionately to reduce the Tranche 2 Revolving Loan Commitment of each Bank with such a Commitment.

               SECTION  4.   Prepayments; Payments; Taxes.

               4.01 Voluntary Prepayments. The Borrowers shall have the right to prepay Loans, without premium or penalty, in whole or in part from time to time on the following terms and conditions:

               (i) the applicable Borrower shall give the Administrative Agent at its Notice Office (x) written notice prior to 12:00 Noon (Local time) at least three Business Days prior to the date of such prepayment in the case of Euro Rate Loans, (y) written notice prior to 12:00 Noon (New York time) at least one Business Day prior to the date of such prepayment in the case of Base Rate Loans and (z) written notice no later than 12:00 Noon (New York time) on the date of such prepayment in the case of Swingline Loans, of its intent to prepay the Loans, whether A-1 Term Loans, A-2 Term Loans, A-3 Term Loans, B-1 Term Loans, B-2 Term Loans, Tranche 1 Revolving Loans, Tranche 2 Revolving Loans or Tranche 1 Swingline Loans or Tranche 2 Swingline Loans shall be prepaid (subject to clause (iv) below in the case of any prepayment of Term Loans), the amount of such prepayment and the Types of Loans to be prepaid, the currency in which such Loans are denominated and, in the case of Euro Rate Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall, except in the case of Swingline Loans, promptly transmit to each of the Banks;

               (ii) each prepayment shall be in an aggregate principal amount of at least the applicable Minimum Borrowing Amount for the Tranche and Type of Loans to be prepaid; provided that no partial prepayment of Euro Rate Loans made pursuant to any Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the applicable Minimum Borrowing Amount;

               (iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; provided, however, that at the applicable Borrower's election in connection with any prepayment of Tranche 1 Revolving Loans or Tranche 2 Revolving Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Tranche 1 Revolving Loans or Tranche 2 Revolving Loan of a Defaulting Bank at any time when the aggregate amount of Tranche 1 Revolving Loans or Tranche 2 Revolving Loans of any Non-Defaulting Bank exceeds such Non-Defaulting Bank's Tranche 1 Revolving Percentage of all Tranche 1 Revolving Loans then outstanding, or Tranche 2 Revolving Percentage of all Tranche 2 Revolving Loans then outstanding, as the case may be;

               (iv) except as provided in Section 4.02(l), each prepayment of Term Loans pursuant to this Section 4.01 must consist of a prepayment of A-1 Term Loans (in an amount equal to the A-1 Tranche Percentage of such prepayment), A-2 Term Loans (in an amount equal to the A-2 Tranche Percentage of such prepayment), A-3 Term Loans (in an amount equal to the A-3 Tranche Percentage of such prepayment), B-1 Term Loans (in an amount equal to the B-1 Tranche Percentage of such prepayment) and B-2 Term Loans (in an amount equal to the B-2 Tranche Percentage of such prepayment); and

               (v) each prepayment of Term Loans pursuant to this Section
        4.01 shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche being repaid in direct order of maturity.

               4.02 Mandatory Repayments. (a) (i) If, on any day the sum of
(I) the aggregate outstanding Principal Amount of Tranche 1 Revolving Loans and Tranche 1 Swingline Loans and (II) the aggregate amount of Tranche 1 Letter of Credit Outstandings (collectively, "Tranche 1 Outstandings") exceeds 105% of the Total Tranche 1 Revolving Loan Commitment as then in effect, the Borrowers shall on such day repay Tranche 1 Swingline Loans, and if no Tranche 1 Swingline Loans remain outstanding, Tranche 1 Revolving Loans in an amount necessary so that the Tranche 1 Outstandings do not exceed the Total Tranche 1 Revolving Loan Commitment. If, after giving effect to the repayment of all outstanding Tranche 1 Revolving Loans and Tranche 1 Swingline Loans, the aggregate amount of Tranche 1 Letter of Credit Outstandings exceeds 105% of the Total Tranche 1 Revolving Loan Commitment as then in effect or, if the Total Tranche 1 Revolving Loan Commitment has been terminated, the Tranche 1 Letter of Credit Outstandings exceed zero (including, without limitation, as a result of the existence of outstanding Bank Guarantees having no specified expiry or termination date at the time of the termination of the Total Tranche 1 Revolving Loan Commitment, whether on the Revolving Loan Maturity Date or otherwise), the Borrowers shall pay to the Administrative Agent at the Payment Office an amount of cash or Cash Equivalents necessary so that the Tranche 1 Letter of Credit Outstandings do not exceed the Total Tranche 1 Revolving Loan Commitment (or, after the Total Tranche 1 Revolving Loan Commitment has terminated, an amount equal to 110% of the Tranche 1 Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrowers hereunder in a cash collateral account to be established by, and satisfactory to, the Administrative Agent and the Borrowers until the Tranche 1 Letter of Credit Outstandings do not exceed the Total Tranche 1 Revolving Loan Commitment or all Tranche 1 Letters of Credit have been terminated or expire.

               (ii) If, on any day the sum of (I) the aggregate outstanding Principal Amount of Tranche 2 Revolving Loans and Tranche 2 Swingline Loans and (II) the aggregate amount of Tranche 2 Letter of Credit Outstandings (collectively, "Tranche 2 Outstandings") exceeds 105% of the Total Tranche 2 Revolving Loan Commitment as then in effect, the applicable Borrowers shall on such day repay Tranche 2 Swingline Loans, and if no Tranche 2 Swingline Loans remain outstanding, Tranche 2 Revolving Loans in an amount necessary so that the Tranche 2 Outstandings do not exceed the Total Tranche 2 Revolving Loan Commitment. If, after giving effect to the repayment of all outstanding Tranche 2 Revolving Loans and Tranche 2 Swingline Loans, the aggregate amount of Tranche 2 Letter of Credit Outstandings exceeds 105% of the Total Tranche 2 Revolving Loan Commitment or, if the Total Tranche 2 Revolving Loan Commitment has been terminated, the Tranche 2 Letter of Credit Outstandings exceed zero (including, without limitation, as a result of the existence of outstanding Bank Guarantees having no specified expiry or termination date at the time of the termination of the Total Tranche 2 Revolving Loan Commitment, whether on the Revolving Loan Maturity Date or otherwise), the Borrowers shall pay to the Administrative Agent at the Payment Office an amount of cash or Cash Equivalents necessary so that the Tranche 2 Letter of Credit Outstandings do not exceed the Total Tranche 2 Revolving Loan Commitment (or, after the Total Tranche 2 Revolving Loan Commitment has terminated, an amount equal to 110% of the Tranche 2 Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrowers hereunder in a cash collateral account to be established by, and satisfactory to, the Administrative Agent and the Borrowers until the Tranche 2 Letter of Credit Outstandings do not exceed the Total Tranche 2 Revolving Loan Commitment or all Tranche 2 Letters of Credit have been terminated or expire.

               (iii) If at any time the aggregate amount of Letter of Credit Outstandings exceeds 105% of $35,000,000, the Borrowers shall pay to the Administrative Agent at the Payment Office an amount of cash or Cash Equivalents necessary so that the Letter of Credit Outstandings do not exceed $35,000,000, such cash or Cash Equivalents to be held as security for all obligations of the Borrowers hereunder in a cash collateral account to be established by, and satisfactory to, the Administrative Agent and the Borrowers until the Letter of Credit Outstandings do not exceed $35,000,000 or all Letters of Credit have been terminated or expire.

               (b) (i) In addition to any other mandatory repayments pursuant to this Section 4.02, GWR shall be required to repay on each date set forth below a portion of the principal amount of A-1 Term Loans, to the extent then outstanding, equal to the aggregate principal amount of the A-1 Term Loans as of the Merger Date multiplied by the percentage set forth below opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02, an "A-1 Term Loan Scheduled Repayment"):

                A-1 Term Loan Scheduled Repayment Date      Amount
                --------------------------------------      ------

                June 30, 2000                               1.25%
                September 30, 2000                          1.25%
                December 30, 2000                           1.25%

                March 31, 2001                              1.90%
                June 30, 2001                               1.90%
                September 30, 2001                          1.90%
                December 30, 2001                           1.90%

                March 31, 2002                              2.80%
                June 30, 2002                               2.80%
                September 30, 2002                          2.80%
                December 30, 2002                           2.80%

                March 31, 2003                              4.40%
                June 30, 2003                               4.40%
                September 30, 2003                          4.40%
                December 30, 2003                           4.40%

                March 31, 2004                              5.95%
                June 30, 2004                               5.95%
                September 30, 2004                          5.95%
                December 30, 2004                           5.95%

                March 31, 2005                              9.00%
                June 30, 2005                               9.00%
                September 30, 2005                          9.00%
                A Term Loan Maturity Date                   9.05%


               (ii) In addition to any other mandatory repayments pursuant to this Section 4.02, GGH shall be required to repay on each date set forth below a portion of the principal amount of A-2 Term Loans, to the extent then outstanding, equal to the initial aggregate principal amount of the A-2 Term Loans multiplied by the percentage set forth below opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02, an "A-2 Term Loan Scheduled Repayment"):

                A-2 Term Loan Scheduled Repayment Date      Amount
                --------------------------------------      ------

                June 30, 2000                               1.25%
                September 30, 2000                          1.25%
                December 30, 2000                           1.25%

                March 31, 2001                              1.90%
                June 30, 2001                               1.90%
                September 30, 2001                          1.90%
                December 30, 2001                           1.90%

                March 31, 2002                              2.80%
                June 30, 2002                               2.80%
                September 30, 2002                          2.80%
                December 30, 2002                           2.80%

                March 31, 2003                              4.40%
                June 30, 2003                               4.40%
                September 30, 2003                          4.40%
                December 30, 2003                           4.40%

                March 31, 2004                              5.95%
                June 30, 2004                               5.95%
                September 30, 2004                          5.95%
                December 30, 2004                           5.95%

                March 31, 2005                              9.00%
                June 30, 2005                               9.00%
                September 30, 2005                          9.00%
                A Term Loan Maturity Date                   9.05%


               (iii) In addition to any other mandatory repayments pursuant to this Section 4.02, GWH shall be required to repay on each date set forth below a portion of the principal amount of A-3 Term Loans, to the extent then outstanding, equal to the initial aggregate principal amount of the A-3 Term Loans multiplied by the percentage set forth below opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02, an "A-3 Term Loan Scheduled Repayment"):

                A-3 Term Loan Scheduled Repayment Date      Amount
                --------------------------------------      ------
                June 30, 2000                               1.25%
                September 30, 2000                          1.25%
                December 30, 2000                           1.25%

                March 31, 2001                              1.90%
                June 30, 2001                               1.90%
                September 30, 2001                          1.90%
                December 30, 2001                           1.90%

                March 31, 2002                              2.80%
                June 30, 2002                               2.80%
                September 30, 2002                          2.80%
                December 30, 2002                           2.80%

                March 31, 2003                              4.40%
                June 30, 2003                               4.40%
                September 30, 2003                          4.40%
                December 30, 2003                           4.40%

                March 31, 2004                              5.95%
                June 30, 2004                               5.95%
                September 30, 2004                          5.95%
                December 30, 2004                           5.95%

                March 31, 2005                              9.00%
                June 30, 2005                               9.00%
                September 30, 2005                          9.00%
                A Term Loan Maturity Date                   9.05%


               (c) (i) In addition to any other mandatory repayments pursuant to this Section 4.02, GWR shall be required to repay on each date set forth below a portion of the principal amount of B-1 Term Loans, to the extent then outstanding, equal to the aggregate principal amount of the B-1 Term Loans as of the Merger Date multiplied by the percentage set forth below opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02, a "B- 1 Term Loan Scheduled Repayment"):

                B-1 Term Loan Scheduled Repayment Date      Amount
                --------------------------------------      ------

                December 30, 2000                           1.00%

                December 30, 2001                           1.00%

                December 30, 2002                           1.00%

                December 30, 2003                           1.00%

                December 30, 2004                           1.00%

                December 30, 2005                           1.00%

                March 31, 2006                              8.75%
                June 30, 2006                               8.75%
                September 30, 2006                          8.75%
                December 30, 2006                           8.75%

                March 31, 2007                              14.75%
                June 30, 2007                               14.75%
                September 30, 2007                          14.75%
                B Term Loan Maturity Date                   14.75%


               (ii) In addition to any other mandatory repayments pursuant to this Section 4.02, GGH shall be required to repay on each date set forth below a portion of the principal amount of B-2 Term Loans, to the extent then outstanding, equal to the initial aggregate principal amount of the B-2 Term Loans multiplied by the percentage set forth below opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02, a "B-2 Term Loan Scheduled Repayment"):

                B-2 Term Loan Scheduled Repayment Date      Amount
                --------------------------------------      ------

                December 30, 2000                           1.00%

                December 30, 2001                           1.00%

                December 30, 2002                           1.00%

                December 30, 2003                           1.00%

                December 30, 2004                           1.00%

                December 30, 2005                           1.00%

                March 31, 2006                              8.75%
                June 30, 2006                               8.75%
                September 30, 2006                          8.75%
                December 30, 2006                           8.75%

                March 31, 2007                              14.75%
                June 30, 2007                               14.75%
                September 30, 2007                          14.75%
                B Term Loan Maturity Date                   14.75%


               (d) Within one Business Day following each date after the Initial Borrowing Date upon which Holdings receives any proceeds from any issuance of equity (excluding (i) proceeds received from the private sale or issuance of equity (including, without limitation, Qualified Preferred Equity) which are used to effect Permitted Acquisitions pursuant to Section 7.14, to make investments pursuant to Section 8.05(xvi) or to make Capital Expenditures pursuant to Section 8.07, (ii) proceeds received from the sale or issuance of equity by Holdings, to the extent used to repurchase equity from management pursuant to Section 8.03(iv), (iii) proceeds received upon the exercise of options or warrants by management and (iv) proceeds received upon the exercise of options or warrants by Torque or the Foundation or any of their respective Affiliates; provided that the proceeds excluded pursuant to clauses (i) and (iv) above shall not exceed $25,000,000 in the aggregate) an amount equal to 50% of the cash proceeds therefrom (net of underwriting discounts or placement discounts and commissions and other reasonable fees and costs associated therewith) shall be applied as a mandatory repayment of the principal of outstanding Term Loans in accordance with the requirements of Section 4.02(i) (subject to modification of such application as set forth in Section 4.02(l)).

               (e) Within one Business Day following each date after the Initial Borrowing Date upon which Holdings and/or any of its Subsidiaries receives any proceeds from any incurrence of Indebtedness (excluding any Indebtedness permitted to be incurred pursuant to Section 8.04 as in effect on the Initial Borrowing Date), an amount equal to 100% of the cash proceeds therefrom (net of underwriting discounts or placement discounts and commissions and other reasonable fees and costs associated therewith) shall be applied as a mandatory repayment of the principal of outstanding Term Loans in accordance with the requirements of Section 4.02(i) (subject to modification of such application as set forth in Section 4.02(l)).

               (f) Within three Business Days following each date on and after the Initial Borrowing Date upon which Holdings and/or any of its Subsidiaries receives Cash Proceeds from any Asset Sale, an amount equal to 100% of the Net Cash Proceeds therefrom shall be applied as a mandatory repayment of the principal of outstanding Term Loans in accordance with the requirements of Section 4.02(i) (subject to modification of such application as set forth in Section 4.02(l)), provided that such Net Cash Proceeds shall not be required to be so applied on such date if no Default or Event of Default then exists and the applicable Borrower delivers a certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds shall be used either (i) to purchase assets used in the ordinary course of business in compliance with this Agreement,
(ii) to make permitted Capital Expenditures or (iii) to purchase equity interests or assets in connection with a Permitted Acquisition, in each case within 360 days following the date of such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that if all or any portion of such Net Cash Proceeds not so applied to the repayment of Term Loans are not so used within such 360 day period, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of outstanding Term Loans as provided above in this Section 4.02(f).

               (g) On each Excess Cash Payment Date, an amount equal to 75% (50% if as of the last day of the relevant Excess Cash Payment Period the Leverage Ratio is less than 3.25:1.0) of the Excess Cash Flow for the relevant Excess Cash Payment Period shall be applied as a mandatory repayment of the principal of outstanding Term Loans in accordance with the requirements of Section 4.02(i) (subject to modification of such application as set forth in Section 4.02(l)).

               (h) Within 10 days following each date after the Initial Borrowing Date on which Holdings or any of its Subsidiaries receives any proceeds from any Recovery Event, an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs including, without limitation, legal costs and expenses and taxes incurred in connection with such Recovery Event) shall be applied as a mandatory repayment of the principal of outstanding Term Loans in accordance with the requirements of
Section 4.02(i) (subject to modification of such application as set forth in Section 4.02(l)); provided that so long as no Default or Event of Default then exists and to the extent such proceeds do not exceed $30,000,000, such proceeds shall not be required to be so applied on such date to the extent that GWR has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used to repair, replace or restore any properties or assets in respect of which such proceeds were paid within 360 days following the date of such Recovery Event (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that if all or any portion of such proceeds not required to be applied to the repayment of Term Loans pursuant to the preceding proviso are not so used (or binding commitments with respect thereto are not made) within such 360 day period, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Section 4.02(i).

               (i) Except as provided in Section 4.02(l), the amount of each principal repayment of Term Loans made as required by Sections 4.02(d), (e), (f), (g) and (h) shall be applied to repay the A-1 Term Loans (in an amount equal to the A-1 Tranche Percentage of such aggregate repayment), the A-2 Term Loans (in an amount equal to the A-2 Tranche Percentage of such aggregate repayment), the A-3 Term Loans (in an amount equal to the A-3 Tranche Percentage of such aggregate repayment), the B-1 Term Loans (in an amount equal to the B-1 Tranche Percentage of such aggregate repayment) and the B-2 Term Loans (in an amount equal to the B-2 Tranche Percentage of such aggregate repayment). Each prepayment of Term Loans pursuant to the preceding sentence shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche being repaid on a pro rata basis based on the amount of such Scheduled Repayments after giving effect to all prior reductions thereto.

               (j) With respect to each repayment of Loans required by this
Section 4.02, each Borrower may designate the Types of Loans which are to be repaid and, in the case of Euro Rate Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which such Loans were made, provided that: (i) if any repayment of Euro Rate Loans made pursuant to a single Borrowing shall reduce the outstanding Euro Rate Loans made pursuant to such Borrowing to an amount less than the applicable Minimum Borrowing Amount, such Borrowing shall be immediately converted into a Borrowing of Base Rate Loans (or repaid in the case of a Borrowing of Foreign Currency Loans); and (ii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; provided that
(x) no repayment pursuant to Section 4.02(a)(i) shall be applied to any Tranche 1 Revolving Loans of a Defaulting Bank at any time when the aggregate amount of the Tranche 1 Revolving Loans of any Non-Defaulting Bank exceeds such Non- Defaulting Bank's Tranche 1 Revolving Percentage of Tranche 1 Revolving Loans then outstanding and (y) no repayment pursuant to
Section 4.02(a)(ii) shall be applied to any Tranche 2 Revolving Loans of a Defaulting Bank at any time when the aggregate amount of the Tranche 2 Revolving Loans of any Non-Defaulting Bank exceeds such Non-Defaulting Bank's Tranche 2 Revolving Percentage of Tranche 2 Revolving Loans then outstanding. In the absence of a designation by any Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion. Notwithstanding the foregoing provisions of this Section 4.02, if any time the mandatory prepayment of Term Loans pursuant to Sections 4.02(d) through (h) above, or repayments of Euro Rate Loans pursuant to Section 1.10(b) would result, after giving effect to the procedures set forth above, in a Borrower incurring breakage costs under Section 1.11 as a result of Euro Rate Loans being prepaid other than on the last day of an Interest Period applicable thereto (the "Affected Euro Rate Loans"), then such Borrower may in its sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Euro Rate Loans with the Administrative Agent (which deposit must be equal in amount to the amount of Affected Euro Rate Loans not immediately prepaid) to be held as security for the obligations of such Borrower hereunder pursuant to a cash collateral arrangement to be agreed upon in form and substance satisfactory to the Administrative Agent and such Borrower, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Term Loans that are Euro Rate Loans (or such earlier date or dates as shall be requested by such Borrower), to repay an aggregate principal amount of such Term Loans equal to the Affected Euro Rate Loans not initially repaid pursuant to this sentence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited as cash collateral pursuant to the immediately preceding sentence shall be held for the sole benefit of the Banks whose Term Loans would otherwise have been immediately repaid with the amounts deposited and upon the taking of any action by the Administrative Agent or the Banks pursuant to the remedial provisions of Section 9, any amounts held as cash collateral pursuant to this Section 4.02(j) shall, subject to the requirements of applicable law, be immediately applied to the Term Loans.

               (k) All outstanding A Term Loans shall be repaid in full on the A Term Loan Maturity Date. All outstanding B Term Loans shall be repaid in full on the B Term Loan Maturity Date. All outstanding Revolving Loans shall be repaid on the Revolving Loan Maturity Date. All outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date.

               (l) Notwithstanding anything to the contrary contained in this Section 4.02 or elsewhere in this Agreement (including, without limitation, in Section 14.12), each Borrower shall have the option, in its sole discretion, to give the Banks with outstanding Term Loans of any Tranche the option to waive voluntary prepayment of such Loans pursuant to
Section 4.01 or a mandatory repayment of such Loans pursuant to Sections 4.02(d), (e), (f), (g), and/or (h) (each such prepayment or repayment, a "Waivable Repayment") upon the terms and provisions set forth in this
Section 4.02(l). If a Borrower elects to exercise the option referred to in the preceding sentence, such Borrower shall give to the Administrative Agent written notice of its intention to give the Banks of the selected Tranche or Tranches the right to waive a Waivable Repayment at least five Business Days prior to such repayment, which notice the Administrative Agent shall promptly forward to all Banks of the selected Tranche or Tranches (indicating in such notice the amount of such repayment to be applied to each such Bank's outstanding Term Loans). Any Borrower's offer to permit such Banks to waive any such Waivable Repayment may apply to all or part of such repayment, provided that any offer to waive part of such repayment must be made ratably to such Banks on the basis of their outstanding Term Loans of the selected Tranche or Tranches. In the event any such Bank desires to waive such Bank's right to receive any such Waivable Repayment in whole or in part, such Bank shall so advise the Administrative Agent no later than the close of business two Business Days after the date of such notice from the Administrative Agent, which notice shall also include the amount such Bank desires to receive in respect of such repayment. If any Bank does not reply to the Administrative Agent within the two Business Days, it will be deemed not to have waived any part of such repayment. If any Bank does not specify an amount it wishes to receive, it will be deemed to have accepted 100% of the total payment. In the event that any such Bank waives all or part of such right to receive any such Waivable Repayment, the Administrative Agent shall apply 100% of the amount so waived by such Bank to the other Tranches of Term Loans (if applicable) in accordance with Section 4.02(i), determined as if no Term Loans of the waived Tranche were outstanding at such time (provided that once all other Tranches of Term Loans have been repaid in full, the amount so waived may be retained by such Borrower).

               4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto no later than 12:00 Noon (Local time) on the date when due and shall be made in immediately available funds at the Payment Office of the Administrative Agent and in: (x) Dollars, if such payment is made in respect of any obligation of any of the Borrowers under this Agreement (including, without limitation, reimbursement obligations with respect to Letters of Credit, Tranche 1 Letter of Credit Fees, Tranche 2 Letter of Credit Fees and Facing Fees, even if the respective Letter of Credit is denominated in an Alternate Currency), except as otherwise provided in the immediately succeeding clause (y); or (y) the appropriate Approved Currency, if such payment is made in respect of principal of or interest on Foreign Currency Loans. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

               4.04 Net Payments; Taxes. (a) All payments made by Holdings and each Borrower hereunder or by each Borrower under any Note will be made without setoff, counterclaim or other defense. Except as provided in
Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any political subdivision or taxing authority thereof or therein) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any Taxes are so levied or imposed, the relevant Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the relevant Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income of such Bank pursuant to the laws of the jurisdiction or any political subdivision or taxing authority thereof or therein in which the principal office or applicable lending office of such Bank is located as such Bank shall determine are payable by such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. Each Borrower will furnish to the Administrative Agent within 45 days after the date of the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Borrower. Without duplication of amounts payable pursuant to the foregoing provisions of this Section 4.04(a), each Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

               (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrowers and the Administrative Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 14.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. Each other Bank agrees to deliver to the Borrowers and the Administrative Agent on or prior to the Initial Borrowing Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 14.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, one or more accurate and complete original signed copies (as the Borrowers or Administrative Agent may reasonably request) of United States Internal Revenue Service Form W-9 or successor applicable form (if required by law), as the case may be, providing the employer identification number for such Bank. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to Holdings and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to the benefit of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a
Section 4.04(b)(ii) Certificate or Form W-9 (or any successor forms), as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify Holdings and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Bank shall not be required to deliver any such form of certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to the immediately succeeding sentence, (x) each Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Bank to the extent that such Bank has not provided to the Borrowers U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrowers shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrowers the Internal Revenue Service Forms required to be provided to the Borrowers pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04, each Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such income or similar Taxes.

               (c) Each Bank that is not a resident of the United Kingdom for United Kingdom tax purposes and that is a lender to GWH agrees, to the extent such Bank is entitled to do so by law and the provisions of any applicable tax treaty, within 45 days after the Effective Date (or, in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or Section 14.04(b) (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), within 45 days after the date such Bank becomes a party to this Agreement by execution of an Assignment and Assumption Agreement), to make the requisite filing with the appropriate U.K. taxing authority (as to which GWH shall notify such Bank) (and/or the taxing authority of the jurisdiction in which such Bank's principal office is located) as required to establish its entitlement to an exemption from or reduction in U.K. withholding under the double tax treaty currently in force between the United States (or the jurisdiction in which such Bank's principal office is located) and the United Kingdom. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to the immediately succeeding sentence, (i) GWH shall be entitled, to the extent it is required to do so by law, to deduct and withhold income or similar taxes imposed by the United Kingdom on interest, Fees or other amounts payable hereunder for the account of any Bank which is not a resident of the United Kingdom for U.K. tax purposes to the extent that such Bank has not provided forms, declarations or other certification required to establish a complete exemption from such deduction or withholding and (ii) GWH shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United Kingdom if such Bank has not provided to GWH the forms and declaration required to be provided by such Bank pursuant to the preceding sentence. Alternatively, if a Bank is a bank as defined in Section 840 A of the Income and Corporation Taxes Act of 1988 of the United Kingdom, it shall, upon the written request of the Borrower, provide certifications to that effect to GWH. Notwithstanding anything to the contrary contained above in this clause (c) or elsewhere in this Section 4.04, GWH agrees to pay any additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes. For the avoidance of doubt, nothing herein shall require any Bank to disclose any information regarding its tax affairs or computations to GWH or any of its Affiliates and no Bank shall be obligated to disclose any of its tax returns to GWH or any of its Affiliates or any agent of the foregoing.

               (d) If a Borrower pays any additional amount under this
Section 4.04 to a Bank and such Bank determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such Bank shall pay such Borrower an amount that the Bank shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by such Bank in such year as a consequence of such Tax Benefit; provided, however, that (i) any Bank may determine in its sole discretion consistent with the policies of such Bank whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Bank as a result of a disallowance or reduction (including through the expiration of any tax carryover or carryback of such Bank that otherwise would not have expired) of any Tax Benefit with respect to which such Bank has made a payment to a Borrower pursuant to this Section 4.04(d) shall be treated as a Tax for which such Borrower is obligated to indemnify such Bank pursuant to this Section 4.04 without any exclusions or defenses; and (iii) nothing in this Section 4.04(d) shall require a Bank to disclose any confidential information to any Borrower (including, without limitation, its tax returns).

               SECTION 5. Conditions Precedent. The obligation of each Bank to make Loans hereunder, and the obligation of each Issuing Bank to issue Letters of Credit hereunder, is subject, at the time of the making of each such Credit Event, to the satisfaction of the following conditions:

               5.01 Execution of Agreement; Notes. On or prior to the Initial Borrowing Date (i) this Agreement shall have been executed and delivered as provided in Section 14.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Banks requesting them the appropriate Notes executed by the applicable Borrower or Borrowers, in each case in the amount, maturity and as otherwise provided herein.

               5.02 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

               5.03 Officer's Certificate. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate dated such date signed by the President or any Vice President of GWR stating that all of the applicable conditions set forth in Section 5.02, 5.07, 5.11, 5.12 and
5.15 have been met.

               5.04 Opinions of Counsel. On the Initial Borrowing Date, the Administrative Agent shall have received from (i) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to Holdings and its Subsidiaries, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Banks and dated the Initial Borrowing Date covering the matters set forth in Exhibit E-1, (ii) Edward J. Pelta, General Counsel of Holdings, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Banks and dated the Initial Borrowing Date covering the matters set forth in Exhibit E-2, (iii) Beiten Burkhardt Mittl & Wegener, special German counsel to Holdings and its Subsidiaries, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Banks and dated the Initial Borrowing Date covering the matters set forth in Exhibit E-3, (iv) Skadden, Arps, Slate, Meagher & Flom LLP, special U.K. counsel to Holdings and its Subsidiaries, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Banks and dated the Initial Borrowing Date covering the matters set forth in Exhibit E-4, (v) White & Case LLP, counsel to the Administrative Agent and the banks, an opinion addressed to the Administrative Agent and the Banks and dated the Initial Borrowing Date and covering the matters set forth in Exhibit E-5, (vi) unless otherwise agreed by the Administrative Agent, counsel rendering such opinions, reliance letters addressed to the Administrative Agent, the Collateral Agent and each of the Banks dated the Initial Borrowing Date with respect to all legal opinions (if any) delivered in connection with the Transaction, which reliance letters shall be in form and substance reasonably satisfactory to the Administrative Agent and (vii) to the extent reasonably requested by the Administrative Agent, from local counsel to Holdings and its Subsidiaries reasonably satisfactory to the Administrative Agent, opinions addressed to the Administrative Agent, the Collateral Agent and each of the Banks and dated the Initial Borrowing Date, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and shall cover the perfection of the security interests granted pursuant to the Security Documents and such other matters incident to the transactions contemplated herein and in the other Credit Documents as the Administrative Agent may reasonably request.

               5.05 Corporate Documents; Proceedings. (a) On the Initial Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date, signed by an Authorized Officer of each Credit Party, and attested to by a second Authorized Officer of such Credit Party, substantially in the form of Exhibit F with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws (or their equivalents) of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Administrative Agent.

               (b) On the Initial Borrowing Date, all corporate and legal proceedings and all instruments and agreements relating to the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

               5.06 Shareholders' Agreements; Management Agreements; Employment Agreements; and Affiliate Contracts. On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent a list or schedule of all of the documents listed below, which list or schedule shall be certified as true and complete by an appropriate officer of Holdings or the Borrowers (and copies of any of the documents set forth on such list or schedule shall have been made available to the Administrative Agent):

               (i) all material agreements entered into by Holdings or any Subsidiary of Holdings as of the Initial Borrowing Date governing the terms and relative rights of its capital stock (collectively, the "Shareholders' Agreements");

               (ii) all material agreements with members of, or with respect to the, management of Holdings or any Subsidiary of Holdings in effect as of the Initial Borrowing Date after giving effect to the Transaction, other than Employment Agreements (collectively, the "Management Agreements");

               (iii) any material employment agreements entered into by Holdings or any Subsidiary of Holdings as of the Initial Borrowing Date after giving effect to the Transaction (collectively, the "Employment Agreements"); and

               (iv) all material contracts, agreements or understandings entered into between Holdings or any of its Subsidiaries on the one hand, and any Person (other than Holdings and its Subsidiaries) who is an Affiliate of Holdings, on the other hand (collectively, the "Affiliate Contracts").

               5.07 Consummation of the Transaction. (a) The Transaction, including all of the terms and conditions thereof, shall have been duly approved by the board of directors and (if required by applicable law) the shareholders or members of the parties thereto, and all Transaction Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect. The Transaction (other than the Merger, the elements of the Intercompany Reorganization described in
Item 9 of Schedule XVI and the payment of fees and expenses) shall have been consummated in accordance with all applicable law and the respective Transaction Documents.

               (b) On or prior to the Initial Borrowing Date, (i) VCP IV and, at VCP IV's election, other investors reasonably satisfactory to the Required Banks shall have made a capital contribution to Torque of at least $53,300,000 in cash in exchange for all the outstanding limited liability company units of Torque (the "Equity Financing"), and (ii) Torque or Torque Merger Sub shall have used all of the proceeds from the Equity Financing to purchase shares of Holdings Common Stock tendered pursuant to the Tender Offer.

               (c) On the Initial Borrowing Date, (i) each of the conditions to purchase contained in the Tender Offer Documents shall have been satisfied in all material respects (and not waived) to the reasonable satisfaction of the Administrative Agent, (ii) all shares of Holdings Common Stock to be purchased on such date shall have been tendered to Holdings and Torque, and such shares shall not have been validly withdrawn and shall be available for purchase in accordance with the terms and conditions of the Tender Offer Documents and (iii) there shall be sufficient shares of Holdings Common Stock tendered pursuant to the Tender Offer such that, immediately following the consummation of the Tender Offer, Torque, Torque Merger Sub, James Gleason, management of Holdings and its Subsidiaries, their respective Affiliates and the Foundation shall own at least 66- 2/3% of the outstanding Holdings Common Stock.

               (d) (i) On the Initial Borrowing Date, the total commitments in respect of the Indebtedness to be Refinanced shall have been terminated, and all loans with respect thereto shall have been repaid in full, together with interest thereon, all letters of credit issued thereunder shall have been terminated (or either incorporated herein as a Letter of Credit or supported with a Letter of Credit issued hereunder) and all other amounts due and owing pursuant to the Indebtedness to be Refinanced shall have been repaid in full and all documents in respect of the Indebtedness to be Refinanced and all guarantees with respect thereto shall have been terminated (except as to indemnification provisions, which may survive) and be of no further force or effect.

               (ii) On the Initial Borrowing Date, the creditors in respect of the Indebtedness to be Refinanced shall have terminated and released all security interests and Liens (other than Permitted Encumbrances) on the assets owned by Holdings and its Subsidiaries. The Administrative Agent shall have received such releases of security interests in and Liens on the assets owned by Holdings and its Subsidiaries as may have been reasonably requested by the Administrative Agent, which releases shall be in form and substance reasonably satisfactory to the Administrative Agent. Without limiting the foregoing, there shall have been delivered (i) proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC of each jurisdiction where a financing statement (Form UCC-1 or the appropriate equivalent) was filed with respect to Holdings or any of its Subsidiaries in connection with the security interests created with respect to the Indebtedness to be Refinanced and the documentation related thereto, (ii) termination or reassignment of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of Holdings or any of its Subsidiaries on which filings have been made,
(iii) terminations of all mortgages, leasehold mortgages, deeds of trust and leasehold deeds of trust created with respect to property of Holdings or any of its Subsidiaries, in each case, to secure the obligations in respect of the Indebtedness to be Refinanced, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent, and (iv) all collateral owned by Holdings or any of its Subsidiaries in the possession of any of the creditors in respect of the Indebtedness to be Refinanced or any collateral agent or trustee under any related security document shall have been returned to Holdings or such Subsidiary.

               (e) On or prior to the Initial Borrowing Date, there shall have been delivered to the Banks true and correct copies of all Documents entered into in connection with the Transaction (including, without limitation, the Tender Offer Documents, the documents governing the Equity Financing, the documents governing the Refinancing and the Merger Documents then in existence), and, to the extent different from the Tender Offer Documents or any of the exhibits thereto, all of the material terms and conditions of such Documents shall be in form and substance reasonably satisfactory to the Administration Agent.

               (f) On the Initial Borrowing Date after giving effect to the Transaction, the ownership and capital structure (including, without limitation, the terms of any equity interests, options, warrants or other securities issued or to be issued by Holdings or any of its Subsidiaries) as of the Initial Borrowing Date and management of Holdings and its Subsidiaries shall be as disclosed to the Administrative Agent prior to the Effective Date or otherwise in form and substance reasonably satisfactory to the Administrative Agent.

               (g) On or prior to the Initial Borrowing Date, all material conditions precedent to the consummation of the Transaction (other than the Merger) as is set forth in the documentation related thereto shall have been satisfied in all material respects and not waived.

               5.08 Pledge Agreements. On the Initial Borrowing Date, (i) each Credit Party shall have duly authorized, executed and delivered a pledge agreement substantially in the form of Exhibit H-1, (ii) GWR shall have duly authorized, executed and delivered a pledge agreement substantially in the form of Exhibit H-2, (iii) GGH shall have duly authorized, executed and delivered a pledge agreement substantially in the form of Exhibit H-3, (iv) GGH shall have duly authorized, executed and delivered a pledge agreement substantially in the form of Exhibit H-4, (x) GGH shall have duly authorized, executed and delivered a pledge agreement substantially in the form of Exhibit H-5 and (vi) GWH shall have duly authorized, executed and delivered a pledge agreement substantially in the form of Exhibit H-6 (each such pledge agreement, as modified, supplemented or amended from time to time, a "Pledge Agreement" and collectively, the "Pledge Agreements"); and each Credit Party shall have (x) delivered to the Collateral Agent, as Pledgee thereunder all of the Pledged Securities referred to therein then owned by each such Credit Party (1) endorsed in blank in the case of promissory notes constituting Pledged Securities and
(2) together with executed and undated irrevocable stock powers, in the case of capital stock constituting Pledged Securities and (y) taken such other action to perfect the security interests created thereunder as the Collateral Agent shall reasonably request.

               5.09 Security Agreement. On the Initial Borrowing Date, each Credit Party (other than GGH and GWH) shall have duly authorized, executed and delivered a Security Agreement substantially in the form of Exhibit I (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, together with:

               (i) proper financing statements (Form UCC-1 or such other financing statements or similar notices as shall be required by local law) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

               (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all tax liens or effective financing statements that name Holdings or any of its Subsidiaries (after giving effect to the Transaction), as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or for which the Collateral Agent shall receive termination statements (Form UCC-3 or such other termination statements as shall be required by local law) fully executed for filing);

               (iii) evidence of the completion of, or the making of arrangements reasonably satisfactory to the Administrative Agent for the making of, all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by such Security Agreement; and

               (iv) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken or arrangements reasonably satisfactory to the Administrative Agent for the taking of such actions shall have been made.

               5.10 Subsidiary Guaranty. On the Initial Borrowing Date, each Domestic Subsidiary of Holdings (other than GWR, OGA America
Incorporated and MECUP SRL) shall have duly authorized, executed and delivered a Guaranty substantially in the form of Exhibit J (as modified, supplemented or amended from time to time, the "Subsidiary Guaranty"), and such Subsidiary Guaranty shall be in full force and effect.

               5.11 Material Adverse Change, etc. On or prior to the Initial Borrowing Date, since December 31, 1998, nothing shall have occurred (and the Banks shall have become aware of no facts or conditions not previously known) which the Administrative Agent or the Required Banks shall reasonably determine (a) could reasonably be expected to have a material adverse effect on the rights or remedies of the Banks or the Administrative Agent, or on the ability of Holdings and its Subsidiaries to perform their obligations to the Administrative Agent and the Banks under this Agreement or any other Credit Document or (b) could reasonably be expected to have a materially adverse effect on the business, assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

               5.12 Litigation. On the Initial Borrowing Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement, any other Document, the Transaction, or any documentation executed in connection herewith or with respect to the transactions contemplated hereby (in the case of the foregoing, except as described on Schedule XV), or which the Administrative Agent or Required Banks shall reasonably determine could reasonably be expected to have a materially adverse effect on the Transaction or on the business, assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

               5.13 Fees, etc. On the Initial Borrowing Date, the Borrowers shall have paid in full to the Administrative Agent and the Banks all costs, fees and expenses (including, without limitation, all reasonable out-of-pocket legal fees and expenses) payable to the Administrative Agent and the Banks to the extent then due pursuant hereto or as otherwise agreed between Holdings and the Administrative Agent.

               5.14 Insurance. On or prior to the Initial Borrowing Date, Holdings shall cause to be delivered to the Administrative Agent and the Banks evidence (including, without limitation, certificates with respect to each insurance policy listed on Schedule III) of insurance, complying with the requirements of Section 7.03, with respect to the business and properties of Holdings and its Subsidiaries, in scope, form and substance reasonably satisfactory to the Administrative Agent and naming, in accordance with the Credit Documents, each of the Collateral Agent, the Administrative Agent and the Banks as an additional insured and the Collateral Agent as mortgagee and/or loss payee and stating that such insurance shall not be canceled or revised without 30 days' prior written notice by the insurer to the Collateral Agent.

               5.15 Approvals. All necessary governmental and material third party approvals in connection with the Transaction and the other transactions contemplated by the Documents (other than the Merger) and otherwise referred to herein or therein (including, but not limited to, those approvals required in respect of existing permits and transfers of contract rights) shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes, in the reasonable judgment of the Administrative Agent or the Required Banks, adverse conditions upon the consummation of the Transaction or the other transactions contemplated by the Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Transaction, the transactions contemplated by the Documents, the making of the Loans or the issuance of Letters of Credit.

               5.16 Financial Statements; Projections; Management Letter Reports. (a) On or prior to the Initial Borrowing Date, the Administrative Agent shall have received:

               (i) the consolidated balance sheet of Holdings and its Subsidiaries as at December 31, 1998 and September 30, 1999, and the related statements of income, retained earnings and cash flows for the fiscal year or nine-month period, respectively, ended as such dates, which, in the case of the annual statement, has been examined or reviewed (to the extent set forth on such Schedule) by independent certified public accountants, who delivered an unqualified opinion in respect thereof; and

               (ii) the pro forma (after giving effect to the Transaction and the related financing thereof, as if same had occurred on such date and as if Holdings had received recapitalization accounting treatment with respect to the Tender Offer) consolidated balance sheet of Holdings as at September 30, 1999;

all of which financial statements in clause (i) shall be prepared in accordance with generally accepted accounting principles consistent with past practices and which pro forma balance sheet shall be in form and substance reasonably satisfactory to the Administrative Agent.

               5.17 Solvency Certificate. On the Initial Borrowing Date, Holdings shall cause to be delivered to the Administrative Agent and the Banks a solvency certificate substantially in the form of Exhibit G, executed by the Chief Financial Officer of Holdings, which certificate shall be addressed to the Administrative Agent and each of the Banks, be dated the Initial Borrowing Date and set forth the conclusion that, after giving effect to the Transaction, each of Holdings and its Subsidiaries (on a consolidated basis), GWR and its Subsidiaries (on a consolidated basis) and GWR (on a stand-alone basis) are not insolvent and will not be rendered insolvent by the Indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in their respective business and will not have incurred debts beyond their ability to pay such debts as they mature and become due.

               5.18 Mortgages; Title Insurance; Surveys; etc. On the Initial Borrowing Date, the Collateral Agent shall have received:

               (a) fully executed counterparts of a mortgage or deed to secure debt or similar documents in form and substance reasonably satisfactory to the Administrative Agent (as may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, each, a "Mortgage" and collectively, "Mortgages"), which Mortgages shall cover all of the Real Property owned by Holdings or any of its Subsidiaries as designated on Schedule IV as a "Mortgaged Property" (each, a "Mortgaged Property" and collectively, the "Mortgaged Properties"), together with evidence that counterparts of the Mortgages have been delivered to the title insurance company insuring the Lien of the Mortgages for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent, desirable to effectively create a valid and enforceable first priority mortgage lien (subject to Permitted Encumbrances) on each Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors;

               (b) mortgagee title insurance policies or marked-up unconditional binders for such insurance in connection with the Mortgaged Properties issued by Title Associates, Inc. or such other title insurers reasonably satisfactory to the Administrative Agent (the "Mortgage Policies") in amounts reasonably satisfactory to the Administrative Agent assuring the Collateral Agent that the respective Mortgages on such Mortgaged Properties are valid and enforceable first priority mortgage liens on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances and such Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent and shall include, as appropriate, an endorsement for future advances under this Agreement, the Notes and the Mortgages and for any other matter that the Administrative Agent may reasonably request, shall not include an exception for mechanics' liens unless such liens would constitute Permitted Liens, and shall provide for affirmative insurance and such reinsurance (including direct access agreements) as the Administrative Agent may reasonably request; and

               (c) if requested by the Collateral Agent, surveys in form and substance reasonably satisfactory to the Collateral Agent of each Mortgaged Property dated a recent date acceptable to the Collateral Agent, certified in a manner reasonably satisfactory to the Collateral Agent by a licensed professional surveyor satisfactory to the Collateral Agent.

               5.19 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03.

               (b) Prior to the issuance of each Letter of Credit, the respective Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.02.

               SECTION 6. Representations and Warranties. In order to induce the Banks to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each of Holdings and each Borrower makes the following representations and warranties, on behalf of itself and its Subsidiaries, in each case after giving effect to the Transaction consummated on the Initial Borrowing Date, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the Initial Borrowing Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date):

               6.01 Status. Each of Holdings and its Subsidiaries (i) is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization, except where the failure to be in good standing or, in the case of any Subsidiary that is not a Borrower, so organized or existing, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole, (ii) has the corporate or other power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and
(iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified, have such authority or be in good standing, which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole.

               6.02 Power and Authority. Each Credit Party has the corporate or other power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate or other action to authorize the execution, delivery and performance by it of each such Document. Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each such Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (regardless of whether considered in proceedings in equity or at law) and an implied covenant of good faith and fair dealing.

               6.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with, or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the properties or assets of Holdings or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which Holdings or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws or other organizational documents, as applicable, of Holdings or any of its Subsidiaries.

               6.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required (i) to authorize, or is required in connection with, the execution, delivery and performance of any Document by any Credit Party or (ii) to ensure the legality, validity, binding effect or enforceability of any such Document with respect to any Credit Party, except those (A) which have been obtained or made prior to the Initial Borrowing Date, (B) the absence of which, either individually or in the aggregate, could not reasonably be expected to have a material adverse effect on either (x) the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole or (y) the rights or remedies of the Banks or the Administrative Agent or on the ability of Holdings or any of its Subsidiaries to perform their respective obligations hereunder and under the other Documents to which they are, or will be, a party or (C) for filings and recordings required to perfect the security interests created under the Security Documents, which filings and recordings will be made within 10 Business Days after the Initial Borrowing Date.

               6.05 Financial Statements; Financial Condition; Undisclosed Liabilities. (a) The consolidated statements of financial condition of Holdings and its Subsidiaries at December 31, 1998 and at September 30, 1999 and the related consolidated statements of income and cash flows of Holdings and its Subsidiaries for the fiscal year or nine-month period, as the case may be, ended on such date, and furnished to the Banks prior to the Initial Borrowing Date, present fairly (subject to normal year-end adjustments in the case of the September 30, 1999 financial statements) the consolidated financial condition of Holdings and its Subsidiaries at the date of such consolidated statements of financial condition and the consolidated results of the operations of Holdings and its Subsidiaries for the respective fiscal year or nine-month period, as the case may be. All such consolidated financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied. The pro forma consolidated balance sheet of Holdings as of September 30, 1999, a copy of which has heretofore been furnished to each Bank, presents a good faith estimate of the consolidated pro forma financial condition of Holdings after giving effect to the Transaction, and assuming Holdings received recaptialization treatment with respect to the Tender Offer, at the date thereof. Since December 31, 1998, there has been no material adverse change in the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole.

               (b) On and as of the Initial Borrowing Date, on a pro forma basis after giving effect to the Transaction occurring on such date and to all Indebtedness (including the Loans) being incurred or assumed on such date and Liens created by the Credit Parties in connection therewith, (x) the sum of the assets, at a fair valuation, of Holdings and its Subsidiaries (on a consolidated basis), GWR and its Subsidiaries (on a consolidated basis) and of GWR (on a stand-alone basis) will exceed their respective debts, (y) each of Holdings and its Subsidiaries (on a consolidated basis), GWR and its Subsidiaries (on a consolidated basis) and GWR (on a stand-alone basis) have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature and (z) each of Holdings and its Subsidiaries (on a consolidated basis), GWR and its Subsidiaries (on a consolidated basis) and GWR (on a stand-alone basis) have sufficient capital with which to conduct its business. For purposes of this Section 6.05(b) "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

               (c) Except as fully disclosed in the financial statements delivered pursuant to Section 6.05(a), there were as of the Initial Borrowing Date no liabilities or obligations with respect to Holdings or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to be materially adverse to Holdings and its Subsidiaries taken as a whole.

               6.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of Holdings or any Borrower, threatened
(i) with respect to the Transaction, the Credit Documents, or any other Document (except as described on Schedule XV and any other actions, suits or proceedings relating to or arising from a similar cause of action) or
(ii) that could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole.

               6.07 True and Complete Disclosure. Except to the extent set forth in the immediately succeeding sentence, all factual information (taken as a whole) furnished by or on behalf of Holdings or any of its Subsidiaries in writing to the Administrative Agent or any Bank (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The financial projections and other pro forma financial information contained therein are based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Administrative Agent and the Banks that projections as to future events are not to be viewed as facts or factual information and that actual results during the period or periods covered thereby may differ from the projected results.

               6.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the A Term Loans and the B Term Loans shall be used by the applicable Borrowers (i) to effect the Transaction and (ii) to pay fees and expenses related to the Transaction; provided that (i) the proceeds of A-1 Term Loans and B-1 Term Loans incurred on the Merger Date shall be used first to repay all amounts owing under the Torque Credit Agreement (with any excess proceeds to be used for the purposes provided above) and (ii)(x) prior to the consummation of the Merger, up to $5,000,000 of Term Loans may be used for the Borrowers' working capital and general corporate purposes and (y) thereafter, any proceeds of any Term Loans in excess of those amounts necessary to consummate the Transaction (including the repayment of all amounts owing under the Torque Credit Agreement) and to pay any fees and expenses related thereto may be used for the Borrowers' working capital and general corporate purposes .

               (b) All proceeds of Revolving Loans and Swingline Loans may be used (i) for working capital and general corporate purposes (including, without limitation, Permitted Acquisitions) and (ii) to effect the Transaction and pay fees and expenses related thereto; provided that no more than $12,500,000 may be used on the Initial Borrowing Date for the purposes set forth in clause (ii) above (provided further, that more than $12,500,000 of Revolving Loans and Swingline Loans may be incurred on the Initial Borrowing Date and used for such purposes, if needed to consummate the Transaction and pay such fees and expenses, so long as the excess over $12,500,000 is matched by cash and/or Cash Equivalents available to Holdings and its Subsidiaries at such time).

               (c) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock; provided that the Borrowers, Holdings or any of their Subsidiaries may use the proceeds of Loans to purchase Margin Stock pursuant to the Tender Offer in compliance with Regulations T, U and X, so long as at the time of the making of such Loan, and after giving effect thereto, not more than 25% of the value of the assets subject to the provisions of Section 8 of Holdings, any Borrower, Holdings and its Subsidiaries on a consolidated basis, or any Borrower and its Subsidiaries on a consolidated basis, shall constitute Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

               6.09 Tax Returns and Payments. Each of Holdings and each of its Subsidiaries has timely filed or caused to be timely filed (including pursuant to any valid extensions of time for filing) thereof or with the appropriate taxing authority, all material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of each of Holdings and its Subsidiaries, as the case may be. The Returns accurately reflect in all material respects all liability for taxes of Holdings and its Subsidiaries as a whole for the periods covered thereby. Each of Holdings and its Subsidiaries have paid all material taxes payable by them which have become due other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. Except as set forth on Schedule XIII, as of the Initial Borrowing Date, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of Holdings or any of its Subsidiaries, threatened in writing by any authority regarding any taxes relating to Holdings or any of its Subsidiaries. Except as set forth on Schedule XIII, as of the Initial Borrowing Date, neither Holdings nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of any material taxes of Holdings or any of its Subsidiaries. None of Holdings or any of its Subsidiaries has provided, with respect to it or property held by it, any consent under Section 341 of the Code. None of Holdings or any of its Subsidiaries has incurred, or will incur, any material tax liability in connection with the Transaction or any other transactions contemplated hereby (excluding any future tax liabilities of Holdings or any of its Subsidiaries arising as a result of the operation of their businesses in the ordinary course of business).

               6.10 ERISA. (a) Schedule V sets forth each Plan. Each Plan (and each related trust, insurance contract or fund) other than any Foreign Pension Plan is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code except where failure to be so qualified could not reasonably be expected to give rise to a material liability; no Reportable Event has occurred with respect to any Plan, other than a Foreign Pension Plan, that is reasonably likely to give rise to a material liability; no Multiemployer Plan is insolvent or in reorganization; no Plan (other than a Foreign Pension Plan) has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, would result or reasonably be expected to result in a material liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan (other than a Foreign Pension Plan) and each Multiemployer Plan have been timely made except to the extent that any failure to make such contribution will not result in a material liability; neither Holdings, the Borrowers or any of their Subsidiaries nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan or Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section
401(a)(29), 4971 or 4975 of the Code or expects to incur any such material liability under any of the foregoing sections with respect to any Plan or Multiemployer Plan; no condition exists which presents a material risk to Holdings, the Borrowers or any of their Subsidiaries or any ERISA Affiliate of incurring a material liability to or on account of a Plan or Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or, to the knowledge of the Borrowers, investigation with respect to the administration, operation or the investment of assets of any Plan (other than a Foreign Pension Plan) (other than routine claims for benefits) is pending, expected or threatened other than any such event that could not reasonably be expected to result in a material liability; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Holdings, the Borrowers or any of their Subsidiaries and its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date hereof, would not result or reasonably be expected to result in a material liability; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of Holdings, the Borrowers or any of their Subsidiaries, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code, to the extent required, except to the extent that any such noncompliance will not result in or reasonably be expected to result in a material liability; no lien imposed under the Code or ERISA on the assets of Holdings, the Borrowers or any of their Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan or Multiemployer Plan; and Holdings, the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan (other than a Foreign Pension Plan) the obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of Holdings or Borrower to perform their obligations under this Agreement.

               (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been timely made. Neither Holdings, the Borrowers nor any of their Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of Holdings' and the Borrowers' most recently ended fiscal year on the basis of the actuarial assumptions described in Holdings' Form 10-K for its 1998 fiscal year, did not exceed the aggregate of (i) the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities and (ii) the amount then reserved on Holdings' consolidated balance sheet in respect of such liabilities (and such amount reserved on Holdings' consolidated balance sheet is not likely to have a material adverse effect on the business, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole).

               6.11 The Security Documents. (a) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in, and/or Lien on, all right, title and interest of each Credit Party thereto in the Security Agreement Collateral described therein that is subject to Article 8 or 9 of the UCC or constitutes patents, trademarks or copyrights, and each Security Agreement (upon satisfaction of any filing or other requirements set forth therein) creates a fully perfected first Lien on, and/or security interest in, all right, title and interest of such Credit Party in all of such Security Agreement Collateral, subject to no other Liens other than Permitted Liens. The recordation of the Assignment of Security Interest in U.S. Patents and Trademarks in the form attached to the Security Agreement in the United States Patent and Trademark Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective, under applicable law, to perfect the security interest granted to the Collateral Agent in the trademarks and patents covered by the Security Agreement.

               (b) The security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors under the Pledge Agreement constitute (upon satisfaction of any filing or other requirements in respect of the Pledged Stock issued by any Foreign Subsidiary) first priority perfected security interests in the Pledged Securities (assuming, in respect of certificated Pledged Stock and Pledged Securities constituting promissory notes, the Collateral Agent's continuous possession thereof) described in the Pledge Agreement, subject to no security interests of any other Person (other than Liens permitted under Section 8.01(i)). Except as provided in the immediately preceding sentence, no filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities and the proceeds thereof under the Pledge Agreement (other than filings of proper UCC-1 Financing Statements in respect of Pledged Securities constituting promissory notes, which filings have been made).

               (c) Each of the Mortgages creates, as security for the obligations purported to be secured thereby, a valid, enforceable (upon satisfaction of any filing or other requirements set forth therein) and perfected security interest in and mortgage lien on the respective Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior to and prior to the rights of all third Persons and subject to no other Liens (except, in each case, Permitted Liens).
Schedule IV contains a true and complete list of each material parcel of Real Property owned or leased by Holdings and its Subsidiaries on the Initial Borrowing Date, and sets forth the type of interest therein held by Holdings or such Subsidiary.

               6.12 Properties. Each of Holdings and each of its Subsidiaries has good and marketable title to all material properties owned by them, including all material property reflected in the consolidated balance sheets of Holdings referred to in Section 6.05(a) (except as sold or otherwise disposed of since the date of such balance sheets as permitted by this Agreement or the Documents) clear of all Liens, other than (i) as referred to in the balance sheet or in the notes thereto or in the pro forma balance sheet or (ii) Permitted Liens.

               6.13 Capitalization. On the Initial Borrowing Date, except as set forth on Schedule VI (and other than any applicable statutory preemptive rights), no Subsidiary of Holdings has outstanding any securities convertible into or exchangeable for its membership interests or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its membership interests.

               6.14 Subsidiaries. Schedule VII lists each Subsidiary of Holdings, and the direct and indirect ownership interest of Holdings therein, in each case as of the Initial Borrowing Date and after giving effect to the Transaction.

               6.15 Compliance with Statutes, etc. Each of Holdings and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole.

               6.16 Investment Company Act. None of Holdings or any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

               6.17 Public Utility Holding Company Act. None of Holdings or any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

               6.18 Environmental Matters. (a) Each of Holdings and each of its Subsidiaries has complied and is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no past, pending or, to the best knowledge of Holdings or any of its Subsidiaries, threatened Environmental Claims against Holdings or any of its Subsidiaries or any Real Property currently or, to the best knowledge of Holdings or any of its Subsidiaries, previously owned or operated by Holdings or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property currently owned or operated by Holdings or any of its Subsidiaries or, to the best knowledge of Holdings or any of its Subsidiaries, on any formerly owned or operated Real Property or any property adjoining or in the vicinity of any currently owned or operated Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any currently owned or operated Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by Holdings or any of its Subsidiaries under any applicable Environmental Law.

               (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned or operated by Holdings or any of its Subsidiaries except in compliance with all Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property by Holdings' or such Subsidiary's business. There are not now any underground storage tanks owned or operated by Holdings or of its Subsidiaries located on any Real Property owned or operated by Holdings or any of its Subsidiaries.

               (c) Notwithstanding anything to the contrary in this Section 6.18, the representations made in this Section 6.18 shall only be untrue if the effect of the failures, noncompliance and other circumstances of the types described above, either individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole.

               6.19 Labor Relations. None of Holdings or any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings or the Borrowers, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings or the Borrowers, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings or the Borrowers, threatened against Holdings or any of its Subsidiaries and (iii) no union representation question exists with respect to the employees of Holdings or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole.

               6.20 Intellectual Property. Each of Holdings and each of its Subsidiaries owns or possesses valid licenses or other legal rights to use all patents, trademarks, service marks, trade names, copyrights, trade secrets and other proprietary intellectual property rights necessary for the present and proposed conduct of its business, without any known conflict with the rights of others except, with respect to any matter specified in this Section 6.20, as could not reasonably be expected to result in a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole.

               6.21 Indebtedness. Schedule VIII sets forth a true and complete list of all Indebtedness of Holdings and its Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after giving effect to the consummation of the Transaction (excluding Indebtedness permitted under Section 8.04, other than clause (ii) thereof, all such non-excluded Indebtedness, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

               6.22 Transaction. At the time of consummation thereof, each element of the Transaction shall have been consummated in accordance in all material respects with the terms of the relevant Documents therefor and all applicable laws.

               6.23 Representations and Warranties in Documents. All representations and warranties of each Credit Party set forth in the Documents were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Initial Borrowing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

               6.24 Special Purpose Corporation. Torque Merger Sub was formed solely to effect the Transaction and, except in connection therewith (and as contemplated by the Documents), has no significant assets or liabilities (other than (i) Holdings Common Stock acquired pursuant to the Tender Offer and (ii) under this Agreement and the other Documents to which it is party) and has engaged in no substantial business activities.

               6.25 Insurance. Set forth on Schedule III hereto is a true, correct and complete list of all material insurance carried by each Credit Party on and as of the Initial Borrowing Date.

               6.26 Year 2000. Holdings reasonably believes that all computer applications that are material to its or any of its Subsidiaries' business and operations are able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, are "Year 2000 Compliant"), except to the extent that a failure to do so would not reasonably have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties or condition (financial or otherwise) of Holdings and its Subsidiaries, taken as a whole.

               SECTION 7. Affirmative Covenants. Each of Holdings and each Borrower hereby covenants and agrees for itself and each of its Subsidiaries that on and after the Initial Borrowing Date and thereafter for so long as this Agreement is in effect and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with all accrued but unpaid interest, Fees and other Obligations, are paid in full:

               7.01 Information Covenants. Holdings will furnish to the Administrative Agent (which shall promptly distribute a copy to each Bank):

               (a) Monthly Reports. As soon as practicable, and in any event within 30 days, after the end of each monthly accounting period of each fiscal year (other than the last monthly accounting period in any fiscal quarter and fiscal year) of Holdings, commencing with the month of February, 2000, a financial summary (accompanied by management narrative where appropriate) showing orders, backlog and shippings for such monthly period.

               (b) Quarterly Financial Statements. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of Holdings, commencing with the period ending March 31, 2000, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of each such quarterly accounting period and the related consolidated statement of income and the related consolidated statement of cash flows for each such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of each such quarterly accounting period (other than the fourth quarterly accounting period), setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be in reasonable detail and certified by the chief financial officer or treasurer of Holdings that they fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and shall be accompanied by a management narrative of the results of operations and financial condition with respect to such period.

               (c) Annual Financial Statements. Within 90 days after the close of each fiscal year of Holdings, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year and the related consolidated statement of income and the related consolidated statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by any of the "big five" independent certified public accountants or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of Holdings, the Borrowers and each of their Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Event of Default which has occurred and is continuing under Sections
8.07 through 8.09, inclusive, or, if in the opinion of such accounting firm such an Event of Default has occurred and is continuing, a statement as to the nature thereof and shall be accompanied by a management discussion and analysis of the results of operations and financial condition with respect to such period.

               (d) Budgets. No later than 30 days after the first day of each fiscal year of Holdings, a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income and cash flows and balance sheets) prepared by Holdings for (x) each quarterly accounting period in such fiscal year prepared in detail and (y) such fiscal year prepared in summary form, in each case, of Holdings and its Subsidiaries on a consolidated basis, accompanied by the statement of the chief financial officer or treasurer of Holdings to the effect that, to the best of such officer's knowledge, the budget is a reasonable good faith estimate of the period covered thereby. Additionally, within 60 days after the consummation of each Permitted Acquisition, a revised budget in the form described above taking into account the effects of such Permitted Acquisition on the budget for the remainder of the fiscal year covered by the original budget.

               (e) Officers' Certificates. At the time of the delivery of the financial statements provided for in Section 7.01(b) and (c), a certificate of the chief financial officer or treasurer of Holdings to the effect that no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (x) set forth the calculations required to establish whether Holdings and its Subsidiaries were in compliance with the provisions of Sections 8.03, 8.04,
8.05 and 8.07 through 8.09, inclusive, at the end of such fiscal quarter or year, as the case may be and (y) if delivered with the financial statements required by Section 7.01(c), set forth the amount of (and the calculations required to establish) Excess Cash Flow for the respective Excess Cash Payment Period.

               (f) Management Letters. Promptly after Holdings', or any of its Subsidiaries' receipt thereof, a copy of any "management letter" received by Holdings, or such Subsidiary from its certified public accountants and the management's responses thereto.

               (g) Notice of Default or Litigation. Promptly, and in any event within five Business Days after an officer of Holdings or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default (provided such Default or Event of Default is continuing) and (ii) any litigation or governmental investigation or proceeding pending or threatened (x) against Holdings or any of its Subsidiaries which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole or (y) with respect to any Credit Document.

               (h) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which Holdings or any of its Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, Administrative Agent or other representative therefor) (but excluding administrative and other immaterial notices pursuant to such Indebtedness documentation) and not otherwise required to be delivered hereunder.

               (i) Environmental Matters. Promptly upon, and in any event within 30 Business Days after, an executive, financial or compliance officer of Holdings or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to materially and adversely affect the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole, provided that in any event Holdings and its Subsidiaries shall deliver to the Banks all material notices relating to such matters received by Holdings or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA:

               (i) any pending or threatened (in writing) Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned or operated by Holdings or any of its Subsidiaries;

               (ii) any condition or occurrence on, or arising from, any Real Property owned or operated by Holdings or any of its Subsidiaries that (a) results in noncompliance by Holdings or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property;

               (iii) any condition or occurrence on any Real Property owned or operated by Holdings or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by Holdings or any of its Subsidiaries of such Real Property under any Environmental Law; and

               (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by Holdings or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Holdings', or such Subsidiary's response thereto.

               (j) Annual Meetings with Banks. At the request of the Administrative Agent, Holdings shall, once during each fiscal year, hold a meeting (at a mutually agreeable location and time) with all of the Banks at which meeting the financial results of the previous fiscal year and the financial condition of Holdings and its Subsidiaries and the budgets presented for the current fiscal year shall be reviewed.

               (k) Shareholders and Affiliates. By no later than February 28 of each year, a list of each shareholder and Affiliate of GGH as of the immediately preceding December 31.

               (l) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to Holdings or any of its Subsidiaries as the Administrative Agent or any Bank may reasonably request in writing.

               7.02 Books, Records and Inspections. Holdings will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles (or the comparable foreign equivalent thereof) and all requirements of law shall be made of all material dealings and transactions in relation to its business and activities. Holdings will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Bank to visit and inspect, during regular business hours and under guidance of officers of Holdings or such Subsidiary, any of the properties of Holdings or any of its Subsidiaries, and, subject to the foregoing requirements, to examine the books of account of Holdings and any of its Subsidiaries and discuss the affairs, finances and accounts of Holdings and any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals, upon such reasonable notice and to such reasonable extent as the Administrative Agent or such Bank may request.

               7.03 Maintenance of Property; Insurance. (a) Holdings and each Borrower will, and will cause each of their Subsidiaries to, (i) keep all material property necessary and useful in its business in good working order and condition, (ii) maintain insurance on its property with reputable and solvent insurance companies in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (iii) furnish to each Bank, upon written request, full information as to the insurance carried.

               (b) Holdings will, and will cause each of its Subsidiaries to, at all times keep their respective property in which a Lien has been granted to the Collateral Agent insured in favor of the Collateral Agent, and all policies (including the Mortgage Policies) or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by Holdings, the Borrowers or any such Subsidiary) (i) shall be endorsed to the Collateral Agent's reasonable satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee (with respect to Collateral) or, to the extent permitted by applicable law, as an additional insured), (ii) shall state that such insurance policies shall not be canceled without 30 days' prior written notice thereof (or 10 days' prior written notice in the case of cancellation for the non-payment of premiums) by the respective insurer to the Collateral Agent and (iii) shall be deposited with the Collateral Agent. Notwithstanding the foregoing, if the Collateral Agent receives insurance proceeds which are not required to be applied to repay the Term Loans pursuant to Section 4.02(h), such proceeds shall be distributed to Holdings or its applicable Subsidiary, as the case may be.

               (c) If Holdings or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 7.03, or if Holdings or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation), upon notice to Holdings and each Borrower, to procure such insurance, and Holdings and each Borrower agree to reimburse the Administrative Agent or the Collateral Agent, as the case may be, for all reasonable out-of-pocket costs and expenses of procuring such insurance.

               7.04 Franchises, etc. Holdings will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and, to the extent required by the Security Agreement, trademarks, copyrights and patents; provided, however, that nothing in this Section 7.04 shall prevent (i) transactions permitted by
Section 8.02 or (ii) the withdrawal by Holdings or any of its Subsidiaries of qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole.

               7.05 Compliance with Statutes, etc. Holdings will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole.

               7.06 Compliance with Environmental Laws. (a) (i) Holdings will comply, and will use its best efforts to cause each of its Subsidiaries to comply, with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by Holdings or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws and (ii) neither Holdings, the Borrowers nor any of their Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by Holdings or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except to the extent that the failure to comply with the requirements specified in clause (i) or (ii) above, either individually or in the aggregate, could not reasonably be expected to result in liability under Environmental Laws that could have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole. If required to do so under any applicable legally binding directive or order of any governmental agency, Holdings and each Borrower agree to undertake, and cause each of their Subsidiaries to undertake, to the extent required under applicable Environmental Laws, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned or operated by Holdings or any of its Subsidiaries in accordance with the requirements of all applicable Environmental Laws and in accordance with such legally binding orders and directives of all governmental authorities, except to the extent that (x) Holdings, such Borrower or such Subsidiary is contesting such order or directive in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by generally accepted accounting principles or (y) the failure to take any such action could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole.

               (b) At the written request of the Administrative Agent or the Required Banks, at any time and from time to time as is reasonable after (i) the Obligations have become due and payable pursuant to Section 9 or (ii) the Banks receive notice under Section 7.01(i) for any event for which notice is required to be delivered with respect to conditions at any Real Property, Holdings and the Borrowers will provide, at their sole cost and expense, an environmental site assessment report of reasonable scope and expense concerning any relevant Real Property now or hereafter owned or operated by Holdings or any of its Subsidiaries, prepared by an environmental consulting firm approved by the Administrative Agent in its reasonable discretion, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property. If Holdings and the Borrowers fail to provide the same within 45 days after such request was made, the Administrative Agent may order the same, and Holdings and the Borrowers, to the extent Holdings and the Borrowers have the authority to do so, shall grant and hereby grants, to the Administrative Agent and the Banks and their Administrative Agents, access to such Real Property and specifically grants the Administrative Agent and the Banks an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at Holdings and the Borrowers' expense.

               7.07 ERISA. As soon as possible and, in any event, within 15 days after Holdings, the Borrowers or any of their Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Holdings will deliver to each of the Banks a certificate of the chief financial officer of Holdings setting forth the full details as to such occurrence and the action, if any, that Holdings, the Borrowers or any such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by such Borrower, such Subsidiary, the Plan administrator or such ERISA Affiliate to or with the PBGC or any other government agency, or a Plan or Multiemployer Plan participant and any notices received by Holdings, such Borrower, such Subsidiary or ERISA Affiliate from the PBGC or any other government agency, or a Plan or Multiemployer Plan participant with respect thereto: that a Reportable Event has occurred (except to the extent that Holdings, the Borrowers or any of their Subsidiaries has previously delivered to the Banks a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation
Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application is reasonably expected to be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan or Multiemployer Plan; that any contribution required to be made with respect to a Plan, Multiemployer Plan or Foreign Pension Plan has not been timely made; that a Plan or Multiemployer Plan has been or is reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan or Multiemployer Plan has an Unfunded Current Liability; that proceedings are reasonably expected to be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that Holdings, the Borrowers, any of their Subsidiaries or any ERISA Affiliate will or are reasonably expected to incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under
Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or
Section 409, 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that Holdings, the Borrowers or any of their Subsidiaries are reasonably expected to incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. Holdings and the Borrowers will deliver to each of the Banks copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to
Section 4010 of ERISA. At the request of the Administrative Agent, Holdings and the Borrowers will also deliver to the Administrative Agent, which request may only be made for those filings (as set forth hereinbelow) in the year in which such filings are due or for the prior years, a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan, other than a Multiemployer Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC (other than PBGC Form 1) or any other government agency, and any material notices received by Holdings, the Borrowers, any of their Subsidiaries or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan or received from any government agency or plan administrator or sponsor or trustee with respect to any Multiemployer Plan, shall be delivered to the Banks no later than ten (10) days after the date such records, documents and/or information has been furnished to the PBGC or any other government agency or such notice has been received by Holdings, the Borrowers, any of their Subsidiaries or the ERISA Affiliate, as applicable. Holdings, the Borrowers and each of their applicable Subsidiaries shall ensure that all Foreign Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing would not be reasonably likely to result in a material adverse effect upon the business, operations, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries, taken as a whole.

               7.08 End of Fiscal Years; Fiscal Quarters. Holdings will cause (i) each of its, and each of its material Subsidiaries' (including, without limitation, each Credit Party's), fiscal years to end on December 31 and (ii) each of such Person's fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

               7.09 Performance of Obligations. Holdings and the Borrowers will, and will cause each of their Subsidiaries to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole; provided that the failure to pay any Indebtedness shall not constitute a breach of this Section 7.09 unless it shall give rise to an Event of Default under Section 9.04.

               7.10 Payment of Taxes. Holdings will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon Holdings, the Borrowers or their Subsidiaries or upon the income or profits of Holdings, the Borrowers or their Subsidiaries, or upon any properties belonging to it, prior to the date on which penalties would otherwise attach thereto, and all lawful claims which, if unpaid, might become a lien or charge not otherwise permitted under Section 8.01(i) upon any properties of Holdings, the Borrowers or any such Subsidiary; provided that none of Holdings, the Borrowers, or any such Subsidiary shall be required to pay any such material tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings so long as Holdings, any such Borrower or any such Subsidiary maintains adequate reserves with respect thereto in accordance with generally accepted accounting principles.

               7.11 Additional Mortgages; Further Assurances. (a) In the event that Holdings or any of its Domestic Subsidiaries acquires any Real Property after the Initial Borrowing Date the value of which, together with improvements thereon, is $5,000,000 or more, Holdings or such Subsidiary shall promptly notify the Administrative Agent and, at the request of the Administrative Agent or the Required Banks from time to time, Holdings and each Borrower will, and will cause each of their Subsidiaries to, grant to the Collateral Agent security interests and mortgages (an "Additional Mortgage") in such additional Real Property of Holdings, such Borrower or any of such Domestic Subsidiaries (each such Real Property, an "Additional Mortgaged Property"). All such Additional Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected Liens superior to and prior to the rights of all third Persons and subject to no other Liens, in either case except Permitted Liens. The Additional Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Notwithstanding anything to the contrary contained above in this Section 7.11(a), in connection with any (x) Leasehold that has been designated as an Additional Mortgaged Property, none of Holdings, the Borrowers, or any such Subsidiaries shall be required to grant an Additional Mortgage therein to the extent that such a grant is prohibited by the applicable lease (and the lessor thereunder or its mortgagees has not consented thereto) and (y) Real Property that has been designated as an Additional Mortgaged Property, none of Holdings, the Borrowers, or any such Subsidiaries shall be required to grant an Additional Mortgage therein to the extent that such a grant is prohibited by the terms of any document evidencing a prior Lien thereon to the extent permitted under Section 8.01(vii), (viii), (ix), (xiv) or (xv) (and the senior lienholder has not consented thereto).

               (b) Holdings and the Borrowers will, and will cause each of their Subsidiaries to, at the expense of Holdings, the Borrowers and such Subsidiaries, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such conveyances, financing statements, transfer endorsements, powers of attorney, certificates, and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require to ensure the validity, enforceability, perfection or priority of the Collateral Agent's security interest in the Collateral or to enable the Collateral Agent to realize or exercise the rights and benefits intended to be created by the Security Documents. Furthermore, Holdings and each of the Borrowers shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance, appraisals, surveys and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 7.11 has been complied with.

               (c) In the event the Administrative Agent or the Required Banks reasonably determine the following are required or advisable under applicable law or regulation, Holdings shall, and shall cause each of its Subsidiaries to, obtain real estate appraisals with respect to each Mortgaged Property, which real estate appraisal shall follow the valuation procedures set forth in 12 CFR, Part 34 - Subpart C, and shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

               (d) Holdings and each of the Borrowers agree that each action required by this Section 7.11 shall be completed as soon as possible, but in no event later than 90 days after such action is requested in writing to be taken by the Administrative Agent or the Required Banks.

               7.12 Foreign Subsidiaries Security. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for Holdings reasonably acceptable to the Administrative Agent, within 30 days after a request from the Administrative Agent or the Required Banks, does not deliver evidence mutually satisfactory to Holdings and the Administrative Agent that, with respect to any Foreign Subsidiary of Holdings which has not already had all of its stock pledged pursuant to a Pledge Agreement, (i) a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote and (ii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiary Guaranty, with such changes as are required to comply with local law (the "Foreign Subsidiary Guaranty"), in any such case, would cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes in each case as a result of such Foreign Subsidiary pledging its assets (directly or indirectly) to secure the Obligations of the Borrowers and each Subsidiary under the Credit Documents and the obligations of the Borrowers under any Interest Rate Protection Agreement or Other Hedging Agreement, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock not theretofore pledged pursuant to a Pledge Agreement shall be pledged to the Collateral Agent pursuant to a Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall execute and deliver the Foreign Subsidiary Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of the Borrowers and each Subsidiary of the Borrowers under the Credit Documents and the obligations of the Borrowers under any Interest Rate Protection Agreement or Other Hedging Agreement to the extent that the entering into of the Foreign Subsidiary Guaranty, the pledge of the additional shares of capital stock and the amendment to such Security Documents is permitted by the laws of the respective foreign jurisdiction and would not, in the reasonable opinion of Holdings and the Administrative Agent, result in any adverse tax consequences to Holdings or its Subsidiaries, and with all documents delivered pursuant to this Section
7.12 to be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks.

               7.13 Ownership of Subsidiaries. Holdings will at all times ensure that each of its Subsidiaries remains as a Wholly-Owned Subsidiary except (i) to the extent that any such Subsidiary is merged, consolidated or liquidated in a transaction permitted by Section 8.02(v) or (vi) and
(ii) for non-Wholly-Owned Subsidiaries acquired after the Initial Borrowing Date pursuant to Section 8.05(xvi).

               7.14 Permitted Acquisitions. Subject to the provisions of this Section 7.14 and the requirements contained in the definition of Permitted Acquisition, each Borrower and each other Subsidiary of GWR (to the extent that any such acquiror which is a Credit Party is able to, and does, grant a Lien to the Collateral Agent for the benefit of the Secured Creditors on and security interest in assets acquired thereby in connection with such Permitted Acquisition, but limited to 65% of the capital stock of any Foreign Subsidiary) may from time to time after the Initial Borrowing Date effect Permitted Acquisitions, so long as (i) such Borrower or Credit Party shall have given the Administrative Agent and the Banks at least 15 Business Days' prior written notice of any Permitted Acquisition, (ii) no Default or Event of Default is in existence at the time of the consummation of such Permitted Acquisition or would result immediately after giving effect thereto and all representations and warranties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties were made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, (iii) calculations are made by such Borrower or Credit Party of compliance with the covenants contained in Sections 8.08 and 8.09 (in each case, giving effect to the last sentence appearing therein) for the period of four consecutive fiscal quarters (taken as one accounting period) most recently ended prior to the date of such Permitted Acquisition (each, a "Calculation Period"), on a Pro Forma Basis as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period and such recalculations shall show that such financial covenants would have been complied with if the Permitted Acquisition had occurred on the first day of such Calculation Period, (iv) the Total Unutilized Revolving Loan Commitment shall be at least $15,000,000 after giving effect to the respective Permitted Acquisition,
(v) with respect to any Permitted Acquisition the aggregate consideration in connection with which is $15,000,000 or more, projections (it being recognized by the Administrative Agent and the Banks that projections as to future events are not to be viewed as facts or factual information and that actual results during the period or periods covered thereby may differ from the projected results) prepared by the respective Borrower or Credit Party in good faith for the period from the date of the consummation of such Permitted Acquisition to the date which is one year thereafter shall reflect that the Borrowers shall be in compliance with the covenants set forth in Sections 8.08 and 8.09, inclusive for such period and (vi) the Borrowers shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Officer of Holdings, certifying to the best of his knowledge, compliance with the requirements of preceding clauses (i) through (v) and containing the calculations required by preceding clauses (iii) and (v).

               7.15 Interest Rate Protection. The Borrowers shall no later than 90 days following the Initial Borrowing Date enter into, and thereafter maintain, Interest Rate Protection Agreements, reasonably satisfactory to the Administrative Agent, with a term of at least two years from the Initial Borrowing Date, establishing a fixed or maximum interest rate acceptable to the Administrative Agent in respect of at least $71,000,000 of the outstanding Term Loans.

               7.16 Consummation of the Merger. No later than 180 days following the Initial Borrowing Date, (i) Holdings and each Borrower shall cause the Merger to be consummated, and (ii) all conditions precedent to the consummation of the Merger as set forth in the Merger Documents shall have been satisfied, and not waived in any material respect unless consented to by the Administrative Agent. On the date of the consummation thereof, the Merger shall have been consummated in accordance in all material respects with the terms and conditions of the Merger Documents and all applicable laws.

               SECTION 8. Negative Covenants. Each of Holdings and each Borrower hereby covenants and agrees for itself and each of its Subsidiaries that on and after the Initial Borrowing Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with all accrued but unpaid interest, Fees and other Obligations, are paid in full:

               8.01 Liens. Holdings and the Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to Holdings or any of its Subsidiaries), or assign any right to receive income, provided that the provisions of this Section
8.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

               (i) Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established to the extent required by generally accepted accounting principles;

               (ii) Liens in respect of property or assets of Holdings or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and
        (x) which do not in the aggregate materially detract from the value of Holdings' or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of Holdings or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

               (iii) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule IX, and any renewals or extensions of such Liens, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal or extension and (y) any such renewal or extension does not encumber any additional assets or properties of Holdings or any of its Subsidiaries;

               (iv)   Permitted Encumbrances;

               (v)    Liens created pursuant to the Security Documents;

               (vi) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of Holdings or any of its Subsidiaries;

               (vii) Liens upon assets subject to Capitalized Lease Obligations to the extent permitted by Section 8.04(iv) or (xiii), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and
        (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of Holdings or any of its Subsidiaries;

               (viii) Liens placed upon assets at the time of acquisition thereof by any Subsidiaries of Holdings or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that, in either case, (x) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (viii) shall not at any time exceed the amount permitted under Section 8.04(iv) or (xiii) and (y) in all events, the Lien encumbering the assets so acquired does not encumber any other asset of Holdings or any of its Subsidiaries;

               (ix) any Lien existing on any property or asset prior to the acquisition thereof by Holdings or any of its Subsidiaries or existing on any property or asset of any Person that becomes a Subsidiary of Holdings after the date hereof prior to the time such Person becomes a Subsidiary of Holdings; provided that (i) such Lien was not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary of Holdings, (ii) such Lien shall not apply to any other property or assets of Holdings or any of its Subsidiaries and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary of Holdings;

               (x) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not materially interfering with the conduct of the business of Holdings or any of its Subsidiaries;

               (xi) Liens arising from precautionary UCC financing statement filings or similar filings regarding operating leases;

               (xii) statutory and common law landlords' liens under leases to which Holdings or any of its Subsidiaries is a party;

               (xiii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety bonds (other than appeal bonds), bids, government contracts, performance and return-of-money bonds, contracts and other similar obligations incurred in the ordinary course of business (exclusive of contracts and obligations in respect of the payment for borrowed money);

               (xiv) Liens in favor of customers and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

               (xv) normal and customary rights of set-off upon deposits of cash in favor of banks and other depository institutions, and pledges of cash and marketable securities pursuant to the general business conditions of German banks;

               (xvi) any Subsidiaries of Holdings may sell or assign overdue accounts receivable in connection with the collection thereof in the ordinary course of business;

               (xvii) Foreign Subsidiaries may grant Liens on their assets to secure Indebtedness outstanding under Section 8.04(xii) or
        (xiii);

               (xviii) Liens on assets subject to sale-leaseback transactions permitted under Section 8.02(xiii); and

               (xix) Liens not otherwise permitted pursuant to this Section
        8.01 which secure obligations permitted under this Agreement not exceeding $5,000,000 in the aggregate at any one time outstanding.

               8.02 Consolidation, Merger, Sale of Assets, etc. Holdings and each of the Borrowers will not, and will not permit any of their Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or enter into any sale-leaseback transactions, except that:

               (i) Subsidiaries of Holdings may make sales of inventory, equipment and other assets, including sales to other Subsidiaries of Holdings, in the ordinary course of business;

               (ii) Subsidiaries of Holdings may make sales of assets, provided that (x) each such sale results in consideration at least 75% of which (taking into account the amount of cash and the principal amount of any promissory notes received as consideration) shall be in the form of cash (provided that in lieu of cash such Subsidiary may receive, as consideration, assets which such Subsidiary would have been permitted to reinvest in under the terms of Section 4.02(f) if such Subsidiary had received cash consideration) and (y) the aggregate sale proceeds from all assets subject to such sales shall not exceed $2,500,000 in any fiscal year of Holdings;

               (iii) Subsidiaries of Holdings may make sales of assets, provided that (x) each such sale results in consideration at least 75% of which (taking into account the amount of cash and the principal amount of any promissory notes received as consideration) shall be in the form of cash (provided that in lieu of cash such Subsidiary may receive, as consideration, assets which such Subsidiary would have been permitted to reinvest in under the terms of Section 4.02(f) if such Subsidiary had received cash consideration), (y) the aggregate sale proceeds from all assets subject to such sales shall not exceed $10,000,000 in any fiscal year of Holdings and (z) the Net Cash Proceeds therefrom are either applied as provided in Section 4.02(f) or reinvested in assets to the extent permitted by Section 4.02(f);

               (iv) Subsidiaries of Holdings may lease (as lessor) or sublease real or personal property in the ordinary course of business;

               (v) any Foreign Subsidiary of GWR may be merged with and into, or be dissolved or liquidated into, or sell or otherwise transfer any of its assets to (x) GWR or (y) any Wholly-Owned Subsidiary of GWR;

               (vi) any Domestic Subsidiary of GWR may be merged with and into, or be dissolved or liquidated into, or transfer any of its assets to (x) GWR or (y) any Wholly- Owned Domestic Subsidiary of GWR;

               (vii) Subsidiaries of Holdings may sell or discount accounts receivable in the ordinary course of business, but only in connection with the collection or compromise thereof;

               (viii) Subsidiaries of Holdings may, in the ordinary course of business, license patents, trademarks, copyrights and know-how to third Persons or to GWR or any of its Subsidiaries, so long as each such license does not prohibit the granting of a Lien to such Subsidiary in the intellectual property covered by such license;

               (ix) OGA America Incorporated and MECUP SRL may liquidate, dissolve or otherwise wind-up;

               (x)  the Transaction shall be permitted;

               (xi) the undeveloped real property in the Town of Mendon, New York and in the Village of Honeoye Falls and owned by GWR may be sold;

               (xii) transactions permitted under Section 8.05 shall be permitted (including, without limitation, the purchase and sale of Cash Equivalents);

               (xiii) Subsidiaries of Holdings may enter into sale-leaseback transactions so long as the assets sold pursuant to this clause (xiii) do not have a fair market value in excess of $10,000,000; and

               (xiv) Gleason Foreign Sales Corporation may merge with and into, or be dissolved or liquidated into or sell or otherwise transfer any of its assets to (x) Holdings or GWR or (y) any Wholly-Owned Subsidiary of Holdings.

To the extent the Required Banks waive the provisions of this Section 8.02 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 8.02, such Collateral (unless transferred to a Credit Party or a Subsidiary thereof) shall in each case be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as are appropriate in connection therewith.

               8.03 Dividends. Holdings and the Borrowers will not, and will not permit any of their Subsidiaries to, authorize, declare or pay any Dividends with respect to Holdings or any of its Subsidiaries, except that:

               (i)    any Subsidiary of GWR may pay Dividends to (x) GWR or
        (y) any Wholly-Owned Subsidiary of GWR;

               (ii) GWR may pay cash Dividends to Holdings in the amounts and at the times of any payment by Holdings in respect of taxes, provided that any refunds received by Holdings shall promptly be returned by Holdings to GWR;

               (iii) GWR may pay cash Dividends to Holdings in an amount not to exceed $1,500,000 in any fiscal year so long as the proceeds thereof are promptly used by Holdings to pay expenses in the ordinary course of business;

               (iv) (a) Holdings may redeem or purchase shares of its capital stock or other equity interests (or options to purchase its capital stock or other equity interests) held by management of Holdings or any of its Subsidiaries or employees following the termination of their employment (by death, disability, termination, resignation or retirement) or following a determination by management of Holdings in good faith that a hardship exists as to any member of management or any employee, provided that (x) the only consideration paid by Holdings in respect of such redemptions and/or purchases shall be cash and Shareholder Subordinated Notes,
        (y) the sum of (A) the aggregate amount paid by Holdings in cash in respect of all such redemptions and/or purchases plus (B) the aggregate amount of all principal and interest payments made on Shareholder Subordinated Notes, shall not exceed $2,000,000 in any fiscal year of Holdings (plus the amount available to be used pursuant to this clause (iv)(a)(y) in prior fiscal years and not so used, but in no event more than $8,000,000 in the aggregate after the Effective Date), provided that all such amounts shall be increased by (I) an amount equal to the net cash proceeds received by Holdings after the Effective Date from the sale or issuance of its equity interests (to the extent not used to effect a Permitted Acquisition) and (II) an amount equal to key man life insurance proceeds received by Holdings and its Subsidiaries after the Effective Date and (z) at the time of any cash payment permitted to be made pursuant to this Section 8.03(iv), including any cash payment under a Shareholder Subordinated Note, no Default or Event of Default shall then exist or result therefrom; and (b) so long as no Default or Event of Default then exists or would result therefrom, GWR may pay cash Dividends to Holdings so long as Holdings promptly uses such proceeds for the purposes described in clause (iv)(a) of this Section 8.03 (including for the purpose of making interest or principal payments on any Shareholder Subordinated Note);

               (v) Holdings may pay Dividends on any outstanding Qualified Preferred Equity solely through the issuance of additional shares or units of Qualified Preferred Equity, or through accretion, but not in cash;

               (vi) the Transaction shall be permitted (and GWR may pay cash Dividends to Holdings to enable Holdings to consummate the Transaction);

               (vii) Gleason Foreign Sales Corp. may pay Dividends to
        Holdings;

               (viii) GWR may pay Dividends to Holdings to enable Holdings to make payments of the type referred to in Section 8.06(v);

               (ix) GWR may pay Dividends to Holdings to enable Holdings to make loans pursuant to Section 8.05(iii);

               (x) GWR may pay Dividends to Holdings to enable Holdings to make required payments on any Permitted Earn-Out Debt and Permitted Earn-Out Preferred Equity (and Holdings may make such payments) in accordance with the terms thereof; and

               (xi) non-Wholly-Owned Subsidiaries of Holdings acquired pursuant to Section 8.05(xvi) may pay Dividends, so long as any such Dividends are paid pro rata to all equity holdings of such Subsidiaries.

               8.04 Indebtedness. Holdings and each of the Borrowers will not, and will not permit any of their Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

               (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

               (ii) Existing Indebtedness to the extent the same is listed on Schedule VIII, and any refinancing or renewals thereof, provided that any such refinancing and renewals shall not exceed the principal amount of, and shall not mature before such Existing Indebtedness outstanding at the time of the refinancing or renewal thereof;

               (iii) Permitted Earn-Out Debt issued in connection with a Permitted Acquisition;

               (iv) Indebtedness evidenced by Capitalized Lease Obligations and purchase money Indebtedness of Holdings and its Subsidiaries, including any Indebtedness assumed in connection with the acquisition of assets, provided that in no event shall the aggregate principal amount of Capitalized Lease Obligations, and the principal amount of all such Indebtedness incurred or assumed in each case after the Initial Borrowing Date, permitted by this clause (iv) exceed $5,000,000 at any time outstanding;

               (v) intercompany Indebtedness among Holdings and its Subsidiaries to the extent permitted by Section 8.05;

               (vi) Indebtedness of the Borrowers under Interest Rate Protection Agreements required by Section 7.15 or entered into to protect the Borrowers against fluctuations in interest rates in respect of the Obligations so long as management of the Borrowers has determined that the entering into of such Interest Rate Protection Agreements are bona fide hedging activities;

               (vii) Indebtedness of Holdings and its Subsidiaries under Other Hedging Agreements providing protection against fluctuations in currency values in connection with GWR or any of its Subsidiaries' operations so long as management of GWR or such Subsidiary, as the case may be, has determined that the entering into of such Other Hedging Agreements are bona fide hedging activities;

               (viii) Holdings and its Subsidiaries may become liable as a guarantor with respect to obligations of any Subsidiaries of Holdings, which obligations are otherwise permitted under this Agreement;

               (ix) Indebtedness in respect of those accounts receivable permitted to be sold or discounted pursuant to Section 8.02(vii);

               (x) Permitted Seller Notes not to exceed $10,000,000 in aggregate principal amount;

               (xi) Shareholder Subordinated Notes;

               (xii) Indebtedness of Foreign Subsidiaries in respect of local lines of credit, letters of credit, bank guarantees and similar extensions of credit in an aggregate outstanding principal amount not to exceed $17,000,000 at any time; and

               (xiii) additional Indebtedness of Subsidiaries of Holdings not otherwise permitted under this Section 8.04 not to exceed $5,000,000 in aggregate principal amount at any one time outstanding.

               8.05 Advances, Investments, Loans, Purchase of Assets. Holdings and the Borrowers will not, and will not permit any of their Subsidiaries to, directly or indirectly, (w) lend money or credit or make advances to any Person, (x) purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets of any Person (including, without limitation, any stock, obligations or securities of, or any other interest in, any other Person, but excluding purchases or other acquisitions of inventory, materials, equipment and other tangible and intangible assets in the ordinary course of business), (y) make any capital contribution to any other Person or (z) purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, except that the following shall be permitted:

               (i) Holdings and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

               (ii) Holdings and its Subsidiaries may acquire and hold cash and Cash Equivalents;

               (iii) Holdings and its Subsidiaries may (x) make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $1,500,000,
        (y) make loans and advances to their respective employees for the purpose of enabling such employees to pay tax liabilities arising as a result of the vesting or acceleration of restricted stock or the exercise of options or warrants to purchase Holdings Common Stock, so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $350,000, and (z) make loans to members of management to fund their purchase of equity interests of Holdings so long as no cash is paid by Holdings or any of its Subsidiaries in connection therewith (or any cash so paid is promptly (and in any event within one Business Day) returned to Holdings or such Subsidiary);

               (iv) the Borrowers may enter into Interest Rate Protection Agreements to the extent permitted by Section 8.04(vi);

               (v) Holdings and its Subsidiaries may enter into Other Hedging Agreements to the extent permitted by Section 8.04(vii);

               (vi) investments in existence on the Initial Borrowing Date in Subsidiaries of Holdings or listed on Schedule X shall be permitted, without giving effect to any additions thereto or replacements thereof;

               (vii) GWR may make intercompany loans to or other investments in any Borrower or any Subsidiary Guarantor, any Subsidiary of GWR may make intercompany loans to or other investments in GWR or any other Borrower or any Subsidiary Guarantor, and any Subsidiary Guarantor may make intercompany loans to or other investments in any other Subsidiary Guarantor (any such intercompany loans, collectively, "Intercompany Loans"), provided that, on and after the 30th day following the Initial Borrowing Date, if any such Intercompany Loan is evidenced by a promissory note or other instrument, such promissory note or instrument shall be an Intercompany Note, and such Intercompany Note, to the extent issued to any Borrower or any Subsidiary Guarantor, shall be pledged to the Collateral Agent pursuant to the Pledge Agreement (provided, further, that all Intercompany Loans owing to GGH or GWH shall be evidenced by such Intercompany Notes and pledged pursuant to the Pledge Agreement);

               (viii) any Foreign Subsidiary may make intercompany loans to or other investments in any other Foreign Subsidiary;

               (ix) Holdings, any Borrower or any Subsidiary Guarantor may make intercompany loans to, or investments in, any Foreign Subsidiary (any such intercompany loans, collectively, "Foreign Subsidiary Loans"), provided that (x) such Foreign Subsidiary Loans and investments made after the Initial Borrowing Date shall not exceed $30,000,000 at any time outstanding and (y) on and after the 30th day following the Initial Borrowing Date all Foreign Subsidiary Loans shall be evidenced by Intercompany Notes which are pledged to the Collateral Agent pursuant to the Pledge Agreement;

               (x) GWR and its Subsidiaries shall be permitted to make Capital Expenditures to the extent permitted under Section 8.07;

               (xi) Holdings and its Subsidiaries may enter into transactions permitted under Section 8.02;

               (xii) Holdings and its Subsidiaries may enter into guarantees to the extent permitted by Section 8.04;

               (xiii) GWR and any Subsidiary of GWR may make Permitted Acquisitions in accordance with the definition thereof and the other provisions of this Agreement;

               (xiv) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

               (xv) investments of any Person existing at the time such Person becomes a Subsidiary of GWR or at the time such Person merges or consolidates with GWR or any of its Subsidiaries, in either case, as the result of a Permitted Acquisition in compliance with the terms of this Agreement, provided that such investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of GWR or such merger or consolidation; and

               (xvi) GWR and its Subsidiaries may make additional advances, investments and loans after the Initial Borrowing Date to the extent not otherwise permitted under this Section 8.05 (including, without limitation, joint venture investments) so long as the Unrecovered Amount of such advances, investments and loans does not exceed $10,000,000 in the aggregate (plus the proceeds of any equity issuance, to the extent such proceeds are not required to be applied to repay Term Loans pursuant to Section 4.02(d), not applied to make a Permitted Acquisition and not applied to make Capital Expenditures pursuant to Section 8.07(c)).

               8.06 Transactions with Affiliates. Holdings and the Borrowers will not, and will not permit any of their Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Holdings or any of its Subsidiaries, other than on terms and conditions substantially as favorable to Holdings, the Borrowers or such Subsidiary as would reasonably be obtained by Holdings, the Borrowers or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

               (i)    the Transaction shall be permitted;

               (ii) Dividends may be paid to the extent provided in Section
        8.03;

               (iii) transactions permitted under Section 8.02 shall be permitted;

               (iv) loans may be made and other transactions may be entered into by Holdings and its Subsidiaries to the extent permitted by
        Section 8.05;

               (v) Holdings and the Borrowers may make payments under the Vestar Management Agreement;

               (vi) Holdings and the Borrowers may make payments under other agreements listed on Schedule XI (in each case as in effect on the Initial Borrowing Date);

               (vii) other transactions between or among Holdings and its Subsidiaries not involving any other Affiliate and not otherwise prohibited under this Agreement shall be permitted; and

               (viii) customary fees paid to members of the Board of Directors of Holdings and its Subsidiaries for their services as directors not in excess of fees paid to directors who are not Affiliates.

               8.07 Maximum Capital Expenditures. (a) Holdings and the Borrowers will not, and will not permit any of their Subsidiaries to, make any Capital Expenditures, except that during any fiscal period set forth below (taken as one accounting period), GWR and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of such Capital Expenditures does not exceed in any fiscal period set forth below the amount set forth opposite such fiscal period below:

               Fiscal Period                                  Amount
               -------------                                  ------

               Fiscal Year ending December 31, 2000           $20,000,000
               Fiscal Year ending December 31, 2001           $20,000,000
               Fiscal Year ending December 31, 2002           $20,000,000
               Fiscal Year ending December 31, 2003           $20,000,000
               Fiscal Year ending December 31, 2004           $20,000,000
               Fiscal Year ending December 31, 2005           $20,000,000
               Fiscal Year ending December 31, 2006           $20,000,000
               Fiscal Year ending December 31, 2007           $20,000,000
               Fiscal Year ending December 31, 2008           $20,000,000

To the extent that the amount of Capital Expenditures (other than those described in clause (b) below) made by GWR and its Subsidiaries during any fiscal period set forth in the table above is less than the amount applicable to the respective fiscal period set forth in the table above (without giving effect to any increase in such amount as provided below in this clause (a)), such unused amount (the "Rollover Amount") may be carried forward and utilized by GWR and its Subsidiaries to make additional Capital Expenditures in the immediately succeeding fiscal period, provided that no amount once carried forward to the next fiscal period may be carried forward to a fiscal period thereafter, and provided further, that Capital Expenditures made during any fiscal period shall be first deemed made in respect of the Rollover Amount and then deemed made in respect of the scheduled amount permitted for such fiscal period.

               (b) In addition to the Capital Expenditures permitted to be made pursuant to clause (a) of this Section 8.07, GWR and its Subsidiaries may make Capital Expenditures (i) with the proceeds of an equity issuance, to the extent such proceeds are not required to be applied to repay Term Loans pursuant to Section 4.02(d), not applied to make a Permitted Acquisition and not applied to make a permitted investment pursuant to
Section 8.05(xvi), (ii) with the proceeds of Asset Sales to the extent such proceeds are not required to be applied to repay Term Loans pursuant to
Section 4.02(f), (iii) to the extent that any Permitted Acquisition in accordance with Section 7.14 constitutes a Capital Expenditure, (iv) with the proceeds of Recovery Events and (v) required pursuant to Section 7.06.

               8.08 Leverage Ratio. Holdings and the Borrowers will not permit the Leverage Ratio as of the last day of any Test Period ending on a date set forth below to be more than the ratio set forth opposite such date below:

               Date                                          Ratio
               ----                                          -----
               June 30, 2000                                 3.95:1.00
               September 30, 2000                            3.90:1.00
               December 31, 2000                             3.85:1.00
               March 31, 2001                                3.70:1.00
               June 30, 2001                                 3.70:1.00
               September 30, 2001                            3.60:1.00
               December 31, 2001                             3.60:1.00
               March 31, 2002                                3.40:1.00
               June 30, 2002                                 3.40:1.00
               September 30, 2002                            3.20:1.00
               December 31, 2002                             3.20:1.00
               March 31, 2003                                3.00:1.00
               June 30, 2003                                 3.00:1.00
               September 30, 2003                            2.80:1.00
               December 31, 2003                             2.80:1.00
               March 31, 2004                                2.60:1.00
               June 30, 2004                                 2.60:1.00
               Thereafter                                    2.50:1.00



Notwithstanding anything to the contrary contained in this Agreement, all calculations of compliance with this Section 8.08 shall be made on a Pro Forma Basis.

               8.09 Interest Coverage Ratio. Holdings and the Borrowers will not permit the Interest Coverage Ratio for any Test Period ending on a date set forth below to be less than the ratio set forth opposite such date below:

               Date                                          Ratio
               ----                                          -----
               June 30, 2000                                 2.45:1.00
               September 30, 2000                            2.45:1.00
               December 31, 2000                             2.45:1.00
               March 31, 2001                                2.50:1.00
               June 30, 2001                                 2.50:1.00
               September 30, 2001                            2.60:1.00
               December 31, 2001                             2.60:1.00
               March 31, 2002                                2.70:1.00
               June 30, 2002                                 2.70:1.00
               September 30, 2002                            2.90:1.00
               December 31, 2002                             2.90:1.00
               March 31, 2003                                3.00:1.00
               June 30, 2003                                 3.00:1.00
               September 30, 2003                            3.20:1.00
               December 31, 2003                             3.20:1.00
               March 31, 2004                                3.30:1.00
               June 30, 2004                                 3.30:1.00
               Thereafter                                    3.50:1.00

Notwithstanding anything to the contrary contained in this Agreement, all calculations of compliance with this Section 8.09 shall be made on a Pro Forma Basis.

               8.10 Modifications of Certain Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Agreements; etc. Holdings and the Borrowers will not, and will not permit any of their Subsidiaries to:

               (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any change of control, asset sale or similar event of (1) after the issuance thereof, any Permitted Seller Notes, or (2) after the issuance thereof, any of the Shareholder Subordinated Notes except as provided in Section 8.03(iv);

               (ii) amend or modify, or permit the amendment or modification of, in each case in any material respect any provision of any documentation entered into in connection with the Indebtedness referred to in clause (i) above (including, without limitation, after the incurrence thereof, the Permitted Seller Notes or any Shareholder Subordinated Notes, as the case may be); or

               (iii) amend, modify or change its certificate of incorporation or limited liability company agreement or by-laws (if any), or any agreement entered into by it, with respect to its capital stock or other equity interests, or enter into any new agreement with respect to its capital stock or other equity interests, other than any amendments, modifications or changes, or any such new agreements which are not adverse in any material respect to the interests of the Banks.

               8.11 Limitation on Certain Restrictions on Subsidiaries. Holdings and the Borrowers will not, and will not permit any of their Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Holdings or any of its Subsidiaries, or pay any Indebtedness owed to Holdings or any of its Subsidiaries, (b) make loans or advances to Holdings or any of its Subsidiaries, or (c) transfer any of its properties or assets to Holdings or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Holdings or any of its Subsidiaries, (iv) customary provisions restricting assignment of any agreement entered into by the Borrowers or any Subsidiary of the Borrowers in the ordinary course of business, (v) customary provisions restricting the transfer of assets subject to Liens permitted under Section 8.01(iii), (vii) and (viii), (vi) any restrictions contained in contracts for the sale of assets permitted in accordance with Section 8.02 solely in respect of the assets to be sold pursuant to such contract, (vii) any restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (viii) any restrictions, after the issuance thereof, in the Permitted Seller Notes.

               8.12 Limitation on Issuance of Equity. (a) Holdings will not permit any of its Subsidiaries to issue any capital stock or other equity interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock or other equity interests, except (i) for transfers and replacements of then outstanding shares of capital stock or other equity interests, (ii) for stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of Holdings or any of its Subsidiaries in any class of the capital stock or other equity interests of such Subsidiary,
(iii) for issuances to GWR or any of its Subsidiaries in connection with the creation of new Wholly-Owned Subsidiaries permitted under Section 8.14,
(iv) for issuances by Subsidiaries which are joint ventures created or acquired in accordance with Section 8.05(xvi) or (v) to qualify directors to the extent required by applicable law.

               (b) Holdings will not, and will not permit any of its Subsidiaries to, issue (i) any class of preferred equity (provided that (A) Holdings may issue (x) Qualified Preferred Equity and (y) Permitted Earn-Out Preferred Equity) and (B) Subsidiaries of Holdings may issue preferred equity to GWR or any Wholly-Owned Subsidiary of GWR (or otherwise, to the extent such Subsidiary is a joint venture created or acquired in accordance with Section 8.05(xvi)) or (ii) any class of redeemable (except at the sole option of Holdings or such Subsidiary) common equity.

               8.13 Business. (a) Holdings will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than any of the lines of business conducted by Holdings and its Subsidiaries on the Effective Date and any business similar, ancillary or related thereto or which constitutes a reasonable extension or expansion thereof, including in connection with Holdings' existing and future technology, trademarks and patents.

               (b) Notwithstanding anything to the contrary contained in this Agreement, Holdings will not engage in any business activities and will not have any significant assets or liabilities other than its ownership of the equity interests of GWR and other Subsidiaries owned directly by it as of the Effective Date, the making of other investments permitted by Section 8.05, liabilities imposed by law, activities in connection with the Transaction, contracts, guaranties and other liabilities entered into or assumed in the ordinary course of business for the benefit of its Subsidiaries, its obligations with respect to this Agreement and the other Documents to which it is a party and the Shareholder Subordinated Notes and activities entered into in connection therewith.

               (c) Neither GGH nor GWH shall have any significant assets other than the capital stock of their respective Subsidiaries, intercompany notes and cash and Cash Equivalents.

               (d) Neither OGA America Incorporated nor MECUP SRL shall engage in any business operations or activities other than those engaged in by it as of the Effective Date and the activities related to its liquidation, dissolution or winding-up.

               8.14 Limitation on the Creation of Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, Holdings and the Borrowers will not, and will not permit any of their Subsidiaries to, establish, create or acquire any Subsidiary; provided that GWR and its Subsidiaries shall be permitted to establish or create Wholly-Owned Subsidiaries (or, to the extent acquired pursuant an investment made under Section 8.05(xvi), non-Wholly-Owned Subsidiaries), so long as, subject to the terms and conditions of Section 7.12 hereof, (i) the capital stock of such new Subsidiary to the extent owned by GWR or any other Credit Party (up to 65% of the capital stock of any such new Foreign Subsidiary) is promptly pledged pursuant to, and to the extent required by, the respective Pledge Agreement and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent and (ii) such new Subsidiary (to the extent it is a Domestic Subsidiary) promptly executes a counterpart of the Subsidiary Guaranty, a Pledge Agreement and a Security Agreement, in each case on the same basis (and to the same extent) as such Subsidiary would have executed such Credit Documents if it were a Credit Party on the Initial Borrowing Date. In addition, at the reasonable request of the Administrative Agent, each new Subsidiary shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in
Section 5 as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Initial Borrowing Date.

               SECTION 9. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

               9.01 Payments. (a) Any Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more days, in the payment when due of any Unpaid Drawings (after notice is given to such Borrower pursuant to the last sentence of Section 2.04(a)) or interest on any Loan or Note, or any Fees or any other amounts owing hereunder or under any other Credit Document or (b) any Guarantor shall default in the payment of any amount, in respect of any payment of the type described in clause
(a)(ii) above pursuant to its Guaranty, and such default shall continue unremedied for three or more days; or

               9.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

               9.03 Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 7.01(g)(i), Section 7.11, Section 7.14 or Section 8 or
(ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement (other than as provided in Section 9.01) and such default shall continue unremedied for a period of 30 days after written notice to the defaulting party by the Administrative Agent or the Required Banks; or

               9.04 Default Under Other Agreements. (i) Holdings or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or
(y) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or Administrative Agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any such Indebtedness of Holdings or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled prepayment or required prepayment (other than pursuant to a "due-on-sale" clause in a mortgage or similar security agreement) (unless such required prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this Section 9.04 unless the aggregate outstanding principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $5,000,000; or

               9.05 Bankruptcy, etc. Holdings or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy
Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Subsidiaries, or Holdings or any of its Subsidiaries commences (or is required by law to commence) any other proceeding, or is deemed insolvent, under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Subsidiaries, or there is commenced against Holdings or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or Holdings or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

               9.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection
 .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is reasonably likely to have a trustee appointed to administer such Plan, any Plan or Multiemployer Plan which is subject to Title IV of ERISA is, shall have been or is reasonably likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan, Multiemployer Plan or a Foreign Pension Plan has not been timely made, Holdings, the Borrowers or any of their Subsidiaries or any ERISA Affiliate has incurred or is reasonably likely to incur any liability to or on account of a Plan or Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section
401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or Holdings, the Borrowers or any of their Subsidiaries has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a "default," within the meaning of Section 4219(c)(5) of ERISA, shall occur with respect to any Multiemployer Plan; any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a "Change in Law"), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan or Multiemployer Plan; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, has had, or could reasonably be expected to have, a material adverse effect upon the business, operations, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole; or

               9.07 Security Documents. Except (x) in each case to the extent resulting from the failure of the Collateral Agent to retain possession of the applicable Pledged Securities and (y) in respect of an immaterial portion of the Collateral, at any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 8.01), and subject to no other Liens (other than Permitted Liens), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and, (i) with respect to Sections 3.2, 4.3 and 5.3 of the Security Agreement and any affirmative covenant in any Mortgage, the failure to comply with which would not affect the creation, perfection or priority of the mortgage lien thereunder, such default shall continue unremedied for a period of 30 days after written notice to the defaulting party by the Administrative Agent or the Required Banks and (ii) with respect to Section 12(a) of the Pledge Agreement and Sections 3.7 and 6.3 of the Security Agreement such default shall continue unremedied for a period of 15 days after written notice to the defaulting party by the Administrative Agent or the Required Banks; or

               9.08 Guaranties. (a) Any Guaranty or any provision thereof shall cease to be in full force or effect as to the relevant Guarantor, or any Guarantor or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the relevant Guaranty, or
(b) except as otherwise provided in Section 9.01(b), any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to such Guaranty; provided that, with respect to defaults under Section 12 of the Guaranty which relate to covenants in Section 7 of this Agreement for which a grace period is applicable under Section 9.03(ii), such Guarantors shall have the benefit of the grace period set forth in Section 9.03(ii); or

               9.09 Judgments. One or more judgments or decrees shall be entered against Holdings or any of its Subsidiaries involving in the aggregate for Holdings and its Subsidiaries a liability of $5,000,000 or more (not paid or fully covered by a reputable and solvent insurance company) and such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

               9.10 Change of Control. A Change of Control shall have occurred; then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 9.05 shall occur with respect to any Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrowers as specified in clauses (i) and
(ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon all Commitments of each Bank shall forthwith terminate immediately and any Commitment Fee shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrowers to pay (and each Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in
Section 9.05 with respect to any Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrowers and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (vi) apply any cash collateral held pursuant to this Agreement to pay Obligations.

               SECTION  10.  Definitions and Accounting Terms.

               10.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               "A Term Loan" shall mean each A-1 Term Loan, A-2 Term Loan and A-3 Term Loan.

               "A Term Loan Maturity Date" shall mean the sixth anniversary of the Effective Date.

               "A-1 Term Loan" shall have the meaning provided in Section
1.01(a).

               "A-1 Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name on Schedule I directly below the column entitled "A-1 Term Loan Commitment," as the same may be reduced or terminated pursuant to Section 3.03 and/or 9.

               "A-1 Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(b)(i).

               "A-1 Term Loan Scheduled Repayment Date" shall have the meaning provided in Section 4.02(b)(i).

               "A-1 Term Note" shall have the meaning provided in Section 1.05(a)(i).

               "A-1 Tranche Percentage" shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is the aggregate principal amount of A-1 Term Loans then outstanding plus the Total A-1 Term Loan Commitment at such time and the denominator is the aggregate principal amount of Term Loans then outstanding plus the Total A-1 Term Loan Commitment and the Total B-1 Term Loan Commitment at such time.

               "A-2 Term Loan" shall have the meaning provided in Section
1.01(b).

               "A-2 Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name on Schedule I directly below the column entitled "A-2 Term Loan Commitment," as the same may be reduced or terminated pursuant to Section 3.03 and/or 9.

               "A-2 Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(b)(ii).

               "A-2 Term Loan Scheduled Repayment Date" shall have the meaning provided in Section 4.02(b)(ii).

               "A-2 Term Note" shall have the meaning provided in Section 1.05(a)(ii).

               "A-2 Tranche Percentage" shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is the aggregate principal amount of A-2 Term Loans then outstanding and the denominator is the aggregate principal amount of Term Loans then outstanding plus the Total A-1 Term Loan Commitment and the Total B-1 Term Loan Commitment at such time.

               "A-3 Term Loan" shall have the meaning provided in Section
1.01(c).

               "A-3 Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name on Schedule I directly below the column entitled "A-3 Term Loan Commitment," as the same may be reduced or terminated pursuant to Section 3.03 and/or 9.

               "A-3 Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(b)(iii).

               "A-3 Term Loan Scheduled Repayment Date" shall have the meaning provided in Section 4.02(b)(iii).

               "A-3 Term Note" shall have the meaning provided in Section 1.05(a)(iii).

               "A-3 Tranche Percentage" shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is the aggregate principal amount of A-3 Term Loans then outstanding and the denominator is the aggregate principal amount of Term Loans then outstanding plus the Total A-1 Term Loan Commitment and the Total B-1 Term Loan Commitment at such time.

               "Acquired Businesses" shall mean any person or business, division or product line acquired pursuant to a Permitted Acquisition.

               "Additional Mortgage" shall have the meaning provided in
Section 7.11(a).

               "Additional Mortgaged Property" shall have the meaning provided in Section 7.11(a).

               "Adjusted Consolidated Net Income" for any period shall mean Consolidated Net Income for such period plus, without duplication, the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense and non-cash interest expense and net non-cash losses which were included in arriving at Consolidated Net Income for such period) for such period less (i) the sum of the amount of all net non-cash gains (exclusive of items reflected in Adjusted Consolidated Working Capital) included in arriving at Consolidated Net Income for such period and (ii) gains or losses for such period from sales of assets other than sales in the ordinary course of business.

               "Adjusted Consolidated Working Capital" at any time shall mean Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities.

               "Administrative Agent" shall mean BTCo (and/or any Lending Affiliate of BTCo performing obligations or functions on its behalf and reasonably acceptable to the Borrowers), in its capacity as Administrative Agent for the Banks hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 11.09. As of the Effective Date, and until BTCo otherwise notifies the Borrowers and the Banks, the Administrative Agent shall be (i) with respect to all matters relating to Foreign Currency Loans (including, without limitation, all determinations of Deutsche Mark Equivalent, EURIBOR, Euro Equivalent, Sterling LIBOR and Sterling Equivalent), all Dollar Loans incurred by GGH and GWH, and all Letters of Credit issued for the account of GGH and GWH, Deutsche Bank Luxembourg S.A., and (ii) for all other purposes, BTCo.

               "Affected Euro Rate Loans" shall have the meaning provided in Section 4.02(j).

               "Affiliate" shall mean, with respect to any Person, any other Person (i) directly or indirectly controlling (including, but not limited to, all directors, officers and partners of such Person) controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 10% of any class of the voting securities or capital stock of or equity interests in such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

               "Agent" shall mean each of the Administrative Agent, the Syndication Agent and the Documentation Agent (if any).

               "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated, extended, renewed, refinanced or replaced from time to time.

               "Alternate Currency" shall mean each of Deutsche Marks, Euros and Pounds Sterling.

               "Alternate Currency Loan" shall mean any Tranche 1 Revolving Loan or Tranche 2 Revolving Loan denominated in an Alternate Currency.

               "Applicable Commitment Fee Percentage" shall mean, for purposes of calculating the applicable Commitment Fee on the daily Unutilized Commitment of any Bank, the appropriate applicable percentage corresponding to the Leverage Ratio in effect as of the most recent Determination Date:

==============================================================================
Pricing Level           Leverage Ratio                        Commitment Fee
I                       >3.75:1.00                            0.500%
II                      >3.25:1.0  <= 3.75:1.0                0.500%
III                     >2.75:1.0  <= 3.25:1.0                0.500%
IV                      >2.25:1.0  <= 2.75:1.0                0.500%
V                       <= 2.25:1.0                           0.375%
==============================================================================

               The Applicable Commitment Fee Percentage shall be determined and adjusted quarterly on the date (each a "Determination Date") two Business Days after the date by which Holdings provides the officer's certificate in accordance with the provisions of Section 7.01(e) for the most recently ended fiscal quarter of Holdings; provided, however, that (i) the Applicable Commitment Fee Percentage shall be 0.500% until the Determination Date for the fiscal quarter of Holdings ending on June 30, 2000, on and after which time such Applicable Commitment Fee Percentage shall be determined by the Leverage Ratio as of the last day of the most recently ended fiscal quarter of Holdings preceding the applicable Determination Date, and (ii) if Holdings fails to provide the officer's certificate to the Administrative Agent as required by Section 7.01(e) for the last day of the most recently ended fiscal quarter of Holdings preceding the Determination Date, the Applicable Commitment Fee Percentage from such Determination Date shall be based on Pricing Level I until such time as an appropriate officer's certificate is provided, whereupon such Applicable Commitment Fee Percentage shall be determined by the Leverage Ratio as of the last day of the most recently ended fiscal quarter of Holdings preceding such Determination Date. Each Applicable Commitment Fee Percentage shall be effective from one Determination Date until the next Determination Date.

               "Applicable Margin" shall mean, for purposes of calculating the applicable interest rate for any day for any Revolving Loan, any A Term Loan or any B Term Loan, the appropriate applicable percentage corresponding to the Leverage Ratio in effect as of the most recent Determination Date:

===============================================================================================
                                                               APPLICABLE MARGIN
                                                FOR REVOLVING LOANS          FOR B TERM LOANS
                                                 AND A TERM LOANS
                                                 EURO          BASE          EURO          BASE
PRICING                                          RATE          RATE          RATE          RATE
LEVEL         LEVERAGE RATIO                    LOANS         LOANS         LOANS         LOANS
I             >3.75:1.00                        3.25%         2.25%         3.50%         2.50%
II            >3.25:1.0<=3.75:1.0               3.00%         2.00%         3.50%         2.50%
III           >2.75:1.0<=3.25:1.0               2.75%         1.75%         3.50%         2.50%
IV            >2.25:1.0<=2.75:1.0               2.50%         1.50%         3.50%         2.50%
V             <=2.25:1.0                        2.25%         1.25%         3.50%         2.50%
===============================================================================================

               The Applicable Margin shall be determined and adjusted quarterly on each Determination Date; provided, however, that (i) the Applicable Margins shall remain unchanged at Pricing Level II (as shown above) until the Determination Date for the fiscal quarter of Holdings ending on June 30, 2000, on and after which time the Applicable Margins shall be determined by the Leverage Ratio as of the last day of the most recently ended fiscal quarter of Holdings preceding the applicable Determination Date, and (ii) if Holdings fails to provide the officer's certificate to the Administrative Agent as required by Section 7.01(e) for the last day of the most recently ended fiscal quarter of Holdings preceding the Determination Date, the Applicable Margins from such Determination Date shall be based on Pricing Level I until such time as an appropriate officer's certificate is provided, whereupon the Applicable Margins shall be determined by the Leverage Ratio as of the last day of the most recently ended fiscal quarter of Holdings preceding such Determination Date. Each Applicable Margin shall be effective from one Determination Date until the next Determination Date.

               "Approved Bank" shall have the meaning provided in the definition of "Cash Equivalents."

               "Approved Currency" shall mean each of Dollars and each Alternate Currency.

               "Asset Sale" shall mean any sale, transfer or other disposition by the Borrowers or any of their Subsidiaries to any Person other than the Borrowers or any of their Wholly-Owned Subsidiaries of any asset (including, without limitation, any capital stock or other equity interests or securities of another Person), of the Borrowers or any of their Subsidiaries other than any sale, transfer or disposition permitted by Sections 8.02(i), (ii), (iv), (v), (vi), (vii), (viii), (x), (xi), (xii)
and (xiii).

               "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit L (appropriately completed).

               "Authorized Officer" of any Credit Party shall mean any of the Chief Executive Officer, President, the Chief Financial Officer, the Treasurer, the Controller, any Managing Director, any Assistant Treasurer, any Vice-President, the Secretary or the General Counsel of such Credit Party or any other officer of such Credit Party which is designated in writing to the Administrative Agent and the relevant Issuing Bank by any of the foregoing officers of such Credit Party as being authorized to give such notices under this Agreement.

               "B Term Loan" shall mean each B-1 Term Loan and each B-2
Term Loan.

               "B Term Loan Maturity Date" shall mean the eighth anniversary of the Effective Date.

               "B-1 Term Loan" shall have the meaning provided in Section
1.01(d).

               "B-1 Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name on Schedule I directly below the column entitled "B-1 Term Loan Commitment," as the same may be reduced or terminated pursuant to Section 3.03 and/or 9.

               "B-1 Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(c)(i).

               "B-1 Term Loan Scheduled Repayment Date" shall have the meaning provided in Section 4.02(c)(i).

               "B-1 Term Note" shall have the meaning provided in Section 1.05(a)(iv).

               "B-1 Tranche Percentage" shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is the aggregate principal amount of B-1 Term Loans then outstanding plus the Total B-1 Term Loan Commitment at such time and the denominator of which is the aggregate principal amount of Term Loans then outstanding plus the Total A-1 Term Loan Commitment and the Total B-l Term Loan Commitment at such time.

               "B-2 Term Loan" shall have the meaning provided in Section
1.01(e).

               "B-2 Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name on Schedule I directly below the column entitled "B-2 Term Loan Commitment," as the same may be reduced or terminated pursuant to Section 3.03 and/or 9.

               "B-2 Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(c)(ii).

               "B-2 Term Loan Scheduled Repayment Date" shall have the meaning provided in Section 4.02(c)(ii).

               "B-2 Term Note" shall have the meaning provided in Section 1.05(a)(v).

               "B-2 Tranche Percentage" shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is the aggregate principal amount of B-2 Term Loans then outstanding and the denominator of which is the aggregate principal amount of Term Loans then outstanding plus the Total A-1 Term Loan Commitment and the Total B-l Term Loan Commitment at such time.

               "Bank" shall mean each financial institution listed on
Schedule II, as well as any Person which becomes a "Bank" hereunder pursuant to 14.04(b).

               "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.03(d) or
(ii) a Bank having notified in writing the Borrowers and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01 or Section 2, in the case of either clause (i) or (ii) as a result of any takeover of such Bank by any regulatory authority or agency.

               "Bank Guarantee" shall have the meaning provided in Section 2.01(a).

               "Bankruptcy Code" shall have the meaning provided in Section
9.05.

               "Base Rate" at any time shall mean the higher of (i) the rate which is 1/2 of 1% in excess of the overnight Federal Funds Rate and
(ii) the Prime Lending Rate.

               "Base Rate Loan" shall mean each Dollar Loan designated or deemed designated as such by the Borrowers at the time of the incurrence thereof or conversion thereto.

               "Borrower" shall mean each of GWR, GGH, GWH and GIMC, as the context requires.

               "Borrowing" shall mean a borrowing of Loans of a single Tranche and a single currency by a Borrower from all the Banks having Commitments in respect of or outstanding Loans under the respective Tranche on a given date (or resulting from a conversion or conversions on such date) and, in the case of Euro Rate Loans, having the same Interest Period and, in the case of Dollar Loans, of the same Type, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

               "BTCo" shall mean Bankers Trust Company, in its individual capacity, and any successor thereto by merger.

               "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) or (iii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close, (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Euro Rate Loans, any day which is a Business Day described in clause (i) above and which is also (x) a day for trading by and between banks in the European interbank eurocurrency market and, with respect to any notices or determinations in respect of Euros, which is customarily a "Business Day" for such notices and determinations and (y) not a day which in Luxembourg is a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (iii) with respect to all notices and determinations in connection Letters of Credit, any day which in the city in which the respective Issuing Bank is located is not a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

               "Calculation Period" shall have the meaning provided in
Section 7.14.

               "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which would be required to be capitalized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.

               "Capitalized Lease Obligations" shall mean, with respect to any Person, all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

               "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition,
(ii) U.S. dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any Bank and (y) any bank which has, or whose parent company has, a short-term commercial paper rating from S&P of at least A-1 or the equivalent thereof or from Moody's of at least P-1 or the equivalent thereof (any such bank or Bank, an "Approved Bank"), in each case with maturities of not more than one year from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

               "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment (but not as interest) pursuant to a note receivable issued in connection with such Asset Sale, but (i) only as and when so received and
(ii) excluding notes receivable held as of the Effective Date) received by the Borrowers or any of its Subsidiaries from such Asset Sale.

               "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C.ss. 9601 et seq., -- ---- and any successor thereto.

               "Change in Law" shall have the meaning provided in Section
1.10.

               "Change of Control" shall mean (i) Holdings shall cease to own (directly or indirectly) 100% of the outstanding equity interests of any Borrower, (ii) prior to a Holdings IPO, (x) the Permitted Holders shall cease to own a majority of the voting capital stock or other voting equity interests of Holdings on a fully diluted basis or (y) at any time after the Merger Date VCP IV and its Affiliates (including for the avoidance of doubt Vestar/Gleason Investors, L.L.C.) shall own on a fully diluted basis less than 50% of the number of shares of voting capital stock of Holdings owned by it on the Merger Date after giving effect to the Merger (calculated on a fully-diluted basis and without giving effect to any stock-split, spin-off, split-up, reclassification, combination of shares, or similar rearrangement), (iii) following a Holdings IPO, any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 30% or more on a fully diluted basis (assuming for such purpose that each Permitted Holder has exercised all warrants and options it has for any such voting capital stock or other equity interests) of the voting and economic equity interests of Holdings or (iv) the Board of Directors of Holdings shall cease to consist of a majority of Continuing Directors.

               "Claims" shall have the meaning provided in the definition of "Environmental Claims."

               "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect on the date of this Agreement, and to any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

               "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties, all Additional Mortgage Properties and all cash and Cash Equivalents delivered as collateral pursuant to Sections 4.02 or 9 hereof.

               "Collateral Agent" shall mean the Administrative Agent acting as Collateral Agent for the Secured Creditors pursuant to the Security Documents.

               "Commitment" shall mean any of the commitments of any Bank, i.e., whether the A-1 Term Loan Commitment, A-2 Term Loan Commitment, A-3 Term Loan Commitment, B-1 Term Loan Commitment, B-2 Term Loan Commitment, B-3 term Loan Commitment, Tranche 1 Revolving Loan Commitment or Tranche 2 Revolving Loan Commitment.

               "Commitment Fee" shall have the meaning provided in Section 3.01(a).

               "Consolidated Capital Expenditures" shall mean, for any period, the aggregate amount of Capital Expenditures made by Holdings and its Subsidiaries during such period.

               "Consolidated Cash Interest Expense" shall mean, for any Test Period, Consolidated Interest Expense (net of cash interest income) for such Test Period but only to the extent such Consolidated Interest Expense is payable in cash during such Test Period; provided, that (a) for the Test Period ending June 30, 2000, Consolidated Cash Interest Expense shall be the actual Consolidated Cash Interest Expense for the two fiscal quarter period ending June 30, 2000 (taken as one accounting period), multiplied by 2, and (b) for the Test Period ending September 30, 2000, Consolidated Cash Interest Expense shall be the actual Consolidated Cash Interest Expense for the three fiscal quarter period ending September 30, 2000, multiplied by 4/3.

               "Consolidated Current Assets" shall mean, at any time, the consolidated current assets (excluding any current deferred tax assets) of Holdings and its Subsidiaries.

               "Consolidated Current Liabilities" shall mean, at any time, the consolidated current liabilities of Holdings and its Subsidiaries at such time, but excluding (i) any such liabilities which constitute Indebtedness and (ii) any current deferred tax liabilities.

               "Consolidated Debt" shall mean, at any time, an amount equal to (i) the average outstanding principal amount of Revolving Loans, calculated on the basis of the outstanding principal amount of such Revolving Loans on the last Business Day of each month during the period (the "Revolver Calculation Period") of 12 months then most recently ended (or, if shorter, the number of months beginning with February, 2000 and ending with the then most recently ended month), provided that if during such Revolver Calculation Period any Borrower consummated a Permitted Acquisition financed in whole or in part with Revolving Loans, then for purposes of this clause (i) there shall be added to each month occurring in such Revolver Calculation Period prior to the consummation of such Permitted Acquisition an amount equal to the principal amount of Revolving Loans incurred to finance such Permitted Acquisition, plus (ii) the aggregate principal amount of all other Indebtedness of Holdings and its Subsidiaries (including, without limitation, Loans hereunder other than Revolving Loans, but excluding (x) Letters of Credit unless any Drawing has occurred thereunder which is not reimbursed in full within 10 days thereof and (y) Indebtedness of the type described in clauses (vi) and (vii) of the definition thereof) at such time, minus (iii) cash and Cash Equivalents held by Holdings and its Subsidiaries.

               "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income of Holdings and its Subsidiaries for such period, before Consolidated Interest Expense (but, for this purpose only, including therein any costs or expenses related to Interest Rate Protection Agreements or other Hedging Agreements) for such period, the aggregate amount of letter of credit fees for such period and provision for taxes and without giving effect to any extraordinary gains or losses for such period or gains or losses from sales of assets other than in the ordinary course of business.

               "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the following amounts (without duplication), in each case to the extent deducted in arriving at Consolidated EBIT for such period: (i) all amortization of intangibles and depreciation, (ii) all non-cash extraordinary and non-cash non-recurring losses or charges, (iii) all non-cash expenses incurred in the ordinary course of business, (iv) non-cash expenses resulting from the grant of stock and stock options and other compensation to management personnel of the Borrowers or their Subsidiaries pursuant to a written plan or agreement or the treatment of such options under variable plan accounting, (v) step-up in inventory valuation as a result of purchase accounting for Permitted Acquisitions, (vi) non-cash amortization of financing costs by the Borrowers and their Subsidiaries for such period, (vii) any fees, expenses or charges related to any equity offering, permitted investment, acquisition or recapitalization or Indebtedness permitted by this Agreement (whether or not successful) and fees, expenses or charges related to the Transaction (including fees paid to Vestar and/or its Affiliates), (viii) the amount of any minority interest expense deducted in calculating Consolidated Net Income, (ix) $2,100,000 of restructuring charges taken in 1999, (x) expenses of implementing the ERP system and (xi) any deduction resulting from the impact of using the LIFO method of inventory accounting; it being expressly understood and agreed, however, that, notwithstanding anything to the contrary set forth in this definition or in the definitions of Consolidated Net Income or Consolidated EBIT, if any restructuring charges are taken or incurred by Holdings and its Subsidiaries after the Initial Borrowing Date (other than any such charges related to the Transaction), same shall reduce Consolidated EBITDA, provided that such reductions to Consolidated EBITDA shall be made at the times, and to the extent, that cash amounts are paid in respect thereof (whether such cash amounts reduce reserves previously established, reduce Consolidated Net Income or otherwise).

               "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of Holdings and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of Holdings and its Subsidiaries representing the interest factor for such period, but without including therein any costs or expenses related to Interest Rate Protection Agreements or Other Hedging Agreements.

               "Consolidated Net Income" shall mean, for any period, net after tax income of Holdings and its Subsidiaries for such period; provided, however, that there shall be excluded from Consolidated Net Income (i) other than when calculated on a Pro Forma Basis, the income (or loss) of any Person accrued prior to the date it becomes a consolidated Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its consolidated Subsidiaries or such Person's assets are acquired by Holdings or any of its consolidated Subsidiaries, except to the extent of the amount of cash dividends or distributions actually paid to Holdings or any of its consolidated Subsidiaries by such Person during such period and (ii) the income of any consolidated Subsidiary of Holdings to the extent the declaration or payment of dividends or similar distributions by that Subsidiary of its income is not at the time permitted by operation of the terms of its charter or any agreement or instrument (other than this Agreement or any other Credit Document), judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

               "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

               "Continuing Directors" shall mean the members of the Board of Directors of Holdings on the Initial Borrowing Date and each other member, if such member's nomination for election to the Board of Directors of Holdings is recommended by a majority of the then Continuing Directors or if such member has been designated by a Permitted Holder.

               "Covenant to Pay" shall mean the Covenant to Pay executed by GWR in connection with the Pledge Agreements providing for a pledge of the equity interests of GGH, Gleason-Pfauter Maschinenfabrik GmbH and Gleason-Hurth Maschinen und Werkzeuge GmbH.

               "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, each Security Document and each Guaranty.

               "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

               "Credit Party" shall mean Holdings, each Borrower and each Subsidiary Guarantor.

               "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

               "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

               "Determination Date" shall have the meaning provided in the definition of Applicable Commitment Fee Percentage.

               "Deutsche Mark Equivalent" shall mean, at any time for the determination thereof, the amount of Deutsche Marks which could be purchased with the amount of Dollars involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (Brussels time) on the date two Business Days prior to the date of any determination thereof for purchase on such date.

               "Deutsche Marks" shall mean the National Currency Unit of
Germany.

               "Dividends" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders, members or other equity owners or authorized or made any other distribution, payment or delivery of property or cash (other than equity interests in such person or rights therefor) to its stockholders, members or other equity owners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration (other than equity interests in such person or rights therefor) any shares of any class of its capital stock or other equity securities outstanding on or after the Initial Borrowing Date (or any options or warrants issued by such Person with respect to its capital stock or other equity securities), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock or other equity securities of such Person outstanding on or after the Initial Borrowing Date (or any options or warrants issued by such Person with respect to its capital stock or other equity securities). "Dividends" with respect to any Person shall not include payments made or required to be made by such Person with respect to any management or employee stock or equity appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

               "Documentation Agent" shall mean the Bank (if any) designated as the Documentation Agent hereunder by the Administrative Agent and Holdings.

               "Documents" shall mean and include the Transaction Documents and the Credit Documents.

               "Dollar Equivalent" shall mean, at any time for the determination thereof, (i) except as provided in clause (ii) below, the amount of Dollars which could be purchased with the amount of the relevant Alternate Currency involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (Luxembourg time) on the date two Business Days prior to the date of any determination thereof for purchase on such date and (ii) for purposes of Section 14.07(d), the amount of Dollars which could be purchased with the amount of the relevant Alternate Currency involved in such computation at the spot exchange rate therefor as quoted or utilized by the Administrative Agent on the date of any determination thereof for purchase on such day.

               "Dollar Loan" shall mean each A-1 Term Loan, each B-1 Term Loan, each Swingline Loan and each Tranche 1 Revolving Loan and Tranche 2 Revolving Loan denominated in Dollars.

               "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

               "Domestic Subsidiary" shall mean (i) each Subsidiary of Holdings that is incorporated or organized in the United States or any State or territory thereof and (ii) each Subsidiary of Holdings (including, without limitation, GGH and GWH) that is incorporated or organized outside the United States or any State or territory thereof but which is, or has elected to be, treated as a partnership or disregarded entity pursuant to the provisions of Treasury Regulations Section 301.7701-3.

               "Drawing" shall have the meaning provided in Section
2.04(b).

               "Effective Date" shall have the meaning provided in Section
14.10.

               "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act).

               "EMU Legislation" shall mean the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

               "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings arising under any Environmental Law (hereafter "Claims") or any permit issued under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

               "Environmental Law" shall mean any applicable Federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, legally binding guideline or written policy and rule of common law now or hereafter in effect and in each case as amended, and any legally binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C.ss.2601 et seq.; the Clean Air Act, 42 U.S.C.ss.7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.ss.3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C.ss. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C.ss.11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C.ss.1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C.ss.651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

               "Equity Financing" shall have the meaning provided in
Section 5.07(b).

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect on the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

               "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings, the Borrowers or any of their Subsidiaries would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of Holdings, the Borrowers or any of their Subsidiaries being or having been a general partner of such person.

               "Euro" shall mean the single currency of the participating member states as described in any EMU Legislation.

               "Euro Equivalent" shall mean, at any time for the determination thereof, the amount of Euros which could be purchased with the amount of Dollars involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (London time) on the date two Business Days prior to the date of any determination thereof for purchase on such date.

               "EURIBOR" shall mean, for each Interest Period applicable to any Loan denominated in Euros or Deutsche Marks, (i) the per annum rate for deposits in Euros or Deutsche Marks as determined by the Administrative Agent for a period corresponding to the duration of the relevant Interest Period which appears on Reuters Page EURIBOR-01 at approximately 11:00 A.M. (Brussels time) on the date which is two Business Days prior to the commencement of such Interest Period (or, in the case of Interest Periods commencing on the Initial Borrowing Date, on the Initial Borrowing Date) or
(ii) if such rate is not shown on Reuters Page EURIBOR-01, the average offered quotation to prime banks in the Euro-zone interbank market by the Banks for Euro or Deutsche Mark deposits of amounts comparable to the principal amount of the Loan for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Loan (rounded upward to the next whole multiple of 1/16 of 1%), determined as of 11:00 A.M. (Brussels time) on the date which is two Business Days prior to the commencement of such Interest Period (or, in the case of Interest Periods commencing on the Initial Borrowing Date, on the Initial Borrowing Date). The reference to Reuters Page EURIBOR-01 in this definition shall be construed to be a reference to the relevant page or any other page that may replace such page on the Reuters service. Notwithstanding anything to the contrary contained above, in the event the Administrative Agent has made any determination pursuant to Section 1.10(a)(i) in respect of Euro Rate Loans denominated in Euros or Deutsche Marks, or in the circumstances described in clause (i) to the proviso to
Section 1.10(b) in respect of Euro Rate Loans denominated in Euros, the EURIBOR determined pursuant to this definition shall instead be the rate determined by the Administrative Agent as the all-in-cost of funds for the Administrative Agent to fund a Foreign Currency Loan denominated in Euros or Deutsche Marks with maturities comparable to the Interest Period applicable thereto.

               "Euro Rate" shall mean (i) with respect to Dollar Loans, the Eurodollar Rate, (ii) with respect to Foreign Currency Loans denominated in Deutsche Marks, EURIBOR, (iii) with respect to Foreign Currency Loans denominated in Euros, EURIBOR and (iv) with respect to Foreign Currency Loans denominated in Pounds Sterling, Sterling LIBOR.

               "Euro Rate Loan" shall mean each A-1 Term Loan outstanding as a Eurodollar Loan, each A-2 Term Loan, each A-3 Term Loan, each B-1 Term Loan outstanding as a Eurodollar Loan, each B-2 Term Loan, each B-3 Term Loan outstanding as a Eurodollar Loan, each Tranche 1 Revolving Loan (other than any such Loan incurred as a Base Rate Loan) and each Tranche 2 Revolving Loan.

               "Euro-zone" shall mean the region composed of the member states as described in any EMU Legislation.

               "Eurodollar Loan" shall mean each Dollar Loan designated as such by a Borrower at the time of the incurrence thereof or conversion thereto.

               "Eurodollar Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period, (a) the rate appearing on Page 3750 of the Dow Jones Telerate Screen (or on any successor or substitute page of such Screen, or any successor to or substitute for such Screen, providing rate quotations comparable to those currently provided on such page of such Screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the interbank Eurodollar market) at approximately 11:00 A.M., New York time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period, provided that in the event that such rate is not available at such time for any reason, then this component of the "Eurodollar Rate" with respect to such Eurodollar Loan for such Interest Period shall be the offered quotation to first- class banks in the interbank Eurodollar market by BTCo for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 11:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period; divided (and rounded off to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

               "Event of Default" shall have the meaning provided in
Section 9.

               "Excess Cash Flow" shall mean, for any period, the difference between (a) the sum of (i) Adjusted Consolidated Net Income for such period and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, and (b) the sum of (i) an amount equal to (1) the amount of Consolidated Capital Expenditures (but excluding Consolidated Capital Expenditures financed with equity or Indebtedness (other than the Revolving Loans and loans under local credit lines)) made during such period pursuant to and in accordance with Section 8.07 (a) plus (or minus, if negative) (2) the Rollover Amount for such period to be carried forward to the next period less the Rollover Amount (if any) for the preceding period carried forward to the current period, (ii) without duplication of amounts deducted under preceding clause
(b)(i), the amounts expended by Holdings and its Subsidiaries in respect of Permitted Acquisitions (but excluding Permitted Acquisitions financed with equity or Indebtedness other than the Revolving Loans and loans under local credit lines), (iii) the aggregate amount of permanent principal payments of Indebtedness of Holdings and its Subsidiaries (but excluding repayments of (A) Indebtedness made with the proceeds of equity or with other Indebtedness (other than the Revolving Loans and loans under local credit lines) and (B) Loans, provided that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were (x) required as a result of a Scheduled Repayment under Section 4.02(b) or (c), or (y) made as a voluntary prepayment pursuant to Section 4.01 with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment)) during such period, (iv) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, (v) an amount of cash spent during such period with respect to expenses accrued on Holdings' or the Borrowers' balance sheet in connection with the Transaction or a Permitted Acquisition including purchase accounting reserves, (vi) the aggregate amount of Dividends paid during such period under Section 8.03(iv) (other than any such Dividends paid with the proceeds of an equity issuance), (vii) taxes paid by Holdings and its Subsidiaries during such period to the extent not deducted in determining Adjusted Consolidated Net Income for such period, and including as a deduction under this clause (vii) any taxes payable by Holdings and its Subsidiaries in respect of such period even if such taxes are paid in a subsequent period, provided that if a deduction is made during any period for taxes payable in respect of, but not paid in, such period, then no deduction shall be made for such taxes (under this clause (vii) or under clause (vi) above) in the period in which such taxes are paid and (viii) reductions in purchase accounting reserves or reductions in other long term liabilities on the balance sheet of Holdings or the Borrowers on the Initial Borrowing Date (to the extent such reductions resulted in an increase to Adjusted Consolidated Net income for such period).

               "Excess Cash Payment Date" shall mean the earlier of (x) the date of delivery of the financial statements pursuant to Section 7.01(c) in respect of Holding's fiscal year then last ended and (y) the date occurring 105 days after the last day of each fiscal year of the Borrowers (in either case beginning with its fiscal year ended December 31, 2000).

               "Excess Cash Payment Period" shall mean, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of Holdings (beginning with its fiscal year ended December 31, 2000).

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               "Excluded Capital Expenditures" shall mean Capital
Expenditures made under Section 8.07(b).

               "Existing Indebtedness" shall have the meaning provided in
Section 6.21.

               "Existing Letter of Credit" shall have the meaning provided in Section 2.01(d).

               "Facing Fee" shall have the meaning provided in Section
3.01(d).

               "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

               "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

               "Foreign Currency Loan" shall mean each A-2 Term Loan, each A-3 Term Loan, each B-2 Term Loan and each Revolving Loan which is an Alternate Currency Loan.

               "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by Holdings, the Borrowers or any of their Subsidiaries primarily for the benefit of employees of Holdings, the Borrowers or any of their Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

               "Foreign Subsidiary" shall mean each Subsidiary of Holdings that is not a Domestic Subsidiary.

               "Foreign Subsidiary Guaranty" shall have the meaning provided in Section 7.12.

               "Foundation" shall mean the Gleason Foundation, a private charitable foundation.

               "Foundation Agreement" shall mean the agreement between the Foundation and Torque, dated as of December 8, 1999.

               "German Bank" shall mean each Bank having (i) an A-2 Term Loan Commitment or outstanding A-2 Term Loans, (ii) a B-2 Term Loan Commitment or outstanding B-2 Term Loans or (iii) a Tranche 2 Revolving Loan Commitment and/or outstanding Tranche 2 Revolving Loans; it being understood and agreed that each such Bank (whether a party hereto on the Initial Borrowing Date or which becomes a party hereto as a Bank thereafter) shall be an institution organized under the laws of the Federal Republic of Germany or an institution not organized under the laws of the Federal Republic of Germany which shall fund such Loans from a branch located in the Federal Republic of Germany.

               "German Loans" shall mean (i) A-2 Term Loans, (ii) B-2 Term Loans and (iii) Tranche 2 Revolving Loans made to GGH.

               "German Tax Certificate" shall mean a certificate substantially in the form of Exhibit N hereto.

               "GGH" shall have the meaning provided in the first paragraph of this Agreement.

               "GIMC" shall have the meaning provided in the first paragraph of this Agreement.

               "Guaranteed Creditors" shall mean and include the Administrative Agent, the Collateral Agent, each Issuing Bank, each Bank and each Person (other than any Credit Party) party to an Interest Rate Protection Agreement or Other Hedging Agreements to the extent such party constitutes a Secured Creditor under the Security Documents.

               "Guarantor" shall mean each of Holdings, GWR and each Subsidiary Guarantor.

               "Guaranty" shall mean and include the Holdings Guaranty, the GWR Guaranty, the Subsidiary Guaranty executed by the Domestic Subsidiaries of Holdings (other than GWR) and any guaranty entered into pursuant to
Section 7.12.

               "GWH" shall have the meaning provided in the first paragraph of this Agreement.

               "GWR" shall have the meaning provided in the first paragraph of this Agreement.

               "GWR Guaranty" shall mean the guaranty of GWR pursuant to
Section 13.

               "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyl's, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous materials," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect under any applicable Environmental Law.

               "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

               "Holdings Common Stock" shall mean the outstanding common stock of Holdings.

               "Holdings Guaranty" shall mean the guaranty of Holdings pursuant to Section 12.

               "Holdings IPO" shall mean a primary issuance by Holdings of Holdings Common Stock pursuant to a registered initial public offering.

               "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i),
(ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person in respect of Indebtedness of a type described in clauses (i), (ii), (iii),
(iv) or (vii), and (vii) all net obligations or exposure under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement or arrangement, provided that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business.

               "Indebtedness to be Refinanced" shall mean the Credit Agreement, dated as of July 31, 1997, among Holdings, various Subsidiaries of Holdings, various lending institutions and The Chase Manhattan Bank, as Administrative Agent.

               "Initial Borrowing Date" shall mean the date on which the initial Credit Event occurs.

               "Intercompany Loans" shall have the meaning provided in
Section 8.05(vii).

               "Intercompany Note" shall mean promissory notes, substantially in the form of Exhibit K evidencing Intercompany Loans.

               "Intercompany Reorganization" shall mean the intercompany transactions described on Schedule XVI hereto.

               "Interest Coverage Ratio" shall mean, for any Test Period, the ratio of (x) Consolidated EBITDA for such Test Period to (y)
Consolidated Cash Interest Expense for such Test Period. All calculation of the Interest Coverage Ratio shall be made on a Pro Forma Basis, with determinations of the Interest Coverage Ratio to give effect to all adjustments contained in the definition of "Pro Forma Basis" contained herein.

               "Interest Determination Date" shall mean, with respect to any Euro Rate Loan, the second Business Day prior to the commencement of any Interest Period relating to such Euro Rate Loan (except as provided in the definitions of EURIBOR and Sterling LIBOR with respect to Interest Periods commencing on or within one Business Day following the Initial Borrowing Date).

               "Interest Period" shall have the meaning provided in Section
1.09.

               "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

               "Issuing Bank" shall mean BTCo and any other Bank which is requested by the Borrowers, and which agrees in its sole discretion, to issue Letters of Credit hereunder (and/or any Lending Affiliate of the foregoing Persons performing obligations on its behalf and reasonably acceptable to the Borrowers). As of the Effective Date, and until BTCo otherwise notifies the Borrowers and the Banks, any Letters of Credit issued by BTCo or one of its Lending Affiliates as Issuing Bank shall be issued by (i) in the case of Letters of Credit (other than Bank Guarantees) issued for the account of GWR and GIMC, Bankers Trust Company, and (ii) in the case of Letters of Credit issued for the account of GGH or GWH, and all Bank Guarantees, Deutsche Bank AG, Munich Branch and/or Deutsche Bank Luxembourg S.A.

               "Judgment Currency" shall have the meaning provided in
Section 14.15(a).

               "Judgment Currency Conversion Date" shall have the meaning provided in Section 14.15(a).

               "L/C Supportable Obligations" shall mean (i) obligations of the Borrowers or its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar obligations and (ii) such other obligations of the Borrowers or any of its Subsidiaries which would not be inconsistent with the internal policy of the respective Issuing Bank (applied consistently to all of its customers) and otherwise permitted to exist pursuant to the terms of this Agreement.

               "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

               "Lending Affiliate" shall mean, with respect to any Person, any other Person (i) directly or indirectly controlling (including, but not limited to, all directors, officers and partners of such Person), controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 50% of any class of the voting securities or capital stock of or equity interests in such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

               "Letter of Credit" shall have the meaning provided in
Section 2.01(a).

               "Letter of Credit Outstandings" shall mean, at any time, the sum of the Tranche 1 Letter of Credit Outstandings and the Tranche 2 Letter of Credit Outstandings at such time.

               "Letter of Credit Request" shall have the meaning provided in Section 2.02(a)

               "Leverage Ratio" shall mean, at any time, the ratio of Consolidated Debt at such time to Consolidated EBITDA for the Test Period most recently ended. All calculations of the Leverage Ratio shall be made on a Pro Forma Basis, with determinations of the Leverage Ratio to give effect to all adjustments contained in the definition of "Pro Forma Basis" contained herein.

               "LIBOR" shall mean, with respect to any Borrowing of Euro Rate Loans of an Approved Currency, the relevant interest rate, i.e., the Eurodollar Rate, Deutsche Mark LIBOR, Euro LIBOR or Sterling LIBOR.

               "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, and any lease having substantially the same effect as any of the foregoing).

               "Loan" shall mean each Term Loan, each Revolving Loan and each Swingline Loan.

               "Local time" shall mean the local time in effect at (x) the applicable Notice Office (in the case of Notices of Borrowing, Notices of Conversion and Letter of Credit Requests) and (y) the applicable Payment Office in the case of all payments and disbursements of Loans or Letters of Credit.

               "Majority Banks" of any Tranche shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

               "Mandatory Borrowing" shall mean each Tranche 1 Mandatory Borrowing and each Tranche 2 Mandatory Borrowing.

               "Mandatory Cost" shall mean, in relation to any Bank, the sum of (a) any fees or other amounts payable by the relevant Bank in relation to banking supervision by the Financial Services Authority, as determined in accordance with Schedule XII, and (b) the cost imputed to such Bank of compliance with any reserve asset requirements of the European Central Bank.

               "Margin Stock" shall have the meaning provided in Regulation U.

               "Maturity Date" with respect to a Tranche shall mean either the A Term Loan Maturity Date, the B Term Loan Maturity Date, or the Revolving Loan Maturity Date, as the case may be.

               "Maximum Swingline Amount" shall mean $10,000,000.

               "Merger" shall mean the merger and related transactions between Holdings, Torque and Torque Merger Sub as described in the Merger Agreement, whereby Torque Merger Sub will merge into Holdings, with Holdings being the surviving corporation.

               "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of December 8, 1999, by and among Holdings, Torque and Torque Merger Sub, as amended by amendment No. 1 to the Agreement and Plan of Merger dated as of February 3, 2000.

               "Merger Date" shall mean the date of the consummation of the Merger.

               "Merger Documents" shall mean the Merger Agreement, and all documents related to the Merger.

               "Minimum Borrowing Amount" shall mean (i) with respect to Term Loans, $5,000,000 (or the Euro Equivalent, Deutsche Mark Equivalent or Sterling Equivalent, as the case may be), (ii) with respect to Revolving Loans maintained as Euro Rate Loans, $1,000,000 (or the Euro Equivalent, Deutsche Mark Equivalent or Sterling Equivalent, as the case may be), (iii) with respect to Revolving Loans maintained as Base Rate Loans, $500,000 and
(iv) with respect to Swingline Loans, $100,000.

               "Moody's" shall mean Moody's Investors Service, Inc.

               "Mortgage" shall have the meaning provided in Section 5.18(a) and, after the execution and delivery thereof, shall include each Additional Mortgage.

               "Mortgage Policies" shall have the meaning provided in
Section 5.18(b).

               "Mortgaged Property" shall have the meaning provided in
Section 5.18(a) and, after the execution and delivery of any Additional Mortgage, shall include the respective Additional Mortgaged Property.

               "Multiemployer Plan" shall mean any multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings, the Borrowers or any of their Subsidiaries or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which Holdings, the Borrowers or any of their Subsidiaries or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan, other than any Foreign Pension Plan.

               "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of (x) cash expenses of sale (including brokerage fees, if any, and payment of principal, premium and interest of Indebtedness (other than the Loans) required to be repaid as a result of such Asset Sale) and (y) incremental income taxes paid or payable as a result thereof.

               "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

               "Note" shall mean each A-1 Term Note, A-2 Term Note, A-3 Term Note, B-1 Term Note, B-2 Term Note, Tranche 1 Revolving Note, Tranche 2 Revolving Note, each Tranche 1 Swingline Note and each Tranche 2 Swingline Note.

               "Notice of Borrowing" shall have the meaning provided in
Section 1.03.

               "Notice of Conversion" shall have the meaning provided in
Section 1.06.

               "Notice Office" shall mean (i) except as provided in clause
(iii) below, the office of Bankers Trust Company, as Administrative Agent, located at One Bankers Trust Plaza, New York, New York 10006, with a copy to Deutsche Bank Luxembourg S.A., at 2, boulevard Konrad Adenauer, L-1115 Luxembourg, or such other office or offices as the Administrative Agent may designate to Holdings, the Borrowers and the Banks from time to time, and
(ii) in the case of Foreign Currency Loans, and Letters of Credit issued for the account of GGH and GWH, the office of Deutsche Bank Luxembourg S.A., as Administrative Agent, located at 2, boulevard Konrad Adenauer, L-1115 Luxembourg, with a copy to Bankers Trust Company at One Bankers Trust Company, New York, New York 10006, or such other office or offices as the Administrative Agent may designate to Holdings, the Borrowers and the Banks from time to time.

               "Obligations" shall mean all amounts owing to the Administrative Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

               "Other Creditor" shall have the meaning provided in the respective Security Documents.

               "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against fluctuations of currency values.

               "Participant" shall mean each Tranche 1 Participant and each Tranche 2 Participant.

               "Participation" shall mean each Tranche 1 Participation and each Tranche 2 Participation.

               "Payment Office" shall mean (i) except as provided in clause
(ii) below, the office of the Administrative Agent located at One Bankers Trust Plaza, New York, New York 10006 or such other office as the Administrative Agent may designate to Holdings, the Borrowers and the Banks from time to time, and (ii) in the case of Foreign Currency Loans, Dollar Loans incurred by GGH and GWH and Letters of Credit issued for the account of GGH and GWH, the office of Deutsche Bank Luxembourg S.A., as Administrative Agent, located at 2, boulevard Konrad Adenauer, L-1115 Luxembourg or such other office as the Administrative Agent may designate to Holdings, the Borrowers and the Banks from time to time.

               "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

               "Permitted Acquisition" shall mean the acquisition by GWR or any of its Subsidiaries (to the extent that any such Subsidiary which is a Credit Party is able to, and does, grant a Lien to the Collateral Agent for the benefit of the Secured Creditors on and security interest in assets acquired thereby in connection with such Permitted Acquisition, but limited to 65% of the capital stock of any Foreign Subsidiary) of (x) assets constituting all or substantially all of a business or division of any Person not already a Subsidiary of GWR or (y) all or substantially all of the capital stock or other ownership interests of any such Person which Person shall, as a result of such acquisition, become a Wholly-Owned Subsidiary of GWR or such Subsidiary, provided that (A) the consideration paid by GWR and/or its Domestic Subsidiaries can be in the form of (i) cash, (ii) the issuance to any such Person of Permitted Seller Notes, (iii) the issuance to such Person of Permitted Earn-Out Debt and/or Permitted Earn-Out Preferred Equity, or (iv) the issuance to any such Person of common equity of Holdings or Qualified Preferred Equity issued by Holdings, and (B) the assets acquired, or the business of the Person whose stock is acquired, shall be in the same, similar or related line of business in which the Borrowers and their Subsidiaries are already engaged. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition shall be a Permitted Acquisition only if all requirements of Section 7.14 are met with respect thereto.

               "Permitted Acquisition Cost Savings" shall mean, at any time of measurement, in connection with each Permitted Acquisition, those demonstrable cost savings in connection with or as a result of such Permitted Acquisition, provided that such cost savings would be permitted to be recognized in pro forma statements prepared in accordance with Regulation S-X of the Securities Act.

               "Permitted Earn-Out Debt" shall mean Indebtedness of Holdings incurred in connection with a Permitted Acquisition and in accordance with Section 7.14, which Indebtedness is not secured by any assets of Holdings or any of its Subsidiaries (including, without limitation, the assets so acquired) and is not guaranteed by any Subsidiary of Holdings and is only payable by Holdings in the event certain future performance goals are achieved with respect to the assets acquired and is not payable in accordance with its terms to the extent there exists a Default or an Event of Default; provided that such Indebtedness shall only constitute Permitted Earn-Out Debt to the extent the terms of such Indebtedness expressly limit the maximum potential liability of Holdings with respect thereto.

               "Permitted Earn-Out Preferred Equity" shall mean preferred equity of Holdings issued in connection with a Permitted Acquisition and in accordance with Section 7.14, which preferred equity is not secured by any assets of Holdings or any of its Subsidiaries (including, without limitation, the assets so acquired) and is not guaranteed by any Subsidiary of Holdings and is only payable by Holdings in the event certain future performance goals are achieved with respect to the assets acquired and is not payable in accordance with its terms to the extent there exists a Default or an Event of Default; provided that such preferred equity shall only constitute Permitted Earn-Out Preferred Equity to the extent the terms of such preferred equity expressly limit the maximum potential liability of Holdings with respect thereto.

               "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the title insurance policy or title commitment delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

               "Permitted Holders" shall mean Persons (other than the Foundation and other than holders of publicly traded shares of Holdings Common Stock) holding the equity interests (or rights to purchase equity interests) of Holdings on the Initial Borrowing Date and their respective Affiliates (including for the avoidance of doubt Vestar/Gleason Investors, L.L.C.) and partners and, in the case of any such Person who is an individual, the immediate family members of such Person and trusts for the benefit of such Person and/or his or her immediate family members.

               "Permitted Liens" shall have the meaning provided in Section
8.01.

               "Permitted Seller Notes" shall mean notes issued by Holdings to sellers of stock (or other equity interests) or assets in a Permitted Acquisition and issued in accordance with Section 7.14, which notes shall be subordinated, unsecured and unguaranteed, and shall otherwise be in form and substance satisfactory to the Administrative Agent.

               "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

               "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings, the Borrowers or any of their Subsidiaries or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which Holdings, the Borrowers or any of their Subsidiaries or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

               "Pledge Agreements" shall have the meaning provided in
Section 5.08.

               "Pledge Agreement Collateral" shall mean all "Collateral" as defined in each Pledge Agreement.

               "Pledged Securities" shall have the meaning provided in the Pledge Agreements.

               "Pledged Stock" shall have the meaning provided in the Pledge Agreements.

               "Pounds Sterling" shall mean freely transferable lawful money of the United Kingdom.

               "Pre-Syndication Interest Period" shall mean successive one week Interest Periods which shall apply to all outstanding Euro Rate Loans and the first of which shall commence on the Initial Borrowing Date, provided that no Pre-Syndication Interest Period shall begin after the Syndication Date.

               "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

               "Principal Amount" shall mean (i) the stated amount of each Term Loan, (ii) the stated amount of each Swingline Loan, (iii) the stated amount of each Revolving Loan denominated in Dollars, and/or (iv) the Dollar Equivalent of the stated amount of each Alternate Currency Loan, as the context may require.

               "Pro Forma Basis" shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (x) the incurrence of any Indebtedness the proceeds of which are used to finance a Permitted Acquisition after the first day of the relevant Calculation Period as if such Indebtedness, had been incurred (and the proceeds thereof applied) on the first day of the relevant Calculation Period, (y) the permanent repayment of any Indebtedness (other than revolving Indebtedness unless accompanied by a corresponding commitment reduction or paid with other permitted Indebtedness) after the first day of the relevant Calculation Period as if such Indebtedness had been retired or redeemed on the first day of the relevant Calculation Period and (z) the Permitted Acquisition, if any, then being consummated as well as any other Permitted Acquisition consummated after the first day of the relevant Calculation Period and on or prior to the date of the respective Permitted Acquisition then being effected as if such Permitted Acquisitions had been consummated at the beginning of such Calculation Period, with the following rules to apply in connection therewith:

               (i) all Indebtedness (x) used to finance Permitted Acquisitions and incurred after the first day of the relevant Calculation Period shall be deemed to have been incurred (and the proceeds thereof applied) on the first day of the respective Calculation Period and remain outstanding through the date of determination (and thereafter in the case of projections pursuant to Section 7.14(v)) and (y) permanently retired or redeemed after the first day of the relevant Calculation Period (other than resolving Indebtedness unless accompanied by a corresponding commitment reduction) shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the date of determination (and thereafter in the case of projections pursuant to Section 7.14(v));

               (ii) all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate Indebtedness or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); provided that for purposes of calculations pursuant to Section 7.14(v), all Indebtedness (whether actually outstanding or deemed outstanding) bearing interest at a floating rate of interest shall be tested on the basis of the rates applicable at the time the determination is made pursuant to said provisions; and

               (iii) in making any determination of Consolidated EBITDA, pro forma effect shall be given to all Permitted Acquisition Cost Savings, as if such Permitted Acquisition Cost Savings were realized on the first day of the relevant period.

               "Qualified Preferred Equity" shall mean any preferred equity of Holdings the express terms of which shall provide that Dividends thereon shall not be required to be paid in cash at any time that such cash payment would be prohibited by the terms of this Agreement (and any refinancing, replacements or extensions hereof) and in either case which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including an event which would constitute a Change of Control), cannot mature (excluding any maturity as the result of an optional redemption by the issuer thereof) and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable, or required to be repurchased, at the sole option of the holder thereof (including, without limitation, upon the occurrence of an event which would constitute a Change of Control), in whole or in part, on or prior to the third anniversary of the then latest Maturity Date (or, in respect of no more than $10,000,000 in the aggregate of any such Qualified Preferred Equity, the first anniversary of the then latest Maturity Date).

               "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December (commencing with the last Business Day of March, 2000).

               "RC Bank" shall mean, at any time, each Tranche 1 RC Bank and each Tranche 2 RC Bank at such time.

               "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. ss. 6901 et seq.

               "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements thereto and fixtures thereon, including Leaseholds.

               "Recovery Event" shall mean the receipt by Holdings, any Borrower or any of their respective Subsidiaries of any cash insurance proceeds or condemnation award payable (i) by reason of theft, loss, physical destruction or damage or any other similar event with respect to any Mortgaged Property, and (ii) under any policy of insurance required to be maintained under Section 7.03 as relating to any Mortgaged Property.

               "Reference Banks" shall mean Deutsche Bank Luxembourg S.A. and, after the Syndication Date, such other Bank or Banks (if any) as shall be selected by the Administrative Agent and Holdings and identified to the other parties hereto.

               "Refinancing" shall mean and include the refinancing and repayment in full of all amounts outstanding under, and the termination in full of all commitments and letters of credit in respect of, the Indebtedness to be Refinanced.

               "Register" shall have the meaning provided in Section 14.14.

               "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

               "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

               "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

               "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

               "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

               "Relevant Currency Equivalent" shall mean the Dollar Equivalent, the Deutsche Mark Equivalent, the Euro Equivalent or the Sterling Equivalent, as the case may be.

               "Replaced Bank" shall have the meaning provided in Section
1.13.

               "Replacement Bank" shall have the meaning provided in
Section 1.13.

               "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsections .22, .23, .25, .27 or .28 of PBGC Regulation
Section 4043.

               "Required Banks" shall mean Non-Defaulting Banks the sum of whose outstanding Term Loans, Tranche 1 Revolving Loan Commitments (or after the Total Tranche 1 Revolving Loan Commitment has been terminated, outstanding Tranche 1 Revolving Loans and Tranche 1 Revolving Percentages of outstanding Swingline Loans and Tranche 1 Letter of Credit Outstandings) and Tranche 2 Revolving Loan Commitments (or, after the Total Tranche 2 Revolving Loan Commitment has been terminated, outstanding Tranche 2 Revolving Loans and Tranche 2 Revolving Percentages of Tranche 2 Letter of Credit Outstandings) constitute greater than 50% of the sum of (i) the total outstanding Term Loans of Non-Defaulting Banks, (ii) the Total Tranche 1 Revolving Loan Commitment less the aggregate Tranche 1 Revolving Loan Commitments of Defaulting Banks (or after the Total Tranche 1 Revolving Loan Commitment has been terminated, the total outstanding Tranche 1 Revolving Loans of Non-Defaulting Banks and the aggregate Tranche 1 Revolving Percentages of all Non-Defaulting Banks of the total outstanding Swingline Loans and Tranche 1 Letter of Credit Outstandings at such time) and (iii) the Total Tranche 2 Revolving Loan Commitment less the aggregate Tranche 2 Revolving Loan Commitments of Defaulting Banks (or, after the Total Tranche 2 Revolving Loan Commitment has been terminated, the total outstanding Tranche 2 Revolving Loans of Non-Defaulting Banks and the aggregate Tranche 2 Revolving Percentages of all Non-Defaulting Banks of the Tranche 2 Letter of Credit Outstandings at such time). For purposes of determining the Required Banks at any time, the principal amount of each Foreign Currency Loan shall be deemed to be the Dollar Equivalent of the principal amount of such Foreign Currency Loan at such time.

               "Returns" shall have the meaning provided in Section 6.09.

               "Revolving Loan" shall mean each Tranche 1 Revolving Loan and each Tranche 2 Revolving Loan.

               "Revolving Loan Maturity Date" shall mean the sixth anniversary of the Effective Date.

               "Rights Agreement" shall mean the Rights Agreement between Holdings and ChaseMellon Shareholders Services, LLC, as Rights Agent, dated as of May 4, 1999, and any amendments thereto.

               "Rollover Amount" shall have the meaning provided in Section 8.07(a).

               "S&P" shall mean Standard & Poor's Ratings Services.

               "Scheduled Repayments" shall mean each A-1 Term Loan Scheduled Repayment, each A-2 Term Loan Scheduled Repayment, each A-3 Term Loan Scheduled Repayment, each B-1 Term Loan Scheduled Repayment and each B-2 Term Loan Scheduled Repayment.

               "SEC" shall have the meaning provided in Section 7.01(h).

               "Section 4.04(b)(ii) Certificate" shall have the meaning provided in Section 4.04(b).

               "Secured Creditors" shall have the meaning assigned to that term in the respective Security Documents.

               "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               "Security Agreement" shall have the meaning provided in
Section 5.09.

               "Security Agreement Collateral" shall mean all "Collateral" as defined in each Security Agreement.

               "Security Documents" shall mean each Pledge Agreement, the Security Agreement and each Mortgage.

               "Series A Preferred Equity" shall mean the shares of 13.17% Series A Cumulative Preferred Stock of Holdings.

               "Shareholder Subordinated Note" shall mean an unsecured junior subordinated note issued by Holdings (and not guaranteed or supported in any way by the Borrowers or any of their Subsidiaries) in the form of Exhibit M, as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

               "Shareholders Agreement" shall have the meaning provided in
Section 5.06(i).

               "Standby Letter of Credit" shall have the meaning provided in Section 2.01(a).

               "Stated Amount" shall mean, for each Letter of Credit, the maximum amount available to be drawn thereunder, in each case determined without regard to whether any conditions to drawing could then be met.

               "Sterling Equivalent" shall mean, at any time for the determination thereof, the amount of Pounds Sterling which could be purchased with the amount of Dollars involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (London time) on the date two Business Days prior to the date of any determination thereof for purchase on such date.

               "Sterling LIBOR" shall mean, with respect to each Interest Period for any Loan denominated in Pounds Sterling, the rate determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/16 of 1%) of the offered quotation to prime banks in the European interbank eurocurrency market by each Reference Bank for Pounds Sterling deposits of amounts in same day funds comparable to the outstanding principal amount of the Loan of such Reference Bank for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Loan, determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period (or, in the case of Interest periods commencing on or within one Business Day after the Initial Borrowing Date, on the date which is one Business Day prior to the commencement of such Interest Period), provided that if only one Reference Bank exists or if one or more of the Reference Banks fail to provide the Administrative Agent with its aforesaid rate, then the Sterling LIBOR shall be determined based on the rate or rates provided to the Administrative Agent by the other Reference Bank or Banks. Notwithstanding anything to the contrary contained above, in the event the Administrative Agent has made any determination pursuant to
Section 1.10(a)(i) in respect of Foreign Currency Loans denominated in Pounds Sterling, or in the circumstances described in clause (i) to the proviso to Section 1.10(b) in respect to Foreign Currency Loans denominated in Pounds Sterling, the Sterling LIBOR determined pursuant to this definition shall instead be the rate determined by the Administrative Agent as the all-in-cost of funds for the Administrative Agent to fund a Foreign Currency Loan denominated in Pounds Sterling with maturities comparable to the Interest Period applicable thereto.

               "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and
(ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

               "Subsidiary Guarantor" shall mean each Domestic Subsidiary of Holdings (other than GWR) which is required to be party to the Subsidiary Guaranty pursuant to the terms of this Agreement.

               "Subsidiary Guaranty" shall have the meaning provided in
Section 5.10.

               "Swingline Bank" shall mean BTCo.

               "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Revolving Loan Maturity Date.

               "Swingline Loans" shall mean Tranche 1 Swingline Loans and Tranche 2 Swingline Loans.

               "Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement.

               "Syndication Date" shall mean the earlier of (x) the 60th day following the Initial Borrowing Date and (y) that date upon which the Administrative Agent determines (and notifies the Borrowers) that the primary syndication (and the resultant addition of Persons as Banks pursuant to Section 14.04) has been completed.

               "Tax Benefit" shall have the meaning provided in Section
4.04(d).

               "Taxes" shall have the meaning provided in Section 4.04(a).

               "Tender Offer" shall mean the offer of Holdings and Torque to jointly tender for a portion of the outstanding Holdings Common Stock for the Tender Offer Price, made pursuant to the Offer to Purchase dated December 15, 1999, as amended.

               "Tender Offer Documents" shall mean the material documentation related to the Tender Offer, including all public filings made with the SEC in connection therewith.

               "Tender Offer Price" shall mean the price of $23.00 per share of Holdings Common Stock offered pursuant to the Tender Offer.

               "Term Loan" shall mean each A-1 Term Loan, A-2 Term Loan, A-3 Term Loan, B-1 Term Loan and B-2 Term Loan.

               "Test Period" shall mean, at any time, each period of four consecutive fiscal quarters then last ended, in each case taken as one accounting period.

               "Torque" shall mean Torque Acquisition Co., L.L.C., a Delaware limited liability company.

               "Torque Credit Agreement" shall mean the Credit Agreement, dated as of the date hereof, among Torque, Torque Merger Sub, various lending institutions, BTCo, as Administrative Agent and The Bank of Nova Scotia, as Syndication Agent.

               "Torque Merger Sub" shall mean Torque Merger Sub, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of Torque.

               "Total A-1 Term Loan Commitment" shall mean, at any time, the sum of the A-1 Term Loan Commitments of each of the Banks.

               "Total A-2 Term Loan Commitment" shall mean, at any time, the sum of the A-2 Term Loan Commitments of each of the Banks.

               "Total A-3 Term Loan Commitment" shall mean, at any time, the sum of the A-3 Term Loan Commitments of each of the Banks.

               "Total B-1 Term Loan Commitment" shall mean, at any time, the sum of the B-1 Term Loan Commitments of each of the Banks.

               "Total B-2 Term Loan Commitment" shall mean, at any time, the sum of the B-2 Term Loan Commitments of each of the Banks.

               "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks.

               "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Total Tranche 1 Revolving Loan Commitments and Total Tranche 2 Revolving Loan Commitments.

               "Total Tranche 1 Revolving Loan Commitment" shall mean the sum of the Tranche 1 Revolving Loan Commitments of each of the Banks.

               "Total Tranche 2 Revolving Loan Commitment" shall mean the sum of the Tranche 2 Revolving Loan Commitments of each of the Banks.

               "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the sum of the Total Unutilized Tranche 1 Revolving Loan Commitment and the Total Unutilized Tranche 2 Revolving Loan Commitment.

               "Total Unutilized Tranche 1 Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Tranche 1 Revolving Loan Commitment less (y) the sum of the aggregate Principal Amount of Tranche 1 Revolving Loans and Tranche 1 Swingline Loans plus the then aggregate amount of Tranche 1 Letter of Credit Outstandings.

               "Total Unutilized Tranche 2 Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Tranche 2 Revolving Loan Commitment less (y) the sum of the aggregate Principal Amount of Tranche 2 Revolving Loans and Tranche 2 Swingline Loans plus the then aggregate amount of Tranche 2 Letter of Credit Outstandings.

               "Trade Letter of Credit" shall have the meaning provided in
Section 2.01(a).

               "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being nine separate Tranches, i.e., A-1 Term Loans, A-2 Term Loans, A-3 Term Loans, B-1 Term Loans, B-2 Term Loans, Tranche 1 Revolving Loans, Tranche 2 Revolving Loans, Tranche 1 Swingline Loans and Tranche 2 Swingline Loans.

               "Tranche 1 Letter of Credit" shall mean any Letter of Credit designated as a "Tranche 1 Letter of Credit" by the applicable Borrower pursuant to Section 2.01(a) or (d).

               "Tranche 1 Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

               "Tranche 1 Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Tranche 1 Letters of Credit denominated in Dollars, (ii) the Dollar Equivalent of the aggregate Stated Amount of all outstanding Tranche 1 Letters of Credit denominated in an Alternate Currency, (iii) the aggregate amount of all Unpaid Drawings in respect of Tranche 1 Letters of Credit denominated in Dollars and (iv) the Dollar Equivalent of the aggregate amount of all Unpaid Drawings in respect of Tranche 1 Letters of Credit denominated in an Alternate Currency.

               "Tranche 1 Mandatory Borrowing" shall have the meaning provided in Section 1.01(h)(B).

               "Tranche 1 Participant" shall have the meaning provided in
Section 2.03(a).

               "Tranche 1 Participation" shall have the meaning provided in
Section 2.03(a).

               "Tranche 1 RC Bank" shall mean, at any time, each Bank with a Tranche 1 Revolving Loan Commitment (or after the termination of the Total Tranche 1 Revolving Loan Commitment, each Bank which had a Tranche 1 Revolving Loan Commitment immediately prior to such termination).

               "Tranche 1 Revolving Loan" shall have the meaning set forth in Section 1.01(f).

               "Tranche 1 Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name on Schedule I directly below the column entitled "Tranche 1 Revolving Loan Commitment," as the same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 9 and (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 14.04(b).

               "Tranche 1 Revolving Note" shall have the meaning provided in Section 1.05(a)(vi).

               "Tranche 1 Revolving Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Tranche 1 Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Tranche 1 Revolving Loan Commitment at such time, provided that if the Tranche 1 Revolving Percentage of any Bank is to be determined after the Total Tranche 1 Revolving Loan Commitment has been terminated, then the Tranche 1 Revolving Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination but giving effect to any subsequent assignments permitted hereunder.

               "Tranche 1 Swingline Loan" shall have the meaning provided in Section 1.01(h)(A).

               "Tranche 1 Swingline Note" shall have the meaning provided in Section 1.05(a)(viii).

               "Tranche 2 Letter of Credit" shall mean any Letter of Credit designated as a "Tranche 2 Letter of Credit" by the applicable Borrower pursuant to Section 2.01(a) or (d).

               "Tranche 2 Letter of Credit Fee" shall have the meaning provided in Section 3.01(c).

               "Tranche 2 Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Tranche 2 Letters of Credit denominated in Dollars, (ii) the Dollar Equivalent of the aggregate Stated Amount of all outstanding Tranche 2 Letters of Credit denominated in an Alternate Currency, (iii) the aggregate amount of all Unpaid Drawings in respect of Tranche 2 Letters of Credit denominated in Dollars and (iv) the Dollar Equivalent of the aggregate amount of all Unpaid Drawings in respect of Tranche 2 Letters of Credit denominated in an Alternate Currency.

               "Tranche 2 Mandatory Borrowing" shall have the meaning provided in Section 1.01(i)(B).

               "Tranche 2 Participant" shall have the meaning provided in
Section 2.03(b).

               "Tranche 2 Participation" shall have the meaning provided in
Section 2.03(b).

               "Tranche 2 RC Bank" shall mean, at any time, each Bank with a Tranche 2 Revolving Loan Commitment (or after the termination of the Total Tranche 2 Revolving Loan Commitment, each Bank which had a Tranche 2 Revolving Loan commitment immediately prior to such termination).

               "Tranche 2 Revolving Loan" shall have the meaning set forth in Section 1.01(g).

               "Tranche 2 Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name on Schedule I directly below the column entitled "Tranche 2 Revolving Loan Commitment," as the same may be (x) reduced from time to time pursuant to Section 3.02, 3.03 and/or 9 and (y) adjusted from time to time as a result of assignments to or form such Bank pursuant to Section 1.13 or 14.04(b).

               "Tranche 2 Revolving Note" shall have the meaning provided in Section 1.05(a)(vii).

               "Tranche 2 Revolving Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Tranche 2 Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Tranche 2 Revolving Loan Commitment at such time, provided that if the Tranche 2 Revolving Percentage of any Bank is to be determined after the Total Tranche 2 Revolving Loan Commitment has been terminated, then the Tranche 2 Revolving Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination but giving effect to any subsequent assignments permitted hereunder.

               "Tranche 2 Swingline Loan" shall have the meaning provided in Section 1.01(i)(A).

               "Tranche 2 Swingline Note" shall have the meaning provided in Section 1.05(a)(ix).

               "Transaction" shall mean (i) the consummation of the Tender Offer, (ii) the consummation of the Equity Financing, (iii) the consummation of the Refinancing, (iv) the consummation of the Intercompany Reorganization (it being understood that the transactions set forth in Item 9 on Schedule XVI will be consummated on February 22, 2000), (v) the incurrence of the Loans hereunder on the Initial Borrowing Date, (vi) the payment of fees and expenses in connection with the foregoing and (vii) at all times after (and at no time prior to) the consummation of the Merger, the consummation of the Merger.

               "Transaction Documents" shall mean the Tender Offer Documents, the documents governing the Equity Financing, the documents governing the Refinancing, the documents governing the Intercompany Reorganization and the Merger Documents.

               "Type" shall mean the type of Dollar Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

               "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

               "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

               "Unit Purchase Agreement" shall mean the Unit Purchase Agreement, dated as of November 29, 1999, by and between Vestar and Torque.

               "United States" and "U.S." shall each mean the United States of America.

               "Units" shall mean the Class A Units authorized and issued by Torque.

               "Unpaid Drawing" shall have the meaning provided for in
Section 2.04(a).

               "Unrecovered Amount" shall mean, with respect to any investment, loan or advance at any time, the principal cost of such investment, loan or advance less (i) any return of capital with respect thereto and (ii) the net cash proceeds of any sale of all or any part thereof; provided that the "Unrecovered Amount" of any investment, loan or advance shall not be less than zero.

               "Unutilized Commitment" with respect to any Bank at any time shall mean (i) the sum of (x) such Bank's Tranche 1 Revolving Loan Commitment at such time, if any, and (y) such Bank's Tranche 2 Revolving Loan Commitment at such time, if any, less (ii) the sum of (w) the aggregate outstanding Principal Amount of all Tranche 1 Revolving Loans made by such Bank, (x) such Bank's Tranche 1 Revolving Percentage of the Tranche 1 Letter of Credit Outstandings, (y) the aggregate outstanding Principal Amount of all Tranche 2 Revolving Loans made by such Bank and (z) such Bank's Tranche 2 Revolving Percentage of the Tranche 2 Letter of Credit Outstandings, plus (iii) the Unutilized Term Loan Commitment of such Bank at such time.

               "Unutilized Term Loan Commitment" with respect to any Bank at any time shall mean the sum of (i) the Tranche A-2 Term Loan Commitment of such Bank, if any, plus the Tranche A-3 Term Loan Commitment of such Bank, if any, plus the Tranche B-2 Term Loan Commitment of such Bank, if any, and (ii) at any time from and after the Effective Date but prior to the incurrence of A-1 Term Loans and B-1 Term Loans on the Initial Borrowing Date, the portion of the Tranche A-1 Term Loan Commitment and the B-1 Term Loan Commitment of such Bank available to be incurred on the Initial Borrowing Date pursuant to Section 1.01.

               "VCP IV" shall mean Vestar Capital Partners IV, L.P.

               "Vestar Management Agreement" shall mean the Management Agreement, to be entered into at or prior to the consummation of the Merger substantially in the form previously furnished to the Administrative Agent and filed with the SEC between Holdings and Vestar Capital Partners.

               "Waivable Repayment" shall have the meaning provided in
Section 4.02(l).

               "Warrants" shall mean the warrants issued to acquire the shares of the Holdings Common Stock pursuant to the terms of Merger Agreement.

               "Wholly-Owned Domestic Subsidiary" shall mean any Domestic Subsidiary of the Borrowers that is a Wholly-Owned Subsidiary.

               "Wholly-Owned Foreign Subsidiary" shall mean any Foreign Subsidiary of the Borrowers that is a Wholly-Owned Subsidiary.

               "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock or other equity interests (other than (a) director's qualifying shares and (b) any other shares of equity interests of a Foreign Subsidiary of the Borrowers (not to exceed 5% of such Foreign Subsidiary's total equity interests (determined on a fully diluted basis) required by law to be issued to Persons other than the Borrowers and its Wholly-Owned Subsidiaries)) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time (other than a portion of such equity interest of any Foreign Subsidiary (not to exceed 5% of such Foreign Subsidiary's total equity interest (determined on a fully diluted basis) required by law to be issued to Persons other than the Borrowers and their Wholly-Owned Subsidiaries).

               "Year 2000 Compliant" shall have the meaning provided in
Section 6.27.

               SECTION  11. The Administrative Agent.

               11.01 Appointment. The Banks hereby designate BTCo as the Administrative Agent (for purposes of this Section 11, the term "Administrative Agent" shall include BTCo in its capacity as Administrative Agent and as Collateral Agent pursuant to the Security Documents and any Lending Affiliate of BTCo performing any of the duties or functions of the Administrative Agent hereunder or under any other Credit Document) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

               11.02 Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

               11.03 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holdings and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Holdings and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Holdings and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

               11.04 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Banks; and the Administrative Agent shall not incur liability to any Bank or the holder of any Note by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

               11.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

               11.06 Indemnification. (a) To the extent the Administrative Agent is not reimbursed and indemnified by Holdings and the Borrowers, the Banks will reimburse and indemnify the Administrative Agent, in proportion to their respective "percentages" as used in determining the Required Banks (determined as if there were no Defaulting Banks), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

               (b) The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Credit Document (except actions expressly required to be taken by it hereunder or under the Credit Documents) unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

               11.07 The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans under this Agreement, the Administrative Agent in its individual capacity shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent in its individual capacity may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrowers or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

               11.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

               11.09 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrowers and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

               (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Administrative Agent hereunder and under the other Credit Documents who shall be a Bank, a commercial bank or a trust company in each case reasonably acceptable to the Borrowers.

               (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrowers, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder and under the other Credit Documents until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

               (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any of the Credit Document until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

               11.10 Documentation Agent; Syndication Agent. Nothing in this Agreement shall impose on the Documentation Agent or the Syndication Agent, in each case in such capacity, any duties or obligations.

               SECTION 12. Holdings Guaranty.

               12.01 The Guaranty. In order to induce the Administrative Agent, the Issuing Banks and the Banks to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans and the issuance of the Letters of Credit, Holdings hereby agrees with the Banks as follows:
Holdings hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all indebtedness of the Borrowers to the Guaranteed Creditors under this Agreement and the other Credit Documents and all Interest Rate Protection Agreement or Other Hedging Agreements entered into by a Guaranteed Creditor or a Lending Affiliate of a Guaranteed Creditor. If any or all of the indebtedness of the Borrowers to the Guaranteed Creditors becomes due and payable hereunder or under such other Credit Documents or Interest Rate Protection Agreement or Other Hedging Agreements, Holdings unconditionally promises to pay such indebtedness to the Banks, on demand, together with any and all reasonable out-of-pocket expenses which may be incurred by the Administrative Agent or the Banks in collecting any of the indebtedness. The word "indebtedness" is used in this Section 12 in its most comprehensive sense and means any and all advances, debts, obligations and liabilities of the Borrowers arising in connection with this Agreement or any other Credit Documents or under any Interest Rate Protection Agreement or Other Hedging Agreement with a Guaranteed Creditor or a Lending Affiliate of a Guaranteed Creditor, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrowers may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

               12.02 Bankruptcy. Additionally, Holdings unconditionally and irrevocably guarantees the payment of any and all indebtedness of the Borrowers to the Guaranteed Creditors whether or not due or payable by the Borrowers upon the occurrence of any of the events specified in Section 9.05, and unconditionally and irrevocably promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in the respective Approved Currency.

               12.03 Nature of Liability. The liability of Holdings hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrowers whether executed by Holdings, any other guarantor or by any other party, and the liability of Holdings hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrowers or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Borrowers, or
(c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrowers, or (e) any payment made to any Guaranteed Creditor on the indebtedness which such Guaranteed Creditor repays to the Borrowers pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

               12.04 Guaranty Absolute. No invalidity, irregularity or unenforceability of all or any part of the indebtedness guaranteed hereby or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the indebtedness guaranteed herein.

               12.05 Independent Obligation. The obligations of Holdings hereunder are independent of the obligations of any other guarantor or any Borrower, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor or any Borrower and whether or not any other guarantor or any Borrower be joined in any such action or actions. Holdings waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to such Borrower shall operate to toll the statute of limitations as to Holdings.

               12.06 Authorization. Holdings authorizes the Guaranteed Creditors without notice or demand, and without affecting or impairing its liability hereunder, from time to time to:

               (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the indebtedness (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the indebtedness as so changed, extended, renewed or altered;

               (b) take and hold security for the payment of the indebtedness and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the indebtedness or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

               (c) exercise or refrain from exercising any rights against any Borrower or others or otherwise act or refrain from acting;

               (d) release or substitute any one or more endorsers, guarantors, any Borrower or other obligors;

               (e) settle or compromise any of the indebtedness, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower to its creditors other than the Guaranteed Creditors;

               (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Borrower to the Guaranteed Creditors regardless of what liability or liabilities of Holdings or the Borrowers remain unpaid;

               (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

               (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings from its liabilities under this Section 12.

               12.07 Reliance. It is not necessary for any Guaranteed Creditors to inquire into the capacity or powers of the Borrowers or their Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

               12.08 Subordination. Any indebtedness of any Borrower now or hereafter held by Holdings is hereby subordinated to the indebtedness of such Borrower to the Administrative Agent and the Banks; and such indebtedness of the Borrowers to Holdings, if the Administrative Agent (at the direction of the Required Banks), after an Event of Default has occurred, so requests, shall be collected, enforced and received by Holdings as trustee for the Guaranteed Creditors and be paid over to the Guaranteed Creditors on account of the indebtedness of such Borrower to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Guaranty. Prior to the transfer by Holdings of any note or negotiable instrument evidencing any indebtedness of any Borrower to Holdings, Holdings shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

               12.09 Waivers. (a) Holdings waives any right to require any Guaranteed Creditors to (i) proceed against any Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Holdings waives any defense based on or arising out of any defense of any Borrower, any other guarantor or any other party other than payment in full of the indebtedness, including, without limitation, any defense based on or arising out of the disability of any Borrower, any other guarantor or any other party, or the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than to the extent of payment in full of the indebtedness. The Guaranteed Creditors may, in accordance with the Credit Documents, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against any Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the indebtedness has been paid. Holdings waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against any Borrower or any other party or any security.

               (b) Except as otherwise specifically required hereunder, Holdings waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Holdings assumes all responsibility for being and keeping itself informed of each Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of non-payment of the indebtedness and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise Holdings of information known to them regarding such circumstances or risks.

               Holdings warrants and agrees that each of the waivers set forth above in this Section 12.09 is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

               12.10 Guaranty Continuing. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Guaranteed Creditors in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Guaranteed Creditors or any subsequent holder of a Note, or issuer of, or participant in, a Letter of Credit would otherwise have. No notice to or demand on Holdings in any case shall entitle Holdings to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Guaranteed Creditors or any holder, creator or purchaser to any other or further action in any circumstances without notice or demand.

               12.11 Binding Nature of Guaranties. This Guaranty shall be binding upon Holdings and its successors and assigns and shall inure to the benefit of the Guaranteed Creditors and their successors and assigns.

               12.12 Judgments Binding. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the indebtedness and such Guaranteed Creditor repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property, or (b) any settlement or compromise of any such claim effected by such Guaranteed Creditor with any such claimant (including any Borrower) then and in such event Holdings agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Holdings, notwithstanding any revocation hereof or the cancellation of any Note, or other instrument evidencing any liability of any Borrower, and Holdings shall be and remain liable to the Guaranteed Creditors hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

               SECTION 13. GWR Guaranty.

               13.01 The Guaranty. In order to induce the Administrative Agent, the Issuing Banks and the Banks to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by GWR from the proceeds of the Loans and the issuance of the Letters of Credit, GWR hereby agrees with the Banks as follows: GWR hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all indebtedness of the Borrowers (other than GWR) to the Guaranteed Creditors under this Agreement and the other Credit Documents and all Interest Rate Protection Agreement or Other Hedging Agreements entered into by a Guaranteed Creditor or a Lending Affiliate of a Guaranteed Creditor. If any or all of the indebtedness of the Borrowers (other than GWR) to the Guaranteed Creditors becomes due and payable hereunder or under such other Credit Documents or Interest Rate Protection Agreement or Other Hedging Agreements, GWR unconditionally promises to pay such indebtedness to the Banks, on demand, together with any and all reasonable out-of-pocket expenses which may be incurred by the Administrative Agent or the Banks in collecting any of the indebtedness. The word "indebtedness" is used in this Section 13 in its most comprehensive sense and means any and all advances, debts, obligations and liabilities of the Borrowers arising in connection with this Agreement or any other Credit Documents or under any Interest Rate Protection Agreement or Other Hedging Agreement with a Guaranteed Creditor or a Lending Affiliate of a Guaranteed Creditor, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

               13.02 Bankruptcy. Additionally, GWR unconditionally and irrevocably guarantees the payment of any and all indebtedness of to the Guaranteed Creditors whether or not due or payable by upon the occurrence of any of the events specified in Section 9.05, and unconditionally and irrevocably promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in the respective Approved Currency.

               13.03 Nature of Liability. The liability of GWR hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrowers whether executed by GWR, any other guarantor or by any other party, and the liability of GWR hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrowers or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Borrowers, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrowers, or (e) any payment made to any Guaranteed Creditor on the indebtedness which such Guaranteed Creditor repays to the pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and GWR waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

               13.04 Guaranty Absolute. No invalidity, irregularity or unenforceability of all or any part of the indebtedness guaranteed hereby or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the indebtedness guaranteed herein.

               13.05 Independent Obligation. The obligations of GWR hereunder are independent of the obligations of any other guarantor or Borrower, and a separate action or actions may be brought and prosecuted against GWR whether or not action is brought against any other guarantor or Borrower and whether or not any other guarantor or Borrower be joined in any such action or actions. GWR waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to such Borrower shall operate to toll the statute of limitations as to GWR.

               13.06 Authorization. GWR authorizes the Guaranteed Creditors without notice or demand, and without affecting or impairing its liability hereunder, from time to time to:

               (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the indebtedness (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the indebtedness as so changed, extended, renewed or altered;

               (b) take and hold security for the payment of the indebtedness and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the indebtedness or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

               (c) exercise or refrain from exercising any rights against the Borrowers or others or otherwise act or refrain from acting;

               (d) release or substitute any one or more endorsers, guarantors, Borrowers or other obligors;

               (e) settle or compromise any of the indebtedness, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower to its creditors other than the Guaranteed Creditors;

               (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Borrowers remain unpaid;

               (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

               (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of GWR from its liabilities under this Section 13.

               13.07 Reliance. It is not necessary for any Guaranteed Creditors to inquire into the capacity or powers of the Borrowers or their Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

               13.08 Subordination. Any indebtedness of the Borrowers (other than GWR) now or hereafter held by GWR is hereby subordinated to the indebtedness of such Borrowers to the Administrative Agent and the Banks; and such indebtedness of the Borrowers (other than GWR) to GWR, if the Administrative Agent (at the direction of the Required Banks), after an Event of Default has occurred, so requests, shall be collected, enforced and received by GWR as trustee for the Guaranteed Creditors and be paid over to the Guaranteed Creditors on account of the indebtedness of the Borrowers to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of GWR under the other provisions of this Guaranty. Prior to the transfer by GWR of any note or negotiable instrument evidencing any indebtedness of the Borrowers (other than GWR) to GWR, GWR shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

               13.09 Waivers. (a) GWR waives any right to require any Guaranteed Creditors to (i) proceed against any Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. GWR waives any defense based on or arising out of any defense of any Borrower, any other guarantor or any other party other than payment in full of the indebtedness, including, without limitation, any defense based on or arising out of the disability of any Borrower, any other guarantor or any other party, or the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than to the extent of payment in full of the indebtedness. The Guaranteed Creditors may, in accordance with the Credit Documents, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against any Borrower or any other party, or any security, without affecting or impairing in any way the liability of GWR hereunder except to the extent the indebtedness has been paid. GWR waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of GWR against any Borrower or any other party or any security.

               (b) Except as otherwise specifically required hereunder, GWR waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. GWR assumes all responsibility for being and keeping itself informed of each Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of non-payment of the indebtedness and the nature, scope and extent of the risks which GWR assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise GWR of information known to them regarding such circumstances or risks.

               GWR warrants and agrees that each of the waivers set forth above in this Section 13.09 is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

               13.10 Guaranty Continuing. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Guaranteed Creditors in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Guaranteed Creditors or any subsequent holder of a Note, or issuer of, or participant in, a Letter of Credit would otherwise have. No notice to or demand on GWR in any case shall entitle GWR to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Guaranteed Creditors or any holder, creator or purchaser to any other or further action in any circumstances without notice or demand.

               13.11 Binding Nature of Guaranties. This Guaranty shall be binding upon GWR and its successors and assigns and shall inure to the benefit of the Guaranteed Creditors and their successors and assigns.

               13.12 Judgments Binding. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the indebtedness and such Guaranteed Creditor repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property, or (b) any settlement or compromise of any such claim effected by such Guaranteed Creditor with any such claimant (including the Borrowers) then and in such event GWR agrees that any such judgment, decree, order, settlement or compromise shall be binding upon GWR, notwithstanding any revocation hereof or the cancellation of any Note, or other instrument evidencing any liability of the Borrowers, and GWR shall be and remain liable to the Guaranteed Creditors hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

               SECTION 14. Miscellaneous.

               14.01 Payment of Expenses, etc. Each of Holdings and the Borrowers, jointly and severally, agree to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the (A) Administrative Agent (for purposes of this Section 14.01, the term "Administrative Agent" shall include BTCo in its capacity as Collateral Agent pursuant to the Security Documents) (including, without limitation, the reasonable fees and disbursements of White & Case LLP and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and (B) Administrative Agent (including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent) in connection with any amendment, waiver or consent relating hereto or thereto, and the determination of compliance or non-compliance by Holdings and its Subsidiaries with the provisions hereof or thereof, including, without limitation, with respect to Permitted Acquisitions, (C) Administrative Agent in connection with its syndication efforts with respect to this Agreement (including, without limitation, the reasonable fees and disbursements of White & Case LLP) and (D) Administrative Agent, each Issuing Bank and each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the execution, delivery or enforcement of this Agreement or any other Credit Document or any document or instrument referred to therein or herein and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) defend, protect, indemnify and hold harmless the Administrative Agent, each Issuing Bank, each Bank and each of their respective Affiliates, and each of their respective officers, directors, employees, representatives, attorneys and Administrative Agents (collectively called the "Indemnitees") from and against any and all liabilities, obligations (including removal or remedial actions), losses, damages (including foreseeable and unforeseeable consequential damages and punitive damages), penalties, claims, actions, judgments, suits, reasonable out-of-pocket costs, expenses and disbursements (including reasonable attorneys' and consultants fees and disbursements) of any kind or nature whatsoever that may at any time be incurred by, imposed on or assessed against the Indemnitees directly or indirectly based on, or arising or resulting from, or in any way related to, or by reason of (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent, the Collateral Agent or any Bank is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among the Administrative Agent, the Collateral Agent, any Bank, any Borrower or any third person or otherwise) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Transaction) or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents; (b) any non-compliance of any Environmental Law relating to any Real Property at any time owned or operated by Holdings or any of its Subsidiaries; (c) the actual or alleged generation, presence or Release of Hazardous Materials on or from, or the transportation of Hazardous Materials to or from, any Real Property owned or at any time operated by Holdings or any of its Subsidiaries; (d) any Environmental Claim relating to Holdings or any of its Subsidiaries or any Real Property owned or at any time operated by Holdings or any of its Subsidiaries; (e) the exercise of the rights of the Administrative Agent and of any Bank under any of the provisions of this Agreement or any other Credit Document or any Letter of Credit or any Loans hereunder; or (f) the consummation of any transaction contemplated herein (including, without limitation, the Transaction) or in any other Credit Document (clauses (a) through (f), collectively, the "Indemnified Matters") regardless of when such Indemnified Matter arises; but excluding any such Indemnified Matter to the extent based on the gross negligence or willful misconduct of any Indemnitee.

               14.02 Right of Setoff. (a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of each Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to
Section 14.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

               (b) Notwithstanding the foregoing subsection (a), at any time that the Loans or any other Obligation shall be secured by real property located in California, no Bank or the Administrative Agent shall exercise a right of setoff, lien or counterclaim or take any court or administrative action or institute any proceeding to enforce any provision of this Agreement or any Note unless it is taken with the consent of the Required Banks or, to the extent required by Section 14.12 of this Agreement, all of the Banks, or approved in writing by the Administrative Agent, if such setoff or action or proceeding would or might (pursuant to California Code of Civil Procedure Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure or Section 2924 of the California Civil Code, if applicable, or otherwise) affect or impair the validity, priority, or enforceability of the Liens granted to the Collateral Agent pursuant to the Security Documents or the enforceability of the Notes and other obligations hereunder, and any attempted exercise by any Bank or the Administrative Agent of any such right without obtaining such consent of the Required Banks or the Administrative Agent shall be null and void. This subsection (b) shall be solely for the benefit of each of the Banks and the Administrative Agent hereunder.

               14.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed, telecopied or delivered: if to Holdings or any Borrower, at its address specified opposite its signature below; if to any Bank, at its address specified on
Schedule II; and if to the Administrative Agent, at its Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to each Borrower and the Administrative Agent. All such notices and communications shall, when mailed, facsimiled or sent by overnight courier, be effective three Business Days after deposited in the mails, certified, return receipt requested, one day following delivery to an overnight courier, as the case may be, or when sent by facsimile device, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

               14.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Credit Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of all of the Banks; and provided further, that although any Bank may grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments or Loans hereunder except as provided in Section 14.04(b)) and the participant shall not constitute a "Bank" hereunder; and provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the Commitments in which such participant is participating over the amount thereof then in effect (it being understood that a waiver of any conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment or of a mandatory prepayment shall not constitute an increase of the Commitment in which any participant is participating, that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment in which any participant is participating, and that an increase in any Commitment shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (in each case except as expressly provided in the Credit Documents), or any Guarantor or Guaranty (in each case except as expressly provided in the relevant Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Bank had not sold such participation.

               (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its (and related outstanding Obligations hereunder) and/or its outstanding Term Loans to (i) its parent company and/or any Lending Affiliate of such Bank or to one or more Banks or (ii) in the case of any Bank that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of such Bank or by a Lending Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Commitment (and related outstanding Obligations hereunder) and/or outstanding principal amount of Term Loans to one or more Eligible Transferees (treating (x) any fund that invests in bank loans and (y) any other fund that invests in bank loans and is managed by the same investment advisor as such fund or by a Lending Affiliate of such investment advisor, as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement substantially in the form of Exhibit L, provided that (i) no Bank may assign all or any part of its Tranche 2 Revolving Loan Commitment and/or its A-2 Term Loans, B-2 Term Loans or Tranche 2 Revolving Loans except to an institution organized under the laws of the Federal Republic of Germany or an institution not organized under the laws of the Federal Republic of Germany which shall fund such Loans from a branch in the Federal Republic of Germany, (ii) at such time
Schedule I shall be deemed modified to reflect the Commitment and/or outstanding Term Loans, as the case may be, of such new Bank and of the existing Banks, (iii) if requested by the assigning Bank or the assignee Bank, upon surrender of the old Notes (with the old Notes of the assigning Bank to be marked "Canceled") (or the furnishing of a standard indemnity letter from the respective assigning Bank in respect of any lost Notes reasonably acceptable to Holdings), new Notes will be issued, at the applicable Borrower's expense, to such new Bank and to the assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Term Loans, as the case may be, (iv) the consent of the Administrative Agent and, so long as no Event of Default exists, the Borrowers shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) of this Section 14.04(b) (which consent, in each case, shall not be unreasonably withheld or delayed), (v) the consent of each Issuing Bank shall be required in connection with any assignment of Tranche 1 Revolving Loan Commitments or Tranche 2 Revolving Loan Commitments pursuant to clause (y) of this Section 14.04(b) (which consent shall not be unreasonably withheld or delayed) and
(vi) the Administrative Agent shall receive at the time of each assignment, from the assigning or assignee Bank, the payment of a non- refundable assignment fee of $3,500 and, provided further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 14.14. To the extent of any assignment pursuant to this Section 14.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments and/or outstanding Term Loans. At the time of each assignment pursuant to this
Section 14.04(b) to a Person which is not already a Bank hereunder, the respective assignee Bank shall provide to the Borrowers and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Tranche 1 Revolving Loan Commitments, Tranche 2 Revolving Loan Commitment and outstanding Obligations pursuant to Section 1.13 or this Section 14.04(b) would, due to circumstances existing at the time of such assignment, result in increased costs under Section 1.10, 1.11, 2.05 or
4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment). Notwithstanding anything to the contrary contained above, at any time after the termination of the Total Revolving Loan Commitment, if any Revolving Loans or Letters of Credit remain outstanding, assignments may be made as provided above, except that the respective assignment shall be of a portion of the outstanding Tranche 1 Revolving Loans or Tranche 2 Revolving Loans of the respective Tranche 1 RC Bank or Tranche 2 RC Bank, as the case may be.

               (c) Nothing in this Agreement shall prevent or prohibit any Bank or BTCo from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Bank which is a fund may pledge all or any portion of its Notes or Loans to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Bank from any of its obligations hereunder.

               14.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between Holdings or the Borrowers or any other Credit Party and the Administrative Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

               14.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

               (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Fees or other Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

               14.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Holdings or the Borrowers to the Banks; it being understood and agreed that notes may be absent in the interim financial statements). In addition, except as otherwise specifically provided herein, all computations determining compliance with Sections 4.02 and 8, including definitions used therein, shall utilize accounting principles and policies in effect from time to time; provided that if any such accounting principle or policy shall change after the Effective Date, the Borrowers shall give prompt notice thereof to the Administrative Agent and each of the Banks and if within 90 days following such notice the Borrowers, the Administrative Agent or the Required Banks shall elect by giving written notice of such election to the other parties hereto, such computations shall not give effect to such change unless and until this Agreement shall be amended pursuant to Section 14.12 to give effect to such change. Notwithstanding the foregoing, to the extent expressly required pursuant to the provisions of this Agreement, certain calculations shall be made on a Pro Forma Basis.

               (b) All computations of interest and Fees hereunder shall be made on the basis of a year of 360 days (365-366 days in the case of interest on (i) Base Rate Loans maintained at the Prime Lending Rate and
(ii) Euro Rate Loans denominated in Pounds Sterling) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable.

               (c) Except as provided in Section 14.07(d), for purposes of this Agreement, the Dollar Equivalent of each Loan that is an Alternate Currency Loan and each Letter of Credit denominated in an Alternate Currency shall be calculated on the date when any such Loan is made or Letter of Credit is issued, on the second Business Day of each month and at such other times as designated by the Administrative Agent at any time when an Event of Default exists. Such Dollar Equivalent shall remain in effect until the same is recalculated by the Administrative Agent as provided above and notice of such recalculation is received by the Borrowers, it being understood that until such notice is received, the Dollar Equivalent shall be that Dollar Equivalent as last reported to the Borrowers by the Administrative Agent. The Administrative Agent shall promptly notify the Borrowers and the Banks of each such determination of the Dollar Equivalent.

               (d) For purposes of determining (i) each Borrower's obligation to reimburse in Dollars a Drawing under a Letter of Credit denominated in an Alternate Currency (and each Participant's obligation to fund its Participation with respect to any such Letter of Credit) and (ii) each Borrower's obligation to pay Tranche 1 Letter of Credit Fees, Tranche 2 Letter of Credit Fees and Facing Fees with respect to Letters of Credit denominated in an Alternate Currency, such determinations shall be made by converting the amount of the respective Unpaid Drawing or the amount of the respective Fees, as the case may be, into dollars based on the Dollar Equivalent thereof on the date on which the Drawing occurs or the respective Fees are payable.

               14.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the Courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this agreement, each of Holdings and the Borrowers hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid Courts. Each Credit Party hereby further irrevocably waives any claim that such courts lack jurisdiction over such Credit Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Credit Party. Each of Holdings and each Borrowers irrevocably consents to the service of process out of any of the aforementioned Courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Holdings or such Borrower at its address set forth opposite its signatures below, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Administrative Agent under this Agreement, any Bank or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

               (b) Each of Holdings and each Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other credit document brought in the Courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such Court that any such action or proceeding brought in any such Court has been brought in an inconvenient forum.

               (c) Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.

               14.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Holdings and the Administrative Agent.

               14.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which Holdings, each Borrower and each of the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written or facsimile transmission notice (actually received) in accordance with
Section 14.03 at such office that the same has been signed and mailed to it.

               14.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

               14.12 Amendment or Waiver. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks; provided that no such change, waiver, discharge or termination shall, without the consent of each Bank directly affected thereby: (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit or Unpaid Drawing beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof; (ii) release all or substantially all of the Collateral (except as expressly provided in the relevant Credit Documents) or any Guarantor or Guaranty (in each case except as expressly provided in the relevant Credit Documents); (iii) amend, modify or waive any provision of Section 14.06 or this Section 14.12; (iv) reduce the percentage specified in, or otherwise modify, the definition of Required Banks (it being understood that, with the consent of the Required Banks, extensions of credit pursuant to this Agreement in addition to those set forth in or contemplated by this Agreement on the Effective Date may be included in the determination of the Required Banks on substantially the same basis as the extensions of Term Loans, Tranche 1 Revolving Loan Commitments and Tranche 2 Revolving Loan Commitments are included on the Effective Date); or (v) consent to the assignment or transfer by Holdings or any Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall: (1) increase the Commitments of any Bank over the amount thereof then in effect (it being understood that a waiver of any conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment or of a mandatory prepayment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank) without the consent of such Bank; (2) without the consent of each Issuing Bank, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit; (3) without the consent of each Agent, amend, modify or waive any provision of Section 11 or any other provision relating to the rights or obligations of such Agent; (4) without the consent of the Collateral Agent, amend, modify or waive any provision of Section 11 or any other provision relating to the rights or obligations of the Collateral Agent; (5) without the consent of the Majority Banks of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Majority Banks of each Tranche in the case of an amendment to the definition of Majority Banks), amend the definition of Majority Banks or alter the required application of any prepayments or repayments (or commitment reductions), as between the various Tranches, pursuant to
Section 4.01 or 4.02 (excluding Sections 4.02(b) and (c)) (although the Required Banks may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered) or (6) without the consent of the Majority Banks of the respective Tranche, amend, modify or waive any Scheduled Repayment of such Tranche.

               (b) If, in connection with any proposed change, waiver, discharge or termination with respect to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 14.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrowers shall have the right to replace each such non-consenting Bank or Banks (so long as all non-consenting Banks are so replaced) with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each Replacement Bank consents to the proposed change, waiver, discharge or termination, provided that the Borrowers shall not have the right to replace a Bank solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 14.12(a).

               (c) Notwithstanding anything to the contrary contained above in this Section 14.12, the Collateral Agent may (i) enter into amendments to the Subsidiary Guaranty and the Security Documents for the purpose of adding additional Subsidiaries of Holdings (or other Credit Parties) as parties thereto and (ii) enter into security documents to satisfy the requirements of Sections 7.11 and 7.14, in each case without the consent of the Required Banks.

               14.13 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 14.13, each Bank agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrowers (other than to its employees, auditors, advisors or counsel or to another Bank if such Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 14.13 to the same extent as such Bank) any information with respect to Holdings or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Borrowers to the Banks in writing as confidential or would customarily be treated as confidential in banking practice, provided that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to the Administrative Agent or the Collateral Agent and (f) to any prospective or actual transferee or participant (or its investment advisor) in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Bank, provided that such prospective transferee agrees to maintain the confidentiality contained in this Section.

               (b) Each of Holdings and the Borrowers hereby acknowledges and agrees that each Bank may share with any of its Lending Affiliates any information related to Holdings or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Holdings, the Borrowers and their Subsidiaries, provided such Persons shall be subject to the provisions of this Section
14.13 to the same extent as such Bank).

               14.14 Register. Each Borrower hereby designates the Administrative Agent to serve as such Borrower's agent, solely for purposes of this Section 14.14, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation, shall not affect the respective Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of the assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 14.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of the assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. Each Borrower jointly and severally agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 14.14 other than those resulting from the Administrative Agent's willful misconduct or gross negligence.

               14.15 Judgment Currency. (a) Each Borrower's obligations hereunder and under the other Credit Documents to make payments in the applicable Approved Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Bank of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Bank under this Agreement or the other Credit Documents. If, for the purpose of obtaining or enforcing judgment against any Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the Relevant Currency Equivalent, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

               (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

               (c) For purposes of determining the Relevant Currency Equivalent or any other rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

               14.16 Euro. (a) If at any time that a Foreign Currency Loan is outstanding, the relevant Approved Currency is replaced as the lawful currency of the country that issued such Approved Currency (the "Issuing Country") by the Euro so that all payments are to be made in the Issuing Country in Euros and not in the Approved Currency previously the lawful currency of such country, then such Foreign Currency Loan shall be automatically converted into a Loan denominated in Euros in a principal amount equal to the amount of Euros into which the principal amount of such Foreign Currency Loan would be converted pursuant to the EMU Legislation and thereafter no further Loans will be available in such Approved Currency, with the basis of accrual of interest, notices requirements and payment offices with respect to such converted Loans to be that consistent with the convention and practices in the Euro-zone interbank market for Euro denominated loans.

               (b) The applicable Borrowers shall from time to time, at the request of any Bank, pay to such Bank the amount of any losses, damages, liabilities, claims, reduction in yield, additional expense, increased cost, reduction in any amount payable, reduction in the effective return of its capital, the decrease or delay in the payment of interest or any other return forgone by such Bank or its affiliates as a result of the tax or currency exchange resulting from the introduction, changeover to or operation of the Euro in any applicable nation or eurocurrency market.

               14.17 Special Provisions Regarding Pledges of Equity Interests in, and Promissory Notes Owed by, Persons Not Organized in the United States, Germany and the United Kingdom. The parties hereto acknowledge and agree that the provisions of the various Security Documents executed and delivered by the Credit Parties require that, among other things, all promissory notes executed by, and all (or 65%, as the case may be) of the capital stock and other equity interests in, various Persons owned by the respective Credit Party be pledged, and delivered for pledge, pursuant to the Security Documents. The parties hereto further acknowledge and agree that each Credit Party shall be required to take all actions under the laws of the United States, Germany and the United Kingdom (the "Qualified Jurisdictions"), as applicable, to perfect the security interests in the capital stock and other equity interests of, and promissory notes issued by, any Person organized under the laws of said jurisdictions (in each case, to the extent said capital stock, other equity interests or promissory notes are owned by any Credit Party). Except as provided in the immediately preceding sentence, to the extent any Security Document requires or provides for the pledge of promissory notes issued by, or capital stock or other equity interests in, any Person organized under the laws of a jurisdiction other than those specified in the immediately preceding sentence, it is acknowledged that, as of the Initial Borrowing Date, no actions have been required to be taken to perfect, under U.S. or any local law of the jurisdiction of the Person who issued the respective promissory notes or whose capital stock or other equity interests are pledged, under the Security Documents. The Credit Parties hereby agree that, following any request by the Administrative Agent or Required Banks to do so in respect to any such asset that is material, each Credit Agreement Party shall, and shall cause its Subsidiaries to, take such actions (including, without limitation, the making of any filings and the delivery of appropriate legal opinions) under U.S. law or the local law of any jurisdiction with respect to which such actions have not already been taken as are determined by the Administrative Agent or Required Lenders to be necessary or desirable in order to fully perfect, preserve or protect the security interests in such assets granted pursuant to the various Security Documents under the laws of such jurisdictions. If requested to do so pursuant to this Section 14.17, all such actions shall be taken in accordance with the provisions of this Section 14.17 as promptly as practicable. All conditions and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing and so that same are not violated by reason of the failure to take actions under U.S. or local law (but only with respect to capital stock of, other equity interests in, and promissory notes issued by, Persons organized under laws of jurisdictions other than Qualified Jurisdictions) not required to be taken in accordance with the provisions of this Section 14.17, provided that to the extent any representation or warranty would not be true because the foregoing actions were not taken, the respective representation of warranties shall be required to be true and correct in all material respects at such time as the respective action is required to be taken in accordance with the foregoing provisions of this Section 14.17.

               14.18 Representations and Covenants of German Banks. (a) Each German Bank shall provide to GGH, within the first quarter of each calendar year, a duly executed German Tax Certificate. The obligation to provide a German Tax Certificate shall continue until the end of the calendar year following the year in which all German Loans are repaid in full and the Total Tranche 2 Revolving Loan Commitment is terminated or, if earlier, the date on which the German Bank transfers by assignment and assumption all of its rights, benefits and obligations with respect to all German Loans under the Credit Documents pursuant to Section 14.04(b).

               (b) Each German Bank confirms to GGH that it satisfies the criteria set out in the German Tax Certificate.

               (c) Notwithstanding anything to the contrary contained in this Agreement (including, without limitation, in Section 1.01, Section
1.12 or in the definition of German Bank), some or all of the German Loans will be made by, and Letters of Credit may be issued for the account of GGH by, Deutsche Bank Luxembourg S.A. Deutsche Bank Luxembourg S.A. hereby covenants and agrees that (i) no later than April 30, 2000 all German Loans made by it, and its Tranche 2 Revolving Loan Commitment, will be assigned to one or more lending institutions which satisfy the requirements contained in the definition of German Bank and this Section 14.18 and (ii) Letters of Credit issued after April 30, 2000 for the account of GGH, to the extent issued by any Lending Affiliate of BTCo, shall be issued by a Lending Affiliate which is a lending institution which satisfies the requirements contained in the definition of German Bank and this Section 14.18.


                                   * * *


               IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:
-------


1000 University Avenue                 GLEASON CORPORATION
P.O. Box 22970
Rochester, NY  14692                      /s/Edward J. Pelta
Telephone No.:  (716) 473-1000         By:-------------------------
Telecopy No.:  (716) 473-1688          Title: Vice President, General
Attention:  John J. Perrotti                  Counsel and Secretary

with a copy to:
Vestar Capital Partners IV, L.P.
245 Park Avenue, 41st Floor
New York, NY  10167
Telephone No.:  (212) 351-1600
Telecopy No.:  (212)  808-4922
Attention:  Sander M. Levy


1000 University Avenue                 GLEASON WORKS
P.O. Box 22970
Rochester, NY  14692
Telephone No.:  (716) 473-1000            /s/Edward J. Pelta
Telecopy No.:  (716) 473-1688          By:-------------------------
Attention:  John J. Perrotti           Title: Vice President, General
                                              Counsel and Secretary
with a copy to:
Vestar Capital Partners IV, L.P.
245 Park Avenue, 41st Floor
New York, NY  10167
Telephone No.:  (212) 351-1600
Telecopy No.:  (212)  808-4922
Attention:  Sander M. Levy

1000 University Avenue                 GLEASON GERMANY (HOLDINGS) GmbH
P.O. Box 22970
Rochester, NY  14692
Telephone No.:  (716) 473-1000            /s/Eugen Gunther
Telecopy No.:  (716) 473-1688          By:-------------------------
Attention:  John J. Perrotti           Title: Managing Director

with a copy to:
Vestar Capital Partners IV, L.P.
245 Park Avenue, 41st Floor
New York, NY  10167
Telephone No.:  (212) 351-1600
Telecopy No.:  (212)  808-4922
Attention:  Sander M. Levy


1000 University Avenue                 GLEASON WORKS (HOLDINGS) LIMITED
P.O. Box 22970
Rochester, NY  14692
Telephone No.:  (716) 473-1000            /s/Edward J. Pelta
Telecopy No.:  (716) 473-1688          By:-------------------------
Attention:  John J. Perrotti           Title: Director and Secretary

with a copy to:
Vestar Capital Partners IV, L.P.
245 Park Avenue, 41st Floor
New York, NY  10167
Telephone No.:  (212) 351-1600
Telecopy No.:  (212)  808-4922
Attention:  Sander M. Levy




1000 University Avenue                 GLEASON INTERNATIONAL MARKETING
P.O. Box 22970                         CORPORATION
Rochester, NY  14692
Telephone No.:  (716) 473-1000
Telecopy No.:  (716) 473-1688             /s/Edward J. Pelta
Attention:  John J. Perrotti           By:-------------------------
                                       Title: Secretary and Treasurer
with a copy to:
Vestar Capital Partners IV, L.P.
245 Park Avenue, 41st Floor
New York, NY  10167
Telephone No.:  (212) 351-1600
Telecopy No.:  (212)  808-4922
Attention:  Sander M. Levy



                                       BANKERS TRUST COMPANY,
                                       Individually and as Administrative Agent


                                          /s/Susan L. LeFevre
                                       By:-------------------------
                                       Title: Director


                                       DEUTSCHE BANK LUXEMBOURG S.A.,
                                       Individually and as Administrative Agent


                                          /s/Michael Groth
                                       By:-------------------------
                                       Title: Managing Director

                                          /s/Christoph Guntzer
                                       By:-------------------------
                                       Title: Vice President




                                       THE BANK OF NOVA SCOTIA
                                       Individually and as Syndication Agent


                                          /s/Todd S. Meller
                                       By:-------------------------
                                       Name: Todd S. Meller
                                       Title:Managing Director



                                       FLEET NATIONAL BANK


                                          /s/Thomas J. Flanagan
                                       By:-------------------------
                                       Name: Thomas J. Flanagan
                                       Title:Senior Vice Presiden



                                       FIRST UNION NATIONAL BANK


                                          /s/Andrew Payne
                                       By:-------------------------
                                       Name: Andrew Payne
                                       Title:Vice President


                                       BANK POLSKA KASA OPLEKI S.A.,
                                       New York Branch


                                          /s/Hussein B. El-Tawil
                                       By:-------------------------
                                       Name:  Hussein B. El-Tawil
                                       Title: Vice President



                                       MANUFACTURERS & TRADERS TRUST COMPANY


                                          /s/William E. Holston
                                       By:-------------------------
                                       Name:  William E. Holston
                                       Title: Vice President